UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2005

American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 242-7700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 6, 2005, we filed a Form 8-K under Item 2.01 to report the completion of the acquisitions of Panaco, Inc., a membership interest in NEG Holding LLC and securities of GB Holdings, Inc. and Atlantic Coast Entertainment Holdings, Inc. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, we stated that we would file the required financial information by amendment, as permitted by Item 9.01. This Form 8-K amendment is being filed to provide the financial statements of NEG Holding LLC, Panaco, Inc., GB Holdings, Inc. and Atlantic Coast Entertainment Holdings, Inc. and pro forma financial data for American Real Estate Partners, L.P.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The following financial statements of NEG Holding LLC, Panaco, Inc., GB Holdings, Inc. and Atlantic Coast Entertainment Holdings, Inc. are filed on the pages listed below.

Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (unaudited)	F-56
Notes to Financial Statements for the three months ended March 31, 2005 and 2004 (unaudited)	F-57
GB Holdings, Inc. and Subsidiaries
Report of Independent Registered Public Accounting Firm	F-63
Consolidated Balance Sheets as of December 31, 2004 and 2003	F-64
Consolidated Statement of Operations for the years ended December 31, 2004, 2003 and 2002	F-65
Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2004, 2003 and 2002	F-66
Consolidated Statements of Cash Flows for the years ended December 31, 2004 2003 and 2002	F-67
Notes to Consolidated Financial Statements	F-68
Schedule II: Valuation and Qualifying Accounts	F-83
Condensed Consolidated Balance Sheets as of March 31, 0205 (unaudited) and December 31, 2004	F-84
Condensed Consolidated Statements of Operations for the three months ended March 31, 2005 and 2004 (unaudited)	F-85
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (unaudited)	F-86
Notes to Condensed Consolidated Financial Statements	F-87
Atlantic Coast Entertainment Holdings, Inc. and Subsidiary
Report of Independent Registered Public Accounting Firm	F-90
Combined Balance Sheets (Restated) as of December 31, 2004 and 2003	F-91
Combined Statements of Operations (Restated) for the Years Ended December 31, 2004, 2003 and 2002	F-92
Combined Statements of Shareholder’s Equity (Restated) for the Years Ended December 31, 2004, 2003 and 2002	F-93
Combined Statements of Cash Flows (Restated) for the Year Ended December 31, 2004, 2003 and 2002	F-94
Notes to Combined Financial Statements	F-95
Condensed Combined Balance Sheets as of March 31, 2005 (unaudited) and December 31, 2004 (Restated)	F-111
Condensed Combined Statements of Operations for the three months ended March 31, 2005 and 2004 (Restated)(unaudited)	F-112
Condensed Combined Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (Restated)(unaudited)	F-113
Notes to Condensed Combined Financial Statements	F-114

(b) Pro forma financial information.

The following required pro forma financial data are filed on the pages listed below.

Unaudited Pro Forma Consolidated Financial Data for American Real Estate Partners, L.P. and Subsidiaries	A-1
Pro Forma Condensed Consolidated Balance Sheet at March 31, 2005	A-2
Pro Forma Condensed Consolidated Statement of Earnings for the three months ended March 31, 2005	A-4

Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 2004	A-6
Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 2003	A-7
Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 2002	A-8
Notes to Unaudited Pro Forma Condensed Consolidated Financial Data	A-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Members
NEG Holding LLC:
      We have audited the accompanying consolidated balance sheet of NEG Holding LLC (“the Company”) and subsidiaries as of December 31, 2004, and the related consolidated statement of operations, members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEG Holding LLC and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Houston, Texas
March 4, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Members
NEG Holding LLC:
      We have audited the accompanying consolidated balance sheet of NEG Holding LLC (“the Company”) and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, members’ equity and cash flows for each of the years in the two-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEG Holding LLC and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.
      As discussed in Note 8 to the consolidated financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations.

/s/ KPMG LLP
Dallas, Texas
March 12, 2004

NEG HOLDING LLC
CONSOLIDATED BALANCE SHEETS

	December 31,

	2004	2003

ASSETS
Current assets:
Cash and cash equivalents	$882,841	$15,401,433
Accounts receivable — oil and natural gas sales	18,220,105	13,214,537
Accounts receivable — joint interest and other (net of allowance of $104,000 in 2004 & 2003)	495,272	485,083
Notes receivable — other (net of allowance of $790,000 in 2004)	489,389	1,220,960
Derivative broker deposit	—	1,700,000
Drilling prepayments	858,114	1,106,871
Other	2,200,156	286,399

Total current assets	23,145,877	33,415,283

Oil and natural gas properties, at cost (full cost method):
Subject to ceiling limitation	573,069,515	507,250,803
Accumulated depreciation, depletion, and amortization	(343,485,274)	(322,443,045)

Net oil and natural gas properties	229,584,241	184,807,758

Other property and equipment	5,055,490	4,838,114
Accumulated depreciation	(4,063,781)	(3,746,317)

Net other property and equipment	991,709	1,091,797

Note receivable	3,090,000	1,827,000
Equity investment	2,379,108	1,698,000
Other long term assets	1,082,504	964,500

Total assets	$260,273,439	$223,804,338

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable — trade	$10,239,384	$2,879,138
Accounts payable — affiliate	1,595,235	411,731
Accounts payable — revenue	4,104,029	3,964,530
Prepayments from partners	90,186	265,871
Other	77,593	136,707
Derivative financial instruments	6,349,714	6,595,475

Total current liabilities	22,456,141	14,253,452
Long term liabilities:
Note payable	83,031	592,889
Gas balancing	897,852	818,621
Credit facility	51,833,624	43,833,624
Asset retirement obligation	3,055,240	3,268,381
Derivative financial instruments	7,766,144	—
Members’ equity	174,181,407	161,037,371

Total liabilities and members’ equity	$260,273,439	$223,804,338

The accompanying notes are an integral part of these financial statements.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2004	2003	2002

Revenues:
Oil and natural gas sales	$76,677,224	$75,740,373	$35,319,918
Field operations	326,960	297,069	403,933
Plant operations	1,723,305	1,568,502	177,049

Total revenue	78,727,489	77,605,944	35,900,900

Costs and expenses:
Lease operating	13,505,366	11,501,303	8,508,744
Field operations	334,443	397,669	420,188
Plant operations	680,066	577,003	68,767
Oil and natural gas production taxes	5,732,265	5,770,865	1,874,854
Depreciation, depletion and amortization	21,385,529	23,442,797	15,509,106
Accretion of asset retirement obligation	261,471	242,752	—
Amortization of loan cost	494,386	—	—
General and administrative	4,919,525	4,833,546	5,682,804

Total costs and expenses	47,313,051	46,765,935	32,064,463

Operating income	31,414,438	30,840,009	3,836,437
Other income (expense):
Interest expense	(2,222,009)	(1,538,048)	(96,491)
Interest income and other, net	299,327	472,337	1,245,204
Interest income from affiliate	149,650	114,867	546,228
Commitment fee income	—	125,000	175,000
Equity in loss on investment	(518,892)	(102,000)	—
Dividend expense	—	—	(145,200)
Gain (loss) on sale of securities	—	(953,790)	8,711,915
Unrealized loss on financial instruments/short sale	—	—	(346,992)

Income before cumulative effect of change in accounting principle	29,122,514	28,958,375	13,926,101
Cumulative effect of change in accounting principle	—	1,911,705	—

Net income	$29,122,514	$30,870,080	$13,926,101

The accompanying notes are an integral part of these financial statements.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2004	2003	2002

Operating Activities
Net income	$29,122,514	$30,870,080	$13,926,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	21,385,529	23,442,797	15,509,106
Change in fair market value of derivative contracts	7,520,383	2,987,013	3,608,462
Unrealized loss on financial instruments/short sale	—	—	346,992
Gain (loss) on sale of assets	(6,136)	—	7,058
Equity in loss on investment	518,892	102,000	—
Accretion of asset retirement obligation	261,471	242,752	—
Provision for doubtful account	790,000	—	—
Amortization of note costs	494,386	—	—
Cumulative effect of change in accounting principle	—	(1,911,705)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,078,989)	(1,296,013)	(2,069,815)
Notes receivable	(1,258,198)	(1,831,802)	(2,774,968)
Drilling prepayments	248,758	(380,288)	(457,565)
Derivative broker deposit	1,700,000	100,000	(1,800,000)
Other current assets	(2,086,257)	(26,215)	912,577
Accounts payable and accrued liabilities	8,017,822	493,730	(566,450)

Net cash provided by operating activities	61,630,175	52,792,349	26,641,498

Investing Activities
Oil and natural gas exploration and development expenditures	(67,487,412)	(36,034,277)	(18,106,385)
Longfellow Ranch acquisition	—	—	(51,037,347)
Purchases of other property and equipment	(245,250)	(149,897)	(222,039)
Increase in restricted cash	—	—	(346,992)
Proceeds from sales of oil and natural gas properties	1,202,263	1,436,016	1,434,212
Equity investment	(1,200,000)	(1,800,000)	—

Net cash used in investing activities	(67,730,399)	(36,548,158)	(68,278,551)

Financing Activities
Proceeds from Arnos credit facility	—	46,756,377	—
Repayment of Arnos credit facility	—	(46,756,377)	—
Proceeds from Mizuho credit facility	8,000,000	43,833,624	—
Loan issuance costs	(439,890)	(951,697)	—
Guaranteed Payment to member	(15,978,478)	(18,228,781)	(21,652,819)
Priority Amount distribution to member	—	(40,506,072)	—

Net cash used in financing activities	(8,418,368)	(15,852,926)	(21,652,819)

Increase (decrease) in cash and cash equivalents	(14,518,592)	391,265	(63,289,872)
Cash and cash equivalents at beginning of period	15,401,433	15,010,168	78,300,040

Cash and cash equivalents at end of period	$882,841	$15,401,433	$15,010,168

Supplemental Cash Flow Information
Interest paid in cash	$1,713,136	$1,537,127	$96,491

Distribution of member note payable	$—	$10,939,750	$—

The accompanying notes are an integral part of these financial statements.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Members’
Equity

Balance at December 31, 2001	$207,568,612
Guaranteed Payment to member	(21,652,819)
Net income	13,926,101

Balance at December 31, 2002	$199,841,894
Guaranteed Payment to member	(18,228,781)
Priority Amount distribution to member	(51,445,822)
Net income	30,870,080

Balance at December 31, 2003	$161,037,371
Guaranteed Payment to member	(15,978,478)
Net income	29,122,514

Balance at December 31, 2004	$174,181,407

The accompanying notes are an integral part of these financial statements.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

1.	Background
      NEG Holding LLC (the “Company”), a Delaware limited liability company, was formed in August 2000. Start up costs of the Company were incurred by Gascon Partners (“Gascon”) and were not significant. No other activity occurred from August 2000 until the members’ contributions in September 2001. In exchange for an initial 50% membership interest in the Company, on September 12, 2001, but effective as of May 1, 2001, National Energy Group, Inc. (“NEG”) contributed to the Company all of its operating assets and oil and natural gas properties. In exchange for its initial 50% membership interest in the Company, Gascon contributed its sole membership interest in Shana National LLC, an oil and natural gas producing company, and cash, including a $10.9 million Revolving Note issued to Arnos Corp. (“Arnos”), evidencing the borrowings under the NEG revolving credit facility. In connection with the foregoing, the Company initially owns 100% of the membership interest in NEG Operating LLC (“Operating LLC”), a Delaware limited liability company. Gascon is currently the managing member of the Company. All of the oil and natural gas assets contributed by NEG and all of the oil and natural gas assets associated with Gascon’s contribution to the Company were transferred from the Company to Operating LLC on September 12, 2001, but effective as of May 1, 2001. Allocation of membership interest in the Company was based principally on the estimated fair value of the assets contributed as of May 1, 2001, with each member contributing assets of equal fair value. The following summarizes the historical book carrying value of the net assets contributed as of September 1, 2001.

	National Energy
	Group, Inc.	Gascon	Total

Current assets	$11,535,745	$97,183,477	$108,719,222
Net oil and natural gas properties	84,983,139	30,573,625	115,556,764
Hedge assets	4,807,689	—	4,807,689
Intercompany receivable	—	4,783,737	4,783,737

Total assets	$101,326,573	$132,540,839	$233,867,412

Current liabilities	$4,157,430	$2,657,190	$6,814,620
Long-term liabilities	940,033	1,377,782	2,317,815
Intercompany payable	4,783,737	—	4,783,737
Members’ equity	91,445,373	128,505,867	219,951,240

Total liabilities and members’ equity	$101,326,573	$132,540,839	$233,867,412

      The Holding LLC Operating Agreement entered into on September 12, 2001, contains a provision that allows Gascon at any time, in its sole discretion, to redeem NEG’s membership interest in the Company at a price equal to the fair market value of such interest determined as if the Company had sold all of its assets for fair market value and liquidated.
      The Company shall be dissolved and its affairs wound up in accordance with the Delaware Limited Liability Company Act and the Holding LLC Operating Agreement on December 31, 2024, unless the Company shall be dissolved sooner and its affairs wound up in accordance with the Delaware Limited Liability Company Act or the Holding LLC Operating Agreement.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Significant Accounting Policies

Consolidation
      The consolidated financial statements include the accounts of the Company, and its sole subsidiary Operating LLC. All significant intercompany transactions and balances have been eliminated.

Accounting Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents
      Cash and cash equivalents may include demand deposits, short-term commercial paper, and/or money-market investments with maturities of three months or less when purchased.

Oil and Natural Gas Properties
      The Company utilizes the full cost method of accounting for its crude oil and natural gas properties. Under the full cost method, all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of crude oil and natural gas reserves are capitalized and amortized on the units-of-production method based upon total proved reserves. The costs of unproven properties are excluded from the amortization calculation until the individual properties are evaluated and a determination is made as to whether reserves exist. Conveyances of properties, including gains or losses on abandonments of properties, are treated as adjustments to the cost of crude oil and natural gas properties, with no gain or loss recognized.
      Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year (the ceiling limitation). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs, and certain production related and ad-valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling limitation on a quarterly basis. The excess, if any, of the net book value above the ceiling limitation is required to be written off as a non-cash expense. The Company did not incur a ceiling writedown in 2002, 2003 and 2004. There can be no assurance that there will not be writedowns in future periods under the full cost method of accounting as a result of sustained decreases in oil and natural gas prices or other factors.
      The Company has capitalized internal costs of $1.0 million, $0.6 million, and $0.6 million for the years ended December 31, 2004, 2003 and 2002, respectively, as costs of oil and natural gas properties. Such capitalized costs include salaries and related benefits of individuals directly involved in the Company’s acquisition, exploration, and development activities based on a percentage of their salaries.
      The Company is subject to extensive federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environment effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.
      The Company’s operations are subject to all of the risks inherent in oil and natural gas exploration, drilling and production. These hazards can result in substantial losses to the Company due to personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, or suspension of operations. The Company maintains insurance of various types customary in the industry to cover its operations and believes it is insured prudently against certain of these risks. In addition, the Company maintains operator’s extra expense coverage that provides coverage for the care, custody and control of wells drilled by the Company. The Company’s insurance does not cover every potential risk associated with the drilling and production of oil and natural gas. As a prudent operator, the Company does maintain levels of insurance customary in the industry to limit its financial exposure in the event of a substantial environmental claim resulting from sudden and accidental discharges. However, 100% coverage is not maintained. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on the Company’s financial condition and results of operations. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable. The Company believes that it operates in compliance with government regulations and in accordance with safety standards which meet or exceed industry standards.

Other Property and Equipment
      Other property and equipment includes furniture, fixtures, and other equipment. Such assets are recorded at cost and are depreciated over their estimated useful lives using the straight-line method.
      The Company’s investment in Longfellow Ranch Field includes a minority interest in a gas separation facility. This investment is included in the oil and natural gas properties and depleted over the life of the reserves.
      Maintenance and repairs are charged against income when incurred; renewals and betterments, which extend the useful lives of property and equipment, are capitalized.

Income Taxes
      The Company will be taxed as a partnership under federal and applicable state laws; therefore, the Company has not provided for federal or state income taxes since these taxes are the responsibility of the Members.

Financial Instruments
      The Company sells crude oil and natural gas to various customers. In addition, the Company participates with other parties in the operation of crude oil and natural gas wells. Substantially all of the Company’s accounts receivable are due from either purchasers of crude oil and natural gas or participants in crude oil and natural gas wells for which the Company serves as the operator. Generally, operators of crude oil and natural gas properties have the right to offset future revenues against unpaid charges related to operated wells. Crude oil and natural gas sales are generally unsecured.

Accounts Receivable
      The allowance for doubtful accounts is maintained at an adequate level to absorb losses in the Company’s accounts receivable. Our management continually monitors the accounts receivable from customers for any collectability issues. An allowance for doubtful accounts is established based on reviews of individual customer accounts, recent loss experience, current economic conditions, and other pertinent factors. Accounts deemed

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
uncollectible are charged to the allowance. Provisions for bad debts and recoveries on accounts previously charge-off are added to the allowance.
      Allowances for bad debt totaled approximately $.9 million at December 31, 2004 and $.1 million at December 31, 2003. At December 31, 2004, the carrying value of the Company’s accounts receivable approximates fair value.

Revenue Recognition
      Revenues from the sale of natural gas and oil produced are recognized upon the passage of title, net of royalties.

Natural Gas Production Imbalances
      The Company accounts for natural gas production imbalances using the sales method, whereby the Company recognizes revenue on all natural gas sold to its customers notwithstanding the fact that its ownership may be less than 100% of the natural gas sold. Liabilities are recorded by the Company for imbalances greater than the Company’s proportionate share of remaining estimated natural gas reserves.

Comprehensive Income
      Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. There were no differences between net earnings and total comprehensive income in 2004, 2003 and 2002.

Derivatives
      The Company follows SFAS No. 133, “Accounting for Certain Derivative Instruments and Certain Hedging Activities” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133” that requires that all derivative instruments be recorded on the balance sheet at their respective fair value.
      Prior to contributing all oil and natural gas assets to the Company, NEG periodically managed its exposure to fluctuations in oil and natural gas prices by entering into various derivative instruments consisting principally of collar options and swaps. NEG elected not to designate these instruments as hedges for accounting purposes, accordingly the change in unrealized gains and losses is included in oil and natural gas sales. Cash settlements and valuation losses are included in oil and natural gas sales. The Company has accounted for these instruments in the same manner. The following summarizes the cash settlements and unrealized gains and losses for the years ended December 31, 2004, 2003 and 2002:

	2004	2003	2002

Gross cash receipts	$1,327,200	$14,924	$1,246,080
Gross cash payments	$13,694,010	$8,681,198	$2,430
Valuation loss	$7,520,383	$2,987,013	$3,608,462
      While the use of derivative contracts can limit the downside risk of adverse price movements, it may also limit future gains from favorable movements. The Company addresses market risk by selecting instruments whose value fluctuations correlate strongly with the underlying commodity. Credit risk related to derivative activities is managed by requiring minimum credit standards for counterparties, periodic settlements, and mark to market valuations.
      The Company received various commodity swap agreements (“contracts”) from Gascon and NEG as part of their initial contribution of assets and liabilities in September 2001. The counterparty to these

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
instruments was through Enron North America Corp. As of December 2001, Enron Corp. and Enron North America Corp. et al (“Enron”) filed for protection under Chapter 11, Title 18 of the United States Code. Enron ceased making payments under the various contracts in November 2001, prior to the bankruptcy filings. Accordingly, each of the contracts shall be administered as a claim filed by the Company in the Enron bankruptcy proceedings. The Company estimates its claim against Enron related to these contracts is approximately $7.25 million. The $7.25 million claim represented a hedge against future oil and natural gas prices and did not reflect a cash gain or loss on the contracts. For this reason, no asset or liability was recorded at December 31, 2001 and the Company recorded a net non cash valuation loss of $4.6 million through December 31, 2001 in connection with these contracts. The Company cannot predict what amount, if any may be ultimately received in the Enron bankruptcy proceeding.
      The following is a summary of the oil and natural gas no-cost commodity price collars entered into with Shell Trading Company:

		Production
Date of Contract	Volume/Month	Month	Floor	Ceiling

August 2002	30,000 Bbls	2003	$23.55	$26.60
August 2002	300,000 MMBTU	2003	$3.25	$4.62
November 2002	300,000 MMBTU	2003	$3.50	$4.74
November 2002	300,000 MMBTU	2004	$3.35	$4.65
November 2002	300,000 MMBTU	2005	$3.25	$4.60
November 2003	45,000 Bbls	2004	$26.63	$29.85
February 2005	16,000 Bbls	2006	$41.75	$45.40
February 2005	120,000 MMBTU	2006	$6.00	$7.28
      On January 28, 2003, the Company entered into an eleven month fixed price swap agreement with Plains Marketing, L.P., consisting of a contract for 28,000 barrels of oil per month at a fixed price of $28.35 effective February 2003 through December 2003.
      The following is a summary of oil and natural gas contracts entered into with Bank of Oklahoma on January 6, 2004 and November 15, 2004.

			Fixed
Type Contract	Production Month	Volume per	Price	Floor	Ceiling

Fixed price	February - March 2004	400,000 MMBTU	$6.915	$—	$—
Fixed price	April - June 2004	400,000 MMBTU	$5.48	$—	$—
Fixed price	July - September 2004	400,000 MMBTU	$5.38	$—	$—
No Cost Collars	October - December 2004	400,000 MMBTU	$—	$5.25	$5.85
No Cost Collars	2005	300,000 MMBTU	$—	$4.75	$5.45
No Cost Collars	2006	500,000 MMBTU	$—	$4.50	$5.00
No Cost Collars	2005	250,000 MMBTU	$—	$6.00	$8.70
No Cost Collars	2005	25,000 Bbls	$—	$43.60	$45.80
      A liability of $6.6 million and $14.1 million ($6.3 million as current, $7.8 million as long-term) was recorded by the Company as of December 31, 2003 and 2004 respectively, in connection with these contracts. The Company had $1.7 and $0.0 million on deposit with Shell Trading as of December 31, 2003 and 2004, respectively, to collateralize the contracts. As of December 31, 2004, the Company had issued $11.0 million in letters of credit to Shell for this purpose.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent Accounting Pronouncements
      On September 28, 2004, the SEC released Staff Accounting Bulletin (“SAB”) 106 regarding the application of SFAS 143, “Accounting for Asset Retirement Obligations (“AROs”),” by oil and gas producing companies following the full cost accounting method. Pursuant to SAB 106, oil and gas producing companies that have adopted SFAS 143 should exclude the future cash outflows associated with settling AROs (ARO liabilities) from the computation of the present value of estimated future net revenues for the purposes of the full cost ceiling calculation. In addition, estimated dismantlement and abandonment costs, net of estimated salvage values, that have been capitalized (ARO assets) should be included in the amortization base for computing depreciation, depletion and amortization expense. Disclosures are required to include discussion of how a company’s ceiling test and depreciation, depletion and amortization calculations are impacted by the adoption of SFAS 143. SAB 106 is effective prospectively as of the beginning of the first fiscal quarter beginning after October 4, 2004. The adoption of SAB 106 is not expected to have a material impact on either the ceiling test calculation or depreciation, depletion and amortization.
      On December 16, 2004, the FASB issued Statement 123 (revised 2004), “Share-Based Payment” that will require compensation costs related to share-based payment transactions (e.g., issuance of stock options and restricted stock) to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. Statement 123(R) replaces SFAS 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” For us, SFAS 123(R) is effective for the first reporting period after June 15, 2005. Entities that use the fair-value-based method for either recognition or disclosure under SFAS 123 are required to apply SFAS 123(R) using a modified version of prospective application. Under this method, an entity records compensation expense for all awards it grants after the date of adoption. In addition, the entity is required to record compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, entities may elect to adopt SFAS 123(R) using a modified retrospective method where by previously issued financial statements are restated based on the expense previously calculated and reported in their pro forma footnote disclosures. The company had no share based payments subject to this standard.
      On December 16, 2004, the FASB issued Statement 153, “Exchanges of Nonmonetary Assets”, an amendment of APB Opinion No. 29, to clarify the accounting for nonmonetary exchanges of similar productive assets. SFAS 153 provides a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Statement will be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not have any nonmonetary transactions for any period presented that this Statement would apply.

3.	Management Agreement
      The management and operation of Operating LLC is being undertaken by NEG pursuant to the Management Agreement which NEG has entered into with Operating LLC. The strategic direction of Operating LLC’s oil and natural gas business, including oil and natural gas drilling and capital investments, is controlled by the managing member of the Company (currently Gascon). The Management Agreement provides that NEG will manage Operating LLC’s oil and natural gas assets and business until the earlier of November 1, 2006, or such time as Operating LLC no longer owns any of the managed oil and natural gas properties. NEG’s employees will conduct the day-to-day operations of Operating LLC’s oil and natural gas properties, and all costs and expenses incurred in the operation of the oil and natural gas properties shall be

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
borne by Operating LLC, although the Management Agreement provides that the salary of NEG’s Chief Executive Officer shall be 70% attributable to the managed oil and natural gas properties, and the salaries of each of the General Counsel and Chief Financial Officer shall be 20% attributable to the managed oil and natural gas properties.
      In exchange for NEG’s management services, Operating LLC shall pay NEG a management fee of 115% of the actual direct and indirect administrative and reasonable overhead costs incurred by NEG in operating the oil and natural gas properties which either NEG, or Operating LLC may seek to change within the range of 110%-115% as such change is warranted; however, the parties have agreed to consult with each other to ensure that such administrative and reasonable overhead costs attributable to the managed properties are properly reflected in the management fee paid to NEG. In addition, Operating LLC has agreed to indemnify NEG to the extent it incurs any liabilities in connection with its operation of the assets and properties of Operating LLC, except to the extent of its gross negligence, or misconduct. The Company recorded $6.2 million, $6.6 million and $7.6 million as a management fee to NEG for the years ended December 31, 2004, 2003 and 2002. These amounts are included in general and administrative and lease operating expenses.

4.	Acquisitions
      In November 2002, the Company completed the acquisition of producing oil and natural gas properties in Pecos County, Texas known as Longfellow Ranch Field. The consideration for this acquisition consisted of $45.4 million in cash, which was funded from available cash.
      In December 2002, the Company completed the acquisition of additional interest in Longfellow Ranch Field in Pecos County, Texas. The consideration for this acquisition consisted of $2.9 million in cash, which was funded from available cash.
      The following pro forma data presents the results of the Company for the year ended 2002, as if the acquisition of properties had occurred on January 1, 2002. The pro forma results of operations are presented for comparative purposes only and are not necessarily indicative of the results which would have been obtained had the acquisition been consummated as presented. The following data reflect pro forma adjustments for the oil and natural gas revenues, production costs, and depreciation and depletion related to the properties (in thousands).

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pro Forma
Year Ended
December 31,
2002

(Unaudited)
Revenues:
Oil and natural gas sales	$47,659
Plant operations	1,515
Field operations	404

Total revenue	49,578

Costs and expenses:
Oil and natural gas production taxes	(2,414)
Lease operating	(12,250)
Depreciation and depletion	(20,206)
Plant operations expense	(529)
Field operations	(420)
General and administrative	(5,683)

Total expense	(41,502)

Operating income	$8,076

Net income	$14,557

5.	Investments/Note Receivable
      In January 2002, the Company acquired stock valued at $49.95 million, which was sold at a gain of $8.7 million in February 2002. In an unrelated transaction, the Company completed a short sale of stock in November 2002 for $10.4 million. At December 31, 2002, this short sale position remained open and the mark-to-market value of such stock resulted in an unrealized loss of $0.3 million. In January 2003, the Company settled this position and recorded a loss of $1.0 million on the transaction.
      In October 2003, the Company committed to an investment of $6.0 million in Petrosource Energy Company, LLC (“Petrosource”). The Company acquired 24.79% of the outstanding stock for a price of $3.6 million and advanced $2.4 million as a subordinated loan bearing 6% interest due in 6 years. $3.6 million of this commitment was paid in October 2003 and $2.4 million in February 2004. Petrosource is in the business of selling CO(2) and also owns pipelines and compressor stations for delivery purposes. The Company recorded a $0.1 million and $0.5 million net loss in 2003 and 2004 as a result of accounting for the Petrosource investment under the equity method.
      In April 2002, the company entered into a revolving credit commitment to extend advances to an unrelated third party. Under the terms of the revolving credit arrangement, the Company agreed to make advances from time to time, as requested by the unrelated third party and subject to certain limitations, an amount up to $5 million. Advances made under the revolving credit commitment bear interest at prime rate plus 2% and are collateralized by inventory and receivables. As of December 31, 2004, the Company determined that a portion of the total outstanding advances of $1.3 million had been impaired and recorded a loss of $0.8 million. The loss is recorded as impairment of note receivable in the income statement.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Credit Facilities
      On March 26, 2003, the Company distributed the $10.9 million note outstanding under the existing credit facility to NEG as a distribution of Priority Amount. Also, on March 26, 2003 NEG, Arnos and Operating LLC entered into an agreement to assign the existing credit facility to Operating LLC. Effective with this assignment, Arnos amended the credit facility to increase the revolving commitment to $150 million, increase the borrowing base to $75 million and extend the revolving due date until June 30, 2004. Concurrently, Arnos extended a $42.8 million loan to Operating LLC under the amended credit facility; Operating LLC then distributed $42.8 million to the Company who, thereafter, made a $40.5 million distribution of Priority Amount and a $2.3 million Guaranteed Payment to NEG. NEG utilized these funds to pay the entire amount of the long-term interest payable on the Senior Notes and interest accrued thereon outstanding on March 27, 2003. The Arnos facility was canceled on December 29, 2003 in conjunction with the Mizuho Corporate Bank, Ltd. financing.
      On December 29, 2003, the Company entered into a Credit Agreement (the “Credit Agreement”) with certain commercial lending institutions, including Mizuho Corporate Bank, Ltd. as the Administrative Agent and the Bank of Texas, N.A. and the Bank of Nova Scotia as Co-Agents.
      The Credit Agreement provides for a loan commitment amount of up to $120 million and a letter of credit commitment of up to $15 million (provided, the outstanding aggregate amount of the unpaid borrowings, plus the aggregate undrawn face amount of all outstanding letters of credit shall not exceed the borrowing base under the Credit Agreement). The Credit Agreement provides further that the amount available to the Company at any time is subject to certain restrictions, covenants, conditions and changes in the borrowing base calculation. In partial consideration of the loan commitment amount, the Company has pledged a continuing security interest in all of its oil and natural gas properties and its equipment, inventory, contracts, fixtures and proceeds related to its oil and natural gas business.
      At the Company’s option, interest on borrowings under the Credit Agreement bear interest at a rate based upon either the prime rate or the LIBOR rate plus, in each case, an applicable margin that, in the case of prime rate loans, can fluctuate from 0.75%to 1.50% per annum, and, in the case of LIBOR rate loans, can fluctuate from 1.75% to 2.50% per annum. Fluctuations in the applicable interest rate margins are based upon Operating LLC’s total usage of the amount of credit available under the Credit Agreement, with the applicable margins increasing as the Company’s total usage of the amount of the credit available under the Credit Agreement increases. The Credit Agreement expires on September 1, 2006.
      At the closing of the Credit Agreement, the Company borrowed $43.8 million to repay $42.9 million owed by the Company to Arnos under the secured loan arrangement which was then terminated and to pay administrative fees in connection with this borrowing. The Company intends to use any future borrowings under the Credit Agreement to finance potential acquisitions. The Company has capitalized $1.4 million of loan issuance costs in connection with the closing of this transaction. These costs will be amortized over the life of the loan using the interest method.
      As a condition to the lenders obligations under the Credit Agreement, the lenders required that the NEG, Gascon, Operating LLC and the Company execute and deliver at the closing that certain Pledge Agreement and Irrevocable Proxy in favor of Bank of Texas, N.A., its successors and assigns, the (“Pledge Agreement”). Pursuant to the terms of the Pledge Agreement, in order to secure the performance of the obligations of the Company (i) each of NEG and Gascon have pledged their 50% membership interest in the Company (such interests constituting 100% of the outstanding equity membership interest of the Company); (ii) the Company has pledged its 100% equity membership interest in Operating LLC; and (iii) Operating LLC has pledged its 100% equity membership interest in its subsidiary, Shana National LLC (the membership interests referred to in clauses (i), (ii) and (iii) above are collectively referred to as the “Collateral”). The Pledge Agreement also provides for a continuing security interest in the Collateral and that Bank of Texas, N.A. as the Collateral

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Agent is the duly appointed attorney-in-fact of the Company. The Collateral Agent may take all action deemed reasonably necessary for the maintenance, preservation and protection of the Collateral and the security interest therein until such time that all of the Company’s obligations under the Credit Agreement are fulfilled, terminated or otherwise expired. If under the Credit Agreement an event of default shall have occurred and is continuing, the Collateral Agent may enforce certain rights and remedies, including, but not limited to the sale of the Collateral, the transfer of all or part of the Collateral to the Collateral Agent or its nominee and/or the execution of all endorsements.
      Draws made under the credit facility are normally made to fund working capital requirements, acquisitions and capital expenditures. During the current fiscal year, the Company’s outstanding balances thereunder have ranged from a low of $44 million to a high of $52 million. As of December 31, 2004 the outstanding balance under the credit facility was $52 million.
      The Credit Agreement requires, among other things, semiannual engineering reports covering oil and natural gas properties, and maintenance of certain financial ratios, including the maintenance of a minimum interest coverage, a current ratio, and a minimum tangible net worth. The Company was in compliance with all covenants at December 31, 2003. Operating LLC was not in compliance with the minimum interest coverage ratio covenant at December 31, 2004. Operating LLC obtained a waiver of compliance with respect to this covenant for the period ended December 31, 2004. Operating LLC was in compliance with all other covenants at December 31, 2004.

7.	Commitments and Contingencies
      The Company has entered into a management agreement with NEG to manage Operating LLC’s oil and natural gas assets until the earlier of November 1, 2006, or such time as Operating LLC no longer owns any oil and natural gas assets.
      The Company is obligated to make semi-annual payments to NEG “Guaranteed Payments” as defined in the Holding LLC Operating Agreement referred herein. Two payments totaling $16.0 million were made in 2004, three payments totaling $18.2 million were made in 2003 and two payments totaling $21.7 million were made in 2002 under this obligation. In March 2003, the Company made a distribution of Priority Amount of $51.4 million to NEG.
      On July 7, 2003, NEG filed a request with the American Arbitration Association for dispute resolution of a claim in the amount of $21,000 against Osprey Petroleum Company, Inc. (“Osprey”) arising out of Osprey’s failure to post bond for certain plugging and abandonment liabilities associated with oil and gas properties sold by the Company to Osprey in September 2000. Osprey has counterclaimed against the NEG and its affiliates (Holding LLC and Operating LLC) in an amount up to $15 million, alleging fraud and breach of contract related to the sale of such oil and gas properties. The Purchase and Sale Agreement transferring the properties from the Company to Osprey provides for dispute resolution through binding arbitration utilizing arbitrator(s) experienced in oil and gas transactions. The exclusive venue for any such arbitration is in Dallas, Texas, and the binding, nonappealable judgment by the arbitrator(s) may be entered in any court having competent jurisdiction.
      On February 24, 2005, the American Arbitration Association issued a ruling in favor of NEG on all issues. The Company was awarded the following:

(a) $20,500 in post bond premiums alleged to be owed for certain plugging and abandonment liabilities associated with the oil and gas properties sold to Osprey,

(b) $5,422 in expenses associated with NEG’s bond claim,

(c) $53,226 in attorneys fees,

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(d) $24,617 in administrative expenses paid to the American Arbitration Association,

(e) an order requiring Osprey to post and maintain an acceptable replacement bond,

(f) a finding that Osprey’s counterclaim in the amount of $15 million was without merit, and

(g) a ruling that Osprey is entitled to no recovery of any damages or expenses associated with NEG’s bond claim or Osprey’s counterclaim.
      NEG intends to pursue the judgement awarded by the American Arbitration Association. Whether or not NEG recovers 100% of the award will have no material adverse effect on NEG’s or the Company’s financial condition or results of operations.
      With respect to certain claims of the Company against Enron North America Corp. relating to the oil and natural gas properties contributed to Holding LLC, a representative of the Company has been appointed to the official committee of unsecured creditors in the Enron bankruptcy proceeding, and the Company has filed a claim for damages in that bankruptcy proceeding. The Company estimates its claim against Enron related to these contracts is approximately $7.25 million. The $7.25 million claim represents a hedge against future oil and natural gas prices and does not reflect a cash gain or loss. Any recoveries from Enron North America Corp. will become the property of Operating LLC as a result of the LLC Contribution. No receivable has been recorded as a result of this claim.
      Other than routine litigation incidental to its business operations which are not deemed by the Company to be material, there are no additional legal proceedings in which the Company nor Operating LLC, is a defendant.

8.	Asset Retirement Obligation
      In June 2001, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). The Company adopted SFAS 143 on January 1, 2003 and recorded an abandonment obligation of $3.0 million. SFAS No. 143 required the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. It also requires the Company to record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company would have recorded accretion of the asset abandonment obligation of $0.2 million for both 2001 and 2002 had SFAS 143 been adopted in these years.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following is a rollforward of the abandonment obligation as of December 31, 2003 and 2004.

Balance as of January 1, 2003		$3,034,395
Add:	Accretion	242,752
	Additions	89,548
	Revisions	9,396
Less:	Settlements	(57,008)
	Dispositions	(50,702)

Balance as of December 31, 2003		$3,268,381
Add:	Accretion	261,471
	Additions	93,838
Less:	Revisions	(250,650)
	Settlements	(24,354)
	Dispositions	(293,446)

Balance as of December 31, 2004		$3,055,240

9.	Distributions under the Holding LLC Operating Agreement
      Under the Holding LLC Operating Agreement, NEG is to receive both Guaranteed Payments and the Priority Amount of $202.2 million before Gascon receives any monies. The distribution of Priority Amount is to be made on or before November 1, 2006. Guaranteed Payments are to be paid, on a semi annual basis, based on an annual interest rate of 10.75% of the outstanding Priority Amount. After the payments to NEG, Gascon is to receive distributions equivalent to the Priority Amount and Guaranteed Payments plus other amounts as defined. Following the above distributions to NEG and Gascon, additional distributions, if any, are to be made in accordance with their respective capital accounts. The order of distributions is listed below.
      The Holding LLC Operating Agreement requires that distributions shall be made to both NEG and Gascon as follows:

1. Guaranteed Payments are to be paid to NEG, calculated on an annual interest rate of 10.75% on the outstanding Priority Amount. The Priority Amount includes all outstanding debt owed to entities owned or controlled by Carl C. Icahn, including the amount of the Company’s 10.75% Senior Notes. As of December 31, 2004, the Priority Amount was $148.6 million. The Guaranteed Payments will be made on a semi-annual basis.

2. The Priority Amount is to be paid to NEG. Such payment is to occur by November 6, 2006.

3. An amount equal to the Priority Amount and all Guaranteed Payments paid to NEG, plus any additional capital contributions made by Gascon, less any distribution previously made by the Company to Gascon, is to be paid to Gascon.

4. An amount equal to the aggregate annual interest (calculated at prime plus 1/2% on the sum of the Guaranteed Payments), plus any unpaid interest for prior years (calculated at prime plus 1/2% on the sum of the Guaranteed Payments), less any distributions previously made by the Company to Gascon, is to be paid to Gascon.

5. After the above distributions have been made, any additional distributions will be made in accordance with the ratio of the NEG’s and Gascon’s respective capital accounts. (Capital accounts as defined in the Holding LLC Operating Agreement).

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Crude Oil and Natural Gas Producing Activities
      Costs incurred in connection with the exploration acquisition, development, and exploitation of the Company’s crude oil and natural gas properties for the years ended December 31, 2004, 2003 and 2002, (all of which occurred after the contribution of assets by NEG and Gascon) are as follows:

	Year Ended December 31,

	2004	2003	2002

Acquisition of properties	$—	$—	$49,049,174
Exploration costs	29,006,772	6,950,706	1,072,997
Development costs	38,480,640	29,083,572	16,124,610
Depletion rate per Mcfe	$1.28	$1.25	$1.29
      Revenues from individual purchasers that exceed 10% of total crude oil and natural gas sales are as follows:

	Year Ended December 31,

	2004	2003	2002

Plains Marketing and Transportation	$19,786,979	$15,666,690	$12,512,767
Crosstex Energy Services, Inc.	5,080,974	9,225,086	4,843,756
Riata Energy, Inc.	29,884,850	30,420,624	—
Seminole Energy Services	19,572,461	7,215,735	—

11.	Supplementary Crude Oil and Natural Gas Reserve Information (Unaudited)
      The revenues generated by the Company’s operations are highly dependent upon the prices of, and demand for, oil and natural gas. The price received by the Company for its oil and natural gas production depends on numerous factors beyond the Company’s control, including seasonality, the condition of the U.S. economy, foreign imports, political conditions in other oil and natural gas producing countries, the actions of the Organization of Petroleum Exporting Countries and domestic governmental regulations, legislation and policies.
      The Company has made ordinary course capital expenditures for the development and exploitation of oil and natural gas reserves, subject to economic conditions. The Company has interests in crude oil and natural gas properties that are principally located onshore in Texas, Louisiana, Oklahoma, and Arkansas. The Company does not own or lease any crude oil and natural gas properties outside the United States.
      In 2004 and 2003, estimates of the Company’s reserves and future net revenues were prepared by Netherland, Sewell & Associates, Prator Bett, LLC and DeGolyer and MacNaughton. In 2002, estimates of the Company’s net recoverable crude oil, natural gas, and natural gas liquid reserves were prepared by Netherland, Sewell & Associates, Inc. and Prator Bett, LLC. Estimated proved net recoverable reserves as shown below include only those quantities that can be expected to be recoverable at prices and costs in effect at the balance sheet dates under existing regulatory practices and with conventional equipment and operating methods.
      Proved developed reserves represent only those reserves expected to be recovered through existing wells. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure is required for recompletion.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Net quantities of proved developed and undeveloped reserves of natural gas and crude oil, including condensate and natural gas liquids, are summarized as follows:

	Crude Oil	Natural Gas

	(Barrels)	(Thousand
		Cubic Feet)
December 31, 2001	5,158,883	82,431,275
Purchases of reserves in place	30,436	34,196,450
Sales of reserves in place	(223,214)	—
Extensions and discoveries	28,892	14,403,643
Revisions of previous estimates	842,776	(636,931)
Production	(629,100)	(7,827,100)

December 31, 2002	5,208,673	122,567,337
Purchase of reserves in place	—	—
Sales of reserves in place	(25,399)	(744,036)
Extensions and discoveries	494,191	61,637,828
Revisions of previous estimates	(7,092)	(2,419,969)
Production	(628,923)	(13,436,865)

December 31, 2003	5,041,450	167,604,295
Purchase of reserves in place	—	—
Sales of reserves in place	(15,643)	(344,271)
Extensions and discoveries	445,636	33,350,666
Revisions of previous estimates	(30,249)	15,441,298
Production	(565,100)	(13,106,103)

December 31, 2004	4,876,094	202,945,885

Proved developed reserves:
December 31, 2002	3,539,450	92,382,411
December 31, 2003	4,096,596	104,207,660
December 31, 2004	3,798,341	111,126,829
      Reservoir engineering is a subjective process of estimating the volumes of underground accumulations of oil and natural gas which cannot be measured precisely. The accuracy of any reserve estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Reserve estimates prepared by other engineers might differ from the estimates contained herein. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Future prices received for the sale of oil and natural gas may be different from those used in preparing these reports. The amounts and timing of future operating and development costs may also differ from those used. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.
      The following is a summary of a standardized measure of discounted net cash flows related to the Company’s proved crude oil and natural gas reserves. For these calculations, estimated future cash flows from estimated future production of proved reserves were computed using crude oil and natural gas prices as of the end of each period presented. Future development, production and net asset retirement obligations attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases and costs were not escalated for the future.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company cautions against using the following data to determine the fair value of its crude oil and natural gas properties. To obtain the best estimate of fair value of the crude oil and natural gas properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production that impair the usefulness of the data.
      The standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves are summarized as follows:

	December 31,

	2004	2003

Future cash inflows	$1,466,369,163	$1,184,869,747
Future production and development costs	(489,331,736)	(374,829,047)

Future net cash flows	977,037,427	810,040,700
10% annual discount for estimated timing of cash flows	(442,213,801)	(353,980,596)

Standardized measure of discounted future net cash flows	$534,823,626	$456,060,104

      The following are the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31,

	2004	2003	2002

Purchases of reserves	$—	$—	$102,916,472
Sales of reserves in place	(1,375,463)	(2,475,742)	(2,509,704)
Sales and transfers of crude oil and natural gas produced, net of production costs	(83,004,073)	(57,424,780)	(31,115,247)
Net changes in prices and production costs	31,039,998	44,711,900	112,380,701
Development costs incurred during the period and changes in estimated future development costs	(81,370,910)	(75,286,532)	(45,230,813)
Extensions and discoveries, less related costs	118,570,850	211,324,414	43,640,702
Revisions of previous quantity estimates	49,194,080	(6,789,000)	8,510,824
Accretion of discount	45,606,010	31,063,232	11,312,180
Changes in production rates (timing) and other	103,030	304,290	(2,394,593)

Net change	$78,763,522	$145,427,782	$197,510,522

      During recent years, there have been significant fluctuations in the prices paid for crude oil in the world markets. This situation has had a destabilizing effect on crude oil posted prices in the United States, including the posted prices paid by purchasers of the Company’s crude oil. The net weighted average prices of crude oil and natural gas at December 31, 2004, 2003 and 2002 used in the above table were $42.10, $31.14 and $29.86 per barrel of crude oil, respectively, and $5.92, $5.87 and $4.92 per thousand cubic feet of natural gas, respectively.

NEG HOLDING LLC
CONSOLIDATED BALANCE SHEET

March 31, 2005

(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,999,200
Accounts receivable — oil and natural gas sales	17,388,724
Accounts receivable — joint interest and other	216,496
Notes receivable — other, (net allowance of $790,000)	488,415
Drilling prepayments	793,558
Other	1,104,408

Total current assets	30,990,801

Oil and natural gas properties, at cost (full cost method):
Subject to ceiling limitation	594,136,210
Accumulated depreciation, depletion, and amortization	(349,909,614)

Net oil and natural gas properties	244,226,596

Other property and equipment	5,143,947
Accumulated depreciation	(4,154,948)

Net other property and equipment	988,999

Note receivable	3,090,000
Equity investment	2,169,566
Other long term assets	962,696

Total assets	$282,428,658

Current liabilities:
Accounts payable — trade	$6,423,198
Accounts payable — affiliate	369,722
Accounts payable — revenue	4,158,627
Prepayments from partners	87,754
Other current liabilities	806,885
Derivative financial instruments	23,852,452

Total current liabilities	35,698,638
Long term liabilities:
Gas balancing	897,853
Credit facility	66,833,624
Asset retirement obligation	3,116,344
Derivative financial instruments	12,883,768
Members’ equity	162,998,431

Total liabilities and members’ equity	$282,428,658

See accompanying notes.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,

	2005	2004

	(Unaudited)
Revenues:
Oil and natural gas sales	$2,346,633	$25,017,234
Field operations	80,630	79,161
Plant operations	442,609	472,786

Total revenue	2,869,872	25,569,181

Costs and expenses:
Lease operating	3,883,238	3,126,587
Field operations	78,371	90,494
Plant operations	174,442	125,548
Oil and natural gas production taxes	1,695,128	1,349,374
Depreciation, depletion and amortization	6,515,506	5,352,006
Accretion of asset retirement obligation	61,104	63,807
General and administrative	556,457	824,295

Total costs and expenses	12,964,246	10,932,111

Operating income (loss)	(10,094,374)	14,637,070
Other income (expense):
Interest expense	(728,809)	(483,166)
Amortization of debt issuance costs	(172,890)	(111,809)
Interest income and other, net	22,639	89,249
Interest income from affiliate	—	35,803
Interest in loss of equity investee	(209,542)	—

Net income (loss)	$(11,182,976)	$14,167,147

See accompanying notes.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,

	2005	2004

	(Unaudited)
Operating Activities
Net income (loss)	$(11,182,976)	$14,167,147
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	6,515,506	5,352,006
Change in fair market value of derivative contracts	22,620,363	(2,688,548)
Amortization of debt issuance costs	172,890	111,809
Interest in loss of equity investee	209,543	—
Accretion of asset retirement obligation	61,104	63,807
Changes in operating assets and liabilities:
Accounts receivable	1,111,132	(1,064,720)
Notes receivable	—	(1,207,198)
Drilling prepayments	64,556	254,227
Derivative broker deposit	—	1,700,000
Other current assets	1,095,752	(20,439)
Accounts payable and accrued liabilities	(4,343,276)	1,626,714

Net cash provided by operating activities	16,324,594	18,294,805

Investing Activities
Oil and natural gas exploration and development expenditures	(21,189,663)	(10,869,942)
Purchases of other property and equipment	(88,457)	(38,467)
Proceeds from sales of oil and natural gas properties	122,967	—
Equity investment	—	(1,200,000)

Net cash used in investing activities	(21,155,153)	(12,108,409)

Financing Activities
Proceeds from Mizuho credit facility	15,000,000	—
Proceeds from advance from affiliate	5,000,000	—
Repayment of advance from affiliate	(5,000,000)	—
Loan issuance costs	(53,082)	(328,599)

Net cash (used in) provided by financing activities	14,946,918	(328,599)

Increase in cash and cash equivalents	10,116,359	5,857,797
Cash and cash equivalents at beginning of period	882,841	15,401,433

Cash and cash equivalents at end of period	$10,999,200	$21,259,230

Supplemental Cash Flow Information
Interest paid in cash	$247,022	$148,979

See accompanying notes.

NEG HOLDING LLC
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

Members’
Equity

(Unaudited)
Balance at December 31, 2004	$174,181,407
Net loss for the three months ended March 31, 2005	(11,182,976)

Balance at March 31, 2005	$162,998,431

See accompanying notes.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months and Period Ended March 31, 2005 and 2004 (Unaudited)

1.	Background
      NEG Holding LLC (the “Company”), a Delaware limited liability company, was formed in August 2000. The initial formation was part of a plan of reorganization under Chapter 11 of the US bankruptcy code by National Energy Group, Inc. (“NEG”). Under the terms of the bankruptcy plan and the various formation agreements, NEG contributed essentially all of its operating assets and Gascon Partners (“Gascon”) contributed a note receivable from NEG and its 100% ownership interest in an oil and natural gas producing company to the Company’s wholly-owned subsidiary, NEG Operating, LLC (“Operating LLC). In exchange, each party received a 50% membership interest in the Company. Both NEG and Gascon Partners are affiliates by virtue of their majority common ownership by Carl C. Icahn. The initial formation of the Company was effective May, 2001 and, because of the common majority ownership of the members, all contributions were initially recorded at historical book values of the contributed net assets as of September 1, 2001.
      Under Delaware law and the terms of the initial formation agreements, the Company may be dissolved and its affairs wound up at any time based on the sole discretion the managing member, Gascon, and in no event later than December 31, 2024. The Company has prepared its financial statements on a “going concern” basis which assumes the Company will continue to operate into the foreseeable future.
      Essentially all of the Company’s operations are contained in Operating, LLC. The day-to-day operations of Operating LLC are managed by NEG and the strategic direction is determined by the managing member, currently Gascon. The Company pays a monthly management fee to NEG that is based on an agreed formula that is approximately equal to direct and indirect costs and reasonable overhead cost incurred, plus 15%. The management agreement with NEG expires on December 1, 2006 or such time as Operation LLC no longer owns any oil and natural gas assets.

2.	Basis of Presentation
      The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and Article 10 of Regulation S-X and are fairly presented. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates. The Company’s interim financial data should be read in conjunction with the financial statements of the Company for the year ended December 31, 2004 (including the notes thereto).
      The results of operations for the three month periods ended March 31, 2005, and 2004 are not necessarily indicative of the results expected for the full year.

3.	Recent Accounting Pronouncements
      On December 16, 2004, the FASB issued SFAS 123 (revised 2004), “Share-Based Payment”, which will require compensation costs related to share-based payment transactions (e.g., issuance of stock options and restricted stock) to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) revises SFAS 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” For the Company, SFAS 123(R), as amended by SEC Release 34-51558, is effective for the first fiscal year beginning after June 15, 2004 (January 1, 2006). Entities that use the fair-value-based method for either recognition or disclosure under SFAS 123 are required to apply SFAS 123(R) using a modified version of prospective application. Under this method, an entity records compensation expense for all awards it grants after the date of adoption. In addition, the entity is required to record compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, entities may elect to adopt SFAS 123(R) using a modified retrospective method where by previously issued financial statements are restated based on the expense previously calculated and reported in their pro forma footnote disclosures. The Company had no share based payments subject to this standard.
      On December 16, 2004, the FASB issued SFAS 153, “Exchanges of Nonmonetary Assets,” an amendment of APB Opinion No. 29, to clarify the accounting for nonmonetary exchanges of similar productive assets. SFAS 153 provides a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 will be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company did not have any nonmonetary transactions for any period presented that this Statement would apply.
      On March 30, 2005, FASB issued FASB Interpretation No. (FIN) 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term conditional asset retirement obligation as used in SFAS 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar year-end companies). Retrospective application of interim financial information is permitted but not required and early adoption is encouraged. The adoption of FIN 47 will have no material impact on the Company’s financial statements.

4.	Derivatives
      Substantially all of the Company’s revenues are derived from crude oil and natural gas sales. The Company periodically manages its exposure to fluctuations in crude oil and natural gas prices by entering into various derivative instruments with high credit quality counter-parties. The Company’s derivative instruments consist principally of collar options and swaps. The Company does not designate any derivative instruments as hedges and, accordingly, all derivatives are marked-to-market at the end of each reporting period and any gains or losses are recognized in income as an increase or decrease in oil and gas sales. During the three month period ended March 31, 2004, the Company recorded an unrealized gain of $2,688,548 and the Company recorded an unrealized loss of $22,620,363 for the three months ended March 31, 2005 on its derivatives contracts.
      The Company is required to provide collateral to its counter party for its derivative positions in the form of a margin deposit. During 2004, the Company negotiated a new credit agreement (see Note 7) and replaced the cash deposits with a letter of credit from the financial institution. At March 31, 2005 the letter(s) of credit that secured the Company’s derivative positions aggregated $11.0 million.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Upon maturity, the Company is required to cash settle each derivative contract. During the three month periods ended March 31, 2004 and 2005, the Company made $0.5 million and $2.6 million, respectively, in net cash payments in settlement of maturing derivatives contracts. As of March 31, 2005, the Company has a liability of $36,736,220 representing the approximate market value obligation of its derivatives contracts, of which $23,852,452 is current.

5.	Management Fees
      During the three months ended March 31, 2004 and 2005, the Company paid management fees to NEG aggregating $1.5 million and $1.1 million, respectively which is included in general and administrative expenses and lease operating expenses.

6.	Investment in Petrosource
      In October 2003, the Company committed to an investment of $6.0 million in Petrosource Energy Company, LLC (“Petrosource”). The Company acquired 24.79% of the outstanding stock for a price of $3.6 million and advanced $2.4 million as a subordinated loan bearing 6% interest due in 6 years. $3.6 million of this commitment was paid in October 2003 and $2.4 million in February 2004. Petrosource is in the business of selling CO2 and also owns pipelines and compressor stations for delivery purposes. The Company accounts for its investment in Petrosource under the equity method and recorded a $209,543 net loss for the three month period ended March 31, 2005.

7.	Credit Facilities
      On December 29, 2003, the Company entered into a Credit Agreement (the “Credit Agreement”) with certain commercial lending institutions, including Mizuho Corporate Bank, Ltd. as the Administrative Agent and the Bank of Texas, N.A. and the Bank of Nova Scotia as Co-Agents.
      The Credit Agreement provides for a loan commitment amount of up to $120 million and a letter of credit commitment of up to $15 million (provided, the outstanding aggregate amount of the unpaid borrowings, plus the aggregate undrawn face amount of all outstanding letters of credit shall not exceed the borrowing base under the Credit Agreement). The Credit Agreement provides further that the amount available to the Company at any time is subject to certain restrictions, covenants, conditions and changes in the borrowing base calculation. In partial consideration of the loan commitment amount, the Company has pledged a continuing security interest in all of its oil and natural gas properties and its equipment, inventory, contracts, fixtures and proceeds related to its oil and natural gas business.
      At the Company’s option, interest on borrowings under the Credit Agreement bear interest at a rate based upon either the prime rate or the LIBOR rate plus, in each case, an applicable margin that, in the case of prime rate loans, can fluctuate from 0.75% to 1.50% per annum, and, in the case of LIBOR rate loans, can fluctuate from 1.75% to 2.50% per annum. Fluctuations in the applicable interest rate margins are based upon Operating LLC’s total usage of the amount of credit available under the Credit Agreement, with the applicable margins increasing as the Company’s total usage of the amount of the credit available under the Credit Agreement increases. The Credit Agreement expires on September 1, 2006.
      At the closing of the Credit Agreement (December, 2003), the Company borrowed $43.8 million to repay $42.9 million owed by the Company to a related party under the secured loan arrangement which was then terminated and to pay administrative fees in connection with this borrowing. The Company intends to use any future borrowings under the Credit Agreement to finance potential acquisitions. The Company capitalized $1.4 million of loan issuance costs in connection with the closing of this transaction. These costs are amortized over the life of the loan using the interest method. $111,809 and $172,890 were amortized during the three months ended March 31, 2004 and 2005 and are included as debt issuance costs in the income statement.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As a condition to the lenders obligations under the Credit Agreement, the lenders required that the NEG, Gascon, Holding LLC and the Company execute and deliver at the closing that certain Pledge Agreement and Irrevocable Proxy in favor of Bank of Texas, N.A., its successors and assigns, the (“Pledge Agreement”). Pursuant to the terms of the Pledge Agreement, in order to secure the performance of the obligations of the Company (I) each of NEG and Gascon have pledged their 50% membership interest in Holding LLC (such interests constituting 100% of the outstanding equity membership interest of Holding LLC); (ii) Holding LLC has pledged its 100% equity membership interest in the Company; and (iii) the Company has pledged its 100% equity membership interest in its subsidiary, Shana National LLC (the membership interests referred to in clauses (I), (ii) and (iii) above are collectively referred to as the “Collateral”). The Pledge Agreement also provides for a continuing security interest in the Collateral and that Bank of Texas, N.A. as the Collateral Agent is the duly appointed attorney-in-fact of the Company. The Collateral Agent may take all action deemed reasonably necessary for the maintenance, preservation and protection of the Collateral and the security interest therein until such time that all of the Company’s obligations under the Credit Agreement are fulfilled, terminated or otherwise expired. If under the Credit Agreement an event of default shall have occurred and is continuing, the Collateral Agent may enforce certain rights and remedies, including, but not limited to the sale of the Collateral, the transfer of all or part of the Collateral to the Collateral Agent or its nominee and/or the execution of all endorsements.
      The Credit Agreement requires, among other things, semiannual engineering reports covering oil and natural gas properties, and maintenance of certain financial ratios, including the maintenance of a minimum interest coverage, a current ratio, and a minimum tangible net worth. The Company was in compliance with all covenants at March 31, 2005.

8.	Note Receivable
      At the request of the Company’s controlling member, in April 2002, the Company entered into a revolving credit commitment to extend advances to an unrelated third party. The unrelated third party has no business relationship with the Company’s controlling member. Under the terms of the revolving credit arrangement, the Company agreed to make advances from time to time, as requested by the unrelated third party and subject to certain limitations, an amount up to $5 million. Advances made under the revolving credit commitment bear interest at prime rate plus 2% and is collateralized by inventory and receivables. During 2004, the Company determined that a portion of the total outstanding advances of $1,253,154 had been impaired and established a $790,000 allowance to offset the note.

9.	Commitments and Contingencies
      The Company has entered into a management agreement with NEG to manage Operating LLC’s oil and natural gas assets until the earlier of November 1, 2006, or such time as Operating LLC no longer owns any oil and natural gas assets.
      Under the terms of the Company’s formation agreements, the Company is obligated to make semi-annual payments “Guaranteed Payments” and periodic “Priority Amount” distributions to NEG. No Guaranteed Payments were made during the months ended March 31, 2004 and 2005.
      On July 7, 2003, the Company filed a request with the American Arbitration Association for dispute resolution of a claim in the amount of $21,000 against Osprey Petroleum Company, Inc. (“Osprey”) arising out of Osprey’s failure to post bond for certain plugging and abandonment liabilities associated with oil and gas properties sold by the Company to Osprey in September 2000. Osprey has counterclaimed against the Company and its affiliates (Holding LLC and Operating LLC) in an amount up to $15 million, alleging fraud and breach of contract related to the sale of such oil and gas properties. The Purchase and Sale Agreement transferring the properties from the Company to Osprey provides for dispute resolution through binding arbitration utilizing arbitrator(s) experienced in oil and gas transactions. The exclusive venue for any such

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
arbitration is in Dallas, Texas, and the binding, nonappealable judgment by the arbitrator(s) may be entered in any court having competent jurisdiction.
      On February 24, 2005, the American Arbitration Association issued a ruling in favor of the Company on all issues. The Company was awarded the following:

(a) $20,500 in post bond premiums alleged to be owed for certain plugging and abandonment liabilities associated with the oil and gas properties sold to Osprey,

(b) $5,422 in expenses associated with our bond claim,

(c) $53,226 in attorneys fees,

(d) $24,617 in administrative expenses paid to the American Arbitration Association,

(e) an order requiring Osprey to post and maintain an acceptable replacement bond,

(f) a finding that Osprey’s counterclaim in the amount of $15 million was without merit, and

(g) a ruling that Osprey is entitled to no recovery of any damages or expenses associated with the Company’s bond claim or Osprey’s counterclaim.
      With respect to certain claims of the Company against Enron North America Corp. relating to the oil and natural gas properties contributed to Holding LLC, a representative of the Company has been appointed to the official committee of unsecured creditors in the Enron bankruptcy proceeding, and the Company has filed a claim for damages in that bankruptcy proceeding. This claim represents a hedge against future oil and natural gas prices and does not reflect a cash gain or loss. Any recoveries from Enron North America Corp. will become the property of Operating LLC as a result of the LLC Contribution.
      Other than routine litigation incidental to its business operations which are not deemed by the Company to be material, there are no additional legal proceedings in which the Company nor Operating LLC, is a defendant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Panaco, Inc.
      We have audited the accompanying balance sheets of Panaco, Inc. (the “Company” or “Panaco”) as of December 31, 2004 and 2003 and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panaco, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.
      As discussed in Note 2 to the financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations.

/s/ Pannell Kerr Forster of Texas, P.C.
March 18, 2005

PANACO, INC.
BALANCE SHEETS

	December 31,

	2004	2003

ASSETS
Current assets
Cash	$23,753,000	$3,152,000
Restricted cash	—	8,716,000
Accounts receivable, net of allowance of $5,947,000 and $5,847,000 as of December 31, 2004 and December 31, 2003, respectively	8,641,000	8,233,000
Accounts receivable — other	1,841,000	—
Prepaid expenses and other current assets	4,652,000	1,001,000
Deferred taxes, net	1,943,000	—

Total current assets	40,830,000	21,102,000

Property, plant and equipment
Oil and natural gas properties, successful efforts method of accounting	326,733,000	323,001,000
Less accumulated depreciation, depletion and amortization	(263,140,000)	(246,803,000)

Oil and natural gas properties, net	63,593,000	76,198,000

Pipelines and other property, plant and equipment	26,114,000	26,303,000
Less accumulated depreciation	(17,789,000)	(16,023,000)

Pipelines and other property, plant and equipment, net	8,325,000	10,280,000

Other assets
Restricted deposits	23,519,000	18,234,000
Deferred taxes, net	21,341,000	—

Total assets	$157,608,000	$125,814,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities not subject to compromise
Current liabilities
Accounts payable and accrued liabilities	$13,517,000	$6,506,000
Accounts payable — related party	555,000	—
Interest payable — related party	288,000	—
Interest payable	—	220,000
Income tax payable	157,000	—
Current maturities of long-term debt — related party	5,429,000	—
Revolving credit facility	—	35,272,000

Total current liabilities	19,946,000	41,998,000

Long-term debt — related party, net of current maturities	32,571,000	—
Deferred credits	263,000	556,000
Asset retirement obligation	49,538,000	43,933,000

Total liabilities not subject to compromise	102,318,000	86,487,000

Liabilities subject to compromise
Accounts payable and accrued liabilities	—	19,838,000
Interest payable	—	3,115,000
Natural gas imbalance payable	—	1,311,000
Senior notes due 2004	—	100,000,000

Total liabilities subject to compromise	—	124,264,000

Commitments and contingencies	—	—
Stockholders’ equity (deficit)
Preferred shares, $0.01 par value, 5,000,000 shares authorized at December 31, 2003; no shares issued and outstanding at December 31, 2003 (see Note 1)	—	—
New common shares, $0.01 par value, 1,000,000 shares authorized; 1,000 shares issued and outstanding as of December 31, 2004	—	—
Old common shares, $0.01 par value, 100,000,000 shares authorized; 24,359,695 shares issued and outstanding as of December 31, 2003	—	247,000
Additional paid-in capital	121,140,000	69,089,000
Accumulated deficit	(65,850,000)	(154,273,000)

Total stockholders’ equity (deficit)	55,290,000	(84,937,000)

Total liabilities and stockholders’ deficit	$157,608,000	$125,814,000

See accompany notes to financial statements.

PANACO, INC.
STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2004	2003	2002

Oil and natural gas sales	$51,234,000	$50,160,000	$39,065,000
Costs and expenses:
Lease operating expenses and ad valorem taxes	14,040,000	17,218,000	14,508,000
Production taxes	711,000	1,021,000	720,000
Geological and geophysical expenses	76,000	105,000	119,000
Depletion, depreciation and amortization	19,008,000	12,812,000	36,986,000
Impairment of oil and natural gas properties	—	—	23,291,000
General and administrative expenses	2,284,000	2,290,000	3,550,000
Management fees and other — related party	884,000	—	—
Bad debt expense	100,000	1,896,000	510,000
Accretion of asset retirement obligation	3,132,000	2,843,000	—
Gain on expiration of production payment	—	(2,249,000)	—

Total cost and expenses	40,235,000	35,936,000	79,684,000

Operating income (loss)	10,999,000	14,224,000	(40,619,000)
Other income (expense):
Interest income	684,000	274,000	500,000
Other income	48,000	—	—
Interest expense	(912,000)	(2,929,000)	(9,298,000)
Interest expense — related party	(1,605,000)	—	—
Loss on sale of assets	(76,000)	—	—

Total other expense. net	(1,861,000)	(2,655,000)	(8,798,000)

Income (loss) before reorganization costs, income taxes and cumulative effect of accounting change	9,138,000	11,569,000	(49,417,000)
Reorganization costs:
Deferred debt costs	—	—	(962,000)
Professional fees	(3,794,000)	(2,898,000)	(1,296,000)
Loss on restructuring of debt — related party	(3,561,000)	—	—
Gain on restructuring of senior notes due 2004	51,268,000	—	—
Gain on restructuring of payables	12,495,000	—	—

Income (loss) before cumulative effect of accounting change	65,546,000	8,671,000	(51,675,000)
Income tax benefit, net	22,877,000	—	—
Cumulative effect of accounting change, net of tax	—	(12,149,000)	—

Net income (loss)	$88,423,000	$(3,478,000)	$(51,675,000)

Basic and diluted earnings (loss) per share (see Note 2):
Income (loss) before cumulative effect of accounting change		$0.36	$(2.12)
Cumulative effect of accounting change, net of tax		(0.50)	—

Net loss		$(0.14)	$(2.12)

Basic and diluted weighted average common shares outstanding		24,359,695	24,359,695

See accompanying notes to financial statements.

PANACO, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2004, 2003 and 2002

	Number of	Number of	Common			Total
	New Common	Old Common	Share Par	Additional	Accumulated	Stockholders’
	Shares	Shares	Value	Paid-In Capital	Deficit	Equity (Deficit)

Balance, December 31, 2001	—	24,359,695	$247,000	$69,089,000	$(99,120,000)	$(29,784,000)
Net loss	—	—	—	—	(51,675,000)	(51,675,000)

Balance, December 31, 2002	—	24,359,695	247,000	69,089,000	(150,795,000)	(81,459,000)
Net loss	—	—	—	—	(3,478,000)	(3,478,000)

Balance, December 31, 2003	—	24,359,695	247,000	69,089,000	(154,273,000)	(84,937,000)
Cancellation Old Common Stock	—	(24,359,695)	(247,000)	247,000	—	—
Issuance of New Common Stock	1,000	—	—	51,804,000	—	51,804,000
Net income	—	—	—	—	88,423,000	88,423,000

Balance, December 31, 2004	1,000	—	$—	$121,140,000	$(65,850,000)	$55,290,000

PANACO, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2004	2003	2002

Cash flows from operating activities
Net income (loss)	$88,423,000	$(3,478,000)	$(51,675,000)
Adjustments to reconcile net income (loss) to net cash provided from operating activities
Depletion, depreciation and amortization	19,008,000	12,812,000	36,986,000
Impairment of oil and natural gas properties	—	—	23,291,000
Deferred income taxes	(23,284,000)	—	—
Loss on sale of assets	76,000	—	—
Unrealized loss on derivative instruments	903,000	—	—
Loss on restructuring of debt — related party	3,561,000	—	—
Gain on restructuring of senior notes due 2004	(51,268,000)	—	—
Gain on restructuring of payables	(12,495,000)	—	—
Allowance for doubtful accounts	100,000	1,896,000	510,000
Accretion of asset retirement obligation	3,132,000	2,843,000	—
Deferred debt costs	—	—	962,000
Gain on expiration of production payment	—	(2,249,000)	—
Cumulative effect of accounting change	—	12,149,000	—
Changes in operating assets and liabilities
Accounts receivable	(508,000)	(1,353,000)	(924,000)
Accounts receivable — other	(1,841,000)	—	—
Prepaid expenses and other current assets	(3,651,000)	20,000	(103,000)
Accounts payable and accrued liabilities	(3,278,000)	(5,306,000)	(3,560,000)
Accounts payable — related party	555,000	—	—
Natural gas imbalance payable	(1,311,000)	154,000	8,000
Deferred credits	(293,000)	(397,000)	(552,000)
Interest payable	1,385,000	(661,000)	1,132,000
Income taxes payable	157,000	—	—

Net cash provided by operating activities	19,371,000	16,430,000	6,075,000

Cash flows from investing activities
Capital expenditures	(1,994,000)	(3,875,000)	(6,494,000)
Proceeds from property sale	150,000	—	—
Increase in restricted deposits	(5,285,000)	(4,907,000)	(2,316,000)
Asset retirement obligation	(207,000)	(1,028,000)	—

Net cash used in investing activities	(7,336,000)	(9,810,000)	(8,810,000)

Cash flows from financing activities
Proceeds from borrowings of debt	—	—	8,101,000
Repayment of debt	(150,000)	(2,450,000)	(3,250,000)

Net cash provided by (used in) financing activities	(150,000)	(2,450,000)	4,851,000

Net increase in cash	11,885,000	4,170,000	2,116,000
Decrease (increase) in restricted cash	8,716,000	(8,716,000)	—
Cash at beginning of year	3,152,000	7,698,000	5,582,000

Cash at end of year	$23,753,000	$3,152,000	$7,698,000

Supplemental Disclosure of Cash Flow Information:
Interest paid	$1,129,000	$3,590,000	$8,166,000
Income taxes paid	$272,000	$—	$—
Supplemental Non-cash Investing and Financing Activities:
Oil and natural gas properties for asset retirement obligation	$2,680,000	$26,344,000	$—
Interest payable — related party converted to debt principal	$1,317,000	$—	$—
Senior notes due 2004 and accrued interest converted to new common stock and additional paid-in capital	$51,804,000	$—	$—
Old common stock converted to additional paid-in capital	$247,000	$—	$—
See accompanying notes to financial statements.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 —	Voluntary Petition for Relief Under Chapter 11 Bankruptcy
      On July 16, 2002, Panaco, Inc. (the “Company” or “Panaco”) filed a Voluntary Petition for Relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Southern District of Texas. The filing was made primarily due to the Company’s inability to pay its debts as they became due including the existence of a significant working capital deficit at December 31, 2001 and continuing through June 30, 2002. In addition, at the time of filing the voluntary petition for relief, the Company was not in compliance with certain financial and technical covenants of its $40 million revolving credit facility (the “Credit Facility”) and the indenture entered into in connection with its indebtedness of $100 million of Senior Notes due 2004, (the “Senior Notes” and the “Senior Notes Indenture”). The Company’s forecasts of future results from operations indicated that the Company would not be able to reverse its working capital deficit, cure its covenant violations or provide capital required to develop its oil and natural gas reserves.
      An order for relief was entered by the Bankruptcy Court, placing the Company under protection of the Bankruptcy Court, which precludes payment of the interest on the Senior Notes. In addition, payment of liabilities existing as of July 15, 2002 to certain unsecured creditors and pending litigation are stayed during the Bankruptcy proceeding. For the period from July 16, 2002 through November 15, 2004, the Company operated as a debtor-in-possession and continued to operate and manage its assets in the ordinary course of business during the Chapter 11 proceeding. On November 3, 2004, the Court entered a confirmation order for the Company’s Plan of Reorganization (the “Plan”). The Plan became effective November 16, 2004 (“Effective Date”) and the Company began operating as a reorganized entity.
      The Plan generally provided that the Company’s liabilities, classified as “Subject to Compromise” on the accompanying balance sheets, be satisfied in full in exchange for the following:

•	Revolving Credit Facility: the holder of the claim received a new note, the principal amount of which will be paid over seven years,

•	Senior Notes: 49% of the Senior Notes were settled for a cash payment equal to 2.5% of the face value of the Senior Notes; 51% of the Senior Notes were converted into 100% of the equity of the reorganized Company,

•	Unsecured Creditors: received a cash payment equal to 10% of their allowed claim.

•	Equity: the pre-confirmation shares of common stock (the “Old Common Stock”) are deemed to be of no value and were cancelled. The equity of the reorganized Company became owned by the 51% Senior Note holders.
      The Plan also further specified that the Company no longer has the authority to issue non-voting equity shares. As such, there are no authorized or issued preferred shares as of December 31, 2004.
      For the period from July 16, 2002 through November 15, 2004, the financial statements have been prepared in accordance with Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” (“SOP 90-7”). In accordance with SOP 90-7, as of the petition date, the Company discontinued accruing interest and amortization of deferred debt costs related to liabilities subject to compromise.
      As a result of the Plan, a gain was recognized on the restructuring in accordance with Statement of Financial Accounting Standards No. 15 (“SFAS No. 15”), “Accounting by Debtors and Creditors for Troubled Debt Restructurings.” The total gain on restructuring was approximately $63.8 million which is comprised of the forgiveness of $51.3 million of unsecured Senior Notes and $12.5 million of payables owed to unsecured creditors. Furthermore, approximately $51.8 million of unsecured Senior Notes and the corre-

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
sponding accrued interest were exchanged for 100% of the new common stock (1,000 shares) (the “New Common Stock”) of the reorganized Company.
      Due to the lack of change in control of the Company post bankruptcy, the reorganization of the Company was accounted for as a recapitalization and debt restructuring.

Note 2 —	Summary of Significant Accounting Policies

Nature of business
      The Company is an independent oil and natural gas exploration and production company with operations focused in the Gulf of Mexico and onshore in the Gulf Coast region. The Company operates a majority of its oil and natural gas producing assets in order to control the operations and the timing of expenditures. The majority of the Company’s properties are located in state or federal waters in the Gulf of Mexico, where the costs of operations, productions rates and reserve potential are generally greater than properties located onshore. The Company’s assets and operations are primarily concentrated on a small group of properties.

Significant Accounting Policies

Basis of Presentation
      The Company’s financial statements, and the notes to financial statements, are prepared in accordance with U.S. generally accepted accounting principles.

Oil and Natural Gas Properties and Depreciation, Depletion and Amortization
      The Company utilizes the successful efforts method of accounting for its oil and natural gas properties. Under the successful efforts method, lease acquisition costs are initially capitalized. Exploratory drilling costs are also capitalized pending determination of proved reserves. If proved reserves are not discovered, these costs are expensed. All development costs are capitalized. Non-drilling exploratory costs, including geological and geophysical costs and rentals, are expensed as incurred. Unproved leaseholds with significant acquisition costs are assessed periodically, on a property-by-property basis, and a loss is recognized to the extent, if any, that the cost of the property has been impaired. Unproved leaseholds whose acquisition costs are not individually significant are aggregated, and such costs estimated to ultimately prove nonproductive, based on experience, are amortized over an average holding period. As unproved leaseholds are determined to be productive, the related costs are transferred to proved leaseholds. Provision for depletion is determined on a depletable unit basis using the unit-of-production method. As of December 31, 2004, 2003 and 2002 there were no unproved leasehold costs recorded. The depletion rates per Mcfe for the years ended December 31, 2004, 2003 and 2002 were $2.09, $1.09 and $3.02, respectively. The increase for the year ended December 31, 2004 was due to a significant downward revision of natural gas reserves. The significant decrease for the year ended December 31, 2003 was due to the impairment of oil and natural gas properties recorded during the year ended December 31, 2002 which substantially reduced the cost subject to depletion during 2003.
      The Company performs a review for impairment of proved oil and natural gas properties on a depletable unit basis each quarter and when circumstances suggest there is a need for such a review. For each depletable unit determined to be impaired, an impairment loss equal to the difference between the sum of the carrying value and anticipated future costs, including plugging and abandonment, and the fair value of the depletable unit will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of expected future cash flows computed by applying estimated future oil and natural gas prices, as determined by management, to estimated future production of oil and natural gas reserves over the economic lives of the reserves discounted at 10%. Future cash flows are based upon the Company’s estimate of proved reserves.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      During 2002, the Company recorded an oil and natural gas asset impairment totaling $23.3 million. The impairment was primarily due to lower estimates of future net cash flow from the Company’s proved reserves caused mainly by an increase in the estimate of future obligations to plug and abandon the wells and platforms used on its properties and a negative revision to previous estimates of total proved oil and natural gas reserves. The Company was not required to record any oil and natural gas asset impairments in 2004 and 2003.

Revenue Recognition
      The Company recognizes its ownership interest in oil and natural gas production as revenue as it is produced and sold. Natural gas balancing arrangements with partners in natural gas wells are accounted for by the entitlements method. Fees for processing oil and natural gas for others are recorded as they are earned and treated as a reduction of lease operating expense related to the facilities and infrastructure since they are a reimbursement of operating costs of the facilities.

Earnings Per Share
      Basic earnings (loss) per share is computed by dividing net earnings or loss by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net earnings or loss by the weighted average number of shares outstanding, after giving effect to potentially dilutive common share equivalents outstanding during the period. Potentially dilutive common share equivalents are not included in the computation of diluted earnings (loss) per share if they are anti-dilutive. Diluted earnings (loss) per common share are the same as basic earnings (loss) per share for all periods presented because no dilutive common share equivalents existed.
      In connection with the Plan, all of the Old Common Stock outstanding as of November 16, 2004 was canceled and 1,000 shares of Panaco, Inc. New Common Stock were issued. Since the number of shares of the Old Common Stock and the New Common Stock are not comparable, the weighted average number of common shares outstanding is not meaningful, therefore, the earnings per share computation for the period ended December 31, 2004 has been omitted from the statement of operations and throughout the footnote disclosures contained herein. If the New Common Stock had been outstanding for the entire year ending December 31, 2004, the net income per common share would have been $88,423 per New Common Stock share.

Cash and Cash Equivalents
      For purposes of reporting cash flows, the Company considers all cash investments with original maturities of three months or less to be cash equivalents.

Stock-Based Compensation
      The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 — “Accounting for Stock Based Compensation,” (“SFAS NO. 123”). Under SFAS No. 123, the Company is permitted to either record expenses for stock options and other employee compensation plans based on their fair value at the date of grant or to continue to apply the current accounting policy under Accounting Principles Board, (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees,” (“APB No. 25”) and recognize compensation expense, if any, based on the intrinsic value of the equity instrument at the measurement date. In December of 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — An Amendment to FASB Statement No. 123,” (“SFAS No. 148”) to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company elected to not change to the fair value based method of accounting for stock based employee compensation and continues to follow APB No. 25 and when required, to provide the pro forma disclosures required by

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
SFAS No. 123. Additionally, SFAS No. 148 amended disclosure requirements of SFAS No. 123 to require more prominent disclosure in both annual and interim financial statements.
      Had compensation costs for the stock option plan been determined based on the fair value at the grant date, consistent with the provisions of SFAS No. 123, net income (loss) and net income (loss) per share would have increased or decreased to the pro forma amounts indicated below for the years ended December 31:

	2004	2003	2002

Net income (loss) — as reported	$88,423,000	$(3,478,000)	$(51,675,000)
Plus: stock-based compensation expense determined using the intrinsic value of the option at the measurement date	—	—	—
Less: stock-based employee compensation determined under fair value method for all awards granted to employees	—	(34,000)	(77,000)

Net income (loss) — pro forma	$88,423,000	$(3,512,000)	$(51,752,000)

Basic and diluted net income (loss) per share — as reported		$(0.14)	$(2.12)

Basic and diluted net income (loss) per share — pro forma		$(0.14)	$(2.12)

      When determining the fair value of each option granted the Company uses the Black-Scholes Option Pricing Model and considers the following weighted average assumptions: fair market price of the underlying common stock on the date of grant, expected stock price volatility, risk free interest rate, average expected option lives and forfeiture rate. The Company did not grant options to employees during the years ended December 31, 2004, 2003 and 2002 (see Note 8).

Fair Value
      The Company values financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” The carrying amount of cash is fair value and the carrying amount of other balance sheet financial instruments approximate fair value on the date of each balance sheet.

Asset Retirement Obligations
      During 2003, the Company implemented SFAS No. 143, “Accounting for Long-Term Asset Retirement Obligations,” (“SFAS No. 143”). As required by SFAS No. 143, the Company recorded a charge for the cumulative effect of accounting change of $12.1 million, which represents the accretion expense on the asset retirement obligation liability and depletion expense on the asset retirement obligation asset for the period from when the wells and platforms were either drilled or acquired through December 31, 2002 (see Note 3).

Restricted cash
      Under the terms of a cash collateral order entered by the United States Bankruptcy Court during December 2003, the Company established an escrow account for its excess cash as defined in the order. On the Effective Date of the Plan, the requirement to maintain restricted cash was no longer necessary and since the Effective Date such cash has been available for working capital, capital expenditures, settlement of claims, and for general operations of the Company.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Accounts Receivable
      The Company reviews its accounts receivable on a regular basis and when appropriate, records an allowance when conditions warrant that such account may not be collectible. The total allowance for doubtful accounts was $5.9 million and $5.8 million at December 31, 2004 and 2003, respectively.

Pipelines and Other Property, Plant and Equipment
      Property and equipment is carried at cost. Oil and natural gas pipelines and equipment are depreciated on the straight-line method over their estimated lives, primarily fifteen years. Other property is also depreciated on the straight-line method over their estimated lives, ranging from three to ten years.

Amortization of Deferred Debt Costs
      Costs incurred in debt financing transactions are typically amortized over the term of the debt instrument using the effective interest rate method. During the year ended December 31, 2002, the Company wrote-off the balance of its deferred debt costs totaling $962,000 related to the Senior Notes due to a potential compromise of the principal. The amount was recorded as a component of reorganization costs.

Natural gas Imbalances
      The Company accounts for its natural gas sales under the entitlement method. As such, the Company records its contractual percentage (“entitled”) of production as revenue and any amounts sold in excess of what the Company is entitled to, or not sold to which the Company is entitled to, are recorded as an imbalance with the other parties to the contract. The values of such imbalances are based on the prices received by the Company during the month in which the imbalance occurs. At December 31, 2004, the Company’s imbalance was an under-produced, or asset balance of $0.4 million which has been recorded within accounts receivable — other. At December 31, 2003, the Company’s imbalance position was an over-produced, or payable balance of $1.3 million.

Derivative Instruments and Hedging Activities
      As conditions warrant, the Company hedges the prices of its oil and natural gas production through the use of oil and natural gas swap contracts and put options within the normal course of its business. To qualify as hedging instruments, swaps or put options must be highly correlated to anticipated future sales such that the Company’s exposure to the risk of commodity price changes is reduced. All hedge transactions are subject to the Company’s risk management policy. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking the hedge. This process includes specific identification of the hedging instrument and the hedge transaction, the nature of the risk being hedged and how the hedging instrument’s effectiveness will be assessed. Both at the inception of the hedge and on an ongoing basis, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.
      Effective January 1, 2001, the Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement was amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133.” These statements establish accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded at fair market value and included in the balance sheet as assets or liabilities. The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation, which is established at the inception of a derivative. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in the statement of operations. For derivative instruments designated as cash flow

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
hedges, changes in fair value, to the extent the hedge is effective, are recognized in other comprehensive income until the hedged item is recognized in earnings. Hedge effectiveness is measured at least quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time. Any change in fair value resulting from ineffectiveness, as defined by SFAS No. 133, is recognized immediately in oil and natural gas sales. As of December 31, 2004, 2003 and 2002, the Company did not have any open derivative agreements that qualified as a hedge instrument in accordance with SFAS No. 133.
      At December 31, 2004, the Company had certain no-cost commodity price collars that management elected to not designate as hedge instruments for accounting purposes. Accordingly, the change in unrealized gains and losses are included in oil and natural gas sales. These derivative agreements are for 2005 production thus there have been no cash settlements recorded in 2004. For the year ended December 31, 2002, realized losses on hedging settlements totaled $282,000.
      While the use of derivative contracts can limit the downside risk of adverse price movements, it may also limit future gains from favorable movements. The Company addresses market risk by selecting instruments whose value fluctuations correlate strongly with the underlying commodity. Credit risk related to derivative activities is managed by requiring minimum credit standards for counterparties, periodic settlements, and mark to market valuations.
      The following is a summary of the oil and natural gas no-cost commodity price collars entered into by the Company.

Date of Contract	Volume/Month	Beginning	Ending	Floor	Ceiling

November 2004	25,000 Bbls	January 2005	December 2005	$42.50	$46.00
November 2004	150,000 MMBTU	January 2005	December 2005	$6.00	$8.35
      At December 31, 2004, a liability of $0.9 million was recorded by the Company in connection with these contracts to record the derivative instruments at their fair market value.

Income Taxes
      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, net operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that enactment date (see Note 7).

Environmental Liabilities
      The Company accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than the time of the completion of the remedial feasibility study. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. As of December 31, 2004, 2003 and 2002, the Company did not have any liabilities related to environmental remediation that were required to be recorded.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Concentration of Credit Risk
      Substantially all of the Company’s accounts receivable result from oil and natural gas sales or joint interest billings to third parties in the oil and natural gas industry. This concentration of customers and joint interest owners may impact the Company’s overall credit risk in that these entities may be similarly affected by changes in economic and other industry conditions. The Company does not require collateral from its customers. Further, the Company generally has the right to offset revenue against related billings to joint interest owners. Derivative contracts subject the Company to a concentration of credit risk. The Company transacts the majority of its derivative contracts with one counterparty.

Use of Estimates
      The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities in the financial statements. The most significant estimates include the use of estimates for oil and natural gas reserve information, fair market values of derivative instruments, the valuation allowance for deferred income taxes, the valuation allowance for accounts receivable, the asset retirement obligation for plugging and abandonment of wells and platforms, impairments tests and depletion expense. Actual results could differ from those estimates. Estimates related to oil and natural gas reserve information are based on estimates provided by independent petroleum engineering firms. Changes in oil and natural gas prices could significantly affect the estimates from year to year, thus directly affecting the rate of depletion, impairment tests and valuation allowances on deferred tax assets and accounts receivable.

Recently Issued Accounting Pronouncements
      In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment.” This statement requires companies to measure the cost of employee services in exchange for an award of equity instruments based on a grant-date fair value of the award (with limited exceptions), and that cost must generally be recognized over the vesting period. SFAS No. 123(R) amends the original SFAS No. 123 and SFAS No. 95 that had allowed companies to choose between expensing stock options or showing pro forma disclosure only. This statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25. We currently account for our stock-based compensation plans under the principles prescribed by APB Opinion No. 25. Accordingly, no stock option compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to or less than the market value of the underlying common stock on the date of grant. The adoption of SFAS No. 123(R) will not impact our results of operations since the Company has no options outstanding. SFAS No. 123(R) becomes effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005.
      In December 2004, SFAS No. 153, “Exchanges of Nonmonetary Assets — an Amendment of APB Opinion No. 29” is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions” and replaces it with an exception for exchanges that do not have commercial substance. The Company expects the adoption of SFAS No. 153 to have no impact on its financial statements.

Note 3 —	Asset Retirement Obligations
      The Company’s asset retirement obligations (“ARO”) relate to the plugging and abandonment of its oil and natural gas properties. The provisions of SFAS No. 143 requires the fair value of a liability for an ARO to be recorded and a corresponding increase in the carrying amount of the associated asset. The cost of the

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
tangible asset, including the initially recognized asset retirement cost (“ARC”) is depleted over the useful life of the asset. If the fair value of the estimated ARO changes in the future, an adjustment is recorded to the retirement obligation and the asset retirement cost. The offsetting ARO liability is recorded at fair value, and accretion expense recognized as the discounted liability is accredited to its expected settlement value. The fair value of the ARO asset and liability is measured using expected future cash out flows discounted at the Company’s credit adjusted risk free interest rate. Differences in actual amounts incurred to plug and abandon a well or platform are compared to the amounts that have been accrued are recorded as a gain or loss upon settlement of the liability.
      The Company adopted SFAS No. 143 on January 1, 2003 which resulted in a net increase in the discounted ARO liability of $42.1 million and an increase in net oil and natural gas properties of $30 million. The related cumulative effect of implementing SFAS No. 143 since inception resulted in a non-cash charge to earnings of $12.1 million. There was no impact on the Company’s cash flow or estimates of its plugging and abandoning costs as a result of adopting SFAS No. 143.
      The following table provides a roll forward of the ARO for the years ended December 31:

	2004	2003

ARO at beginning of period	$43,933,000	$42,118,000
Revision of estimate	2,680,000	—
Liabilities settled	(207,000)	(1,028,000)
Accretion expense	3,132,000	2,843,000

ARO at end of period	$49,538,000	$43,933,000

      On a pro forma basis, for the year ended December 31, 2002, depletion expense would have decreased by $6.8 million, the impairment of oil and natural gas properties would have decreased by $5 million and accretion expense would have increased by $2.7 million decreasing the overall net loss to $42.6 million or $(1.74) per share.

Note 4 —	Restricted Deposits
      Pursuant to existing agreements with former property owners and in accordance with requirements of the U.S. Department of Interior’s Minerals Management Service (“MMS”), the Company has put in place surety bonds and/or escrow agreements to provide satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields are no longer in use. As part of its agreement with the underwriter of the surety bonds, the Company has established bank trust and escrow accounts in favor of either the surety bond underwriter or the former owners of the particular fields. Restricted deposits are recorded on an accrual basis and are funded based upon the terms of the escrow agreements. Certain amounts are required to be paid upon receipt of proceeds from production. As of December 31, 2004 and 2003, $1.9 million and $0.7 million, respectively, have been accrued representing amounts owed that have not been funded.
      In the West Delta fields and the East Breaks 109 and 110 fields, the Company established an escrow for both fields in favor of the surety bond underwriter, who provides a surety bond to the former owners of the West Delta fields and to the MMS. The balance in this escrow account was $8.8 million at December 31, 2004 and is fully funded per the terms of the escrow agreement.
      In the East Breaks 165 and 209 fields, the Company established an escrow account in favor of the surety bond underwriter, who provides surety bonds to both the MMS and the former owner of the fields. The balance in this escrow account was $6.6 million at December 31, 2004, which is fully funded per the terms of the escrow agreement.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The Company has also established an escrow account in favor of a major oil company under which the Company will deposit 10% of the net cash flows from the properties, as defined in the agreement, that were acquired from the major oil company. This balance in this escrow account was $2.9 million at December 31, 2004.
      Pursuant to an order entered by the United States Bankruptcy Court during 2003, the Company established the “Unocal Escrow Account” which requires monthly deposits based on cash flows from certain wells acquired, as defined in the agreement. The balance in this escrow account was $3.2 million at December 31, 2004.
      Pursuant to an agreement entered into with the MMS during December 2004, the Company established the “East Breaks Escrow Accounts” which require an initial deposit of $2.0 million and quarterly deposits of $0.8 million beginning March 2005. The balance in this escrow account was $2.0 million at December 31, 2004.
      Aggregate payments to the East Breaks Escrow accounts for the five years following December 31, 2004 are as follows:

Year Ended December 31,

2005	$3,200,000
2006	3,200,000
2007	3,200,000
2008	3,200,000
2009	3,200,000
Thereafter	2,000,000

$18,000,000

Note 5 —	Debt
      The Company’s outstanding debt as of December 31 is as follows:

	2004	2003

Subject to compromise:
10.625% Senior Notes due 2004	$—	$100,000,000

Not subject to compromise:
Revolving Credit Facility due 2003	$—	$35,272,000
Term loan due 2011 — related party	38,000,000	—

Total long-term debt	38,000,000	35,272,000
Less current maturities	(5,429,000)	(35,272,000)

Long-term debt, less current maturities	$32,571,000	$—

Senior Notes
      In October 1997, the Company issued $100 million of 10.625% Senior Notes due 2004. Interest was payable semi-annually on April 1 and October 1 of each year. The Senior Notes were general unsecured obligations of the Company and ranked senior in right of payment to any subordinated obligations. The Senior Note Indenture contained certain restrictive covenants that limited the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, impose restrictions on the ability of a restricted subsidiary to pay dividends or make certain payments to the Company and its restrictive subsidiaries, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, under certain circumstances, the Company was required to offer to purchase the Senior Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase, with the proceeds of certain asset sales. As referred to in Note 1, on the Effective Date of the Plan, 51% of the Senior Notes were exchanged for 100% ownership of the reorganized Company in which such note holders received 1,000 shares of New Common Stock. These notes were held by an affiliate of a primary shareholder immediately prior to the confirmation of the Plan who then became the single shareholder of the Company. Holders of the remaining 49% of the Senior Notes were paid a cash payment equal to 2.5% of the face amount of the Senior Notes (see Note 1).

Revolving Credit Facility
      In November 2001, the Company amended the Credit Facility originally entered into in October 1999. The Credit Facility was for two years and provided a borrowing base of up to $40 million, depending on the borrowing base as calculated in accordance with the agreement. In May 2004, the Credit Facility was assumed by Mid River, LLC, a related party, the proponent of the Company’s Plan of Reorganization. In November 2004, the Company converted the Credit Facility into the term loan described below.

Term Loan
      In November 2004, the Company entered into a term loan agreement (the “Term Loan”) for $38,000,000 with Mid River, LLC, a related party, which matures on December 15, 2011. The Term Loan accrues interest at Wall Street Journal LIBOR plus 4% (6.35% at December 31, 2004) and is payable in quarterly principal installments of $1,357,143 plus interest commencing March 15, 2005 with all unpaid interest and principal due at maturity. The loan is secured by all of the assets of the Company.

Production Payment
      Production payment represents an obligation to a former lender, which is repaid from a portion of the cash flows from certain wells. The production payment is a non-recourse loan related to the development of certain wells acquired. The agreement requires repayment of principal plus an amount sufficient to provide an internal rate of return of 18%. During 2003, the wells associated with the production payment ceased production and eliminated any further obligation by the Company to repay the indebtedness. The remaining production payment balance of $2.2 million was written off during the year ended December 31, 2003 and it was recorded as gain on expiration of production payment.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Aggregate maturities of principal of long-term debt-related party for the five years following December 31, 2004 are as follows:

Long-Term
Year Ended December 31,	Debt

2005	$5,429,000
2006	5,429,000
2007	5,429,000
2008	5,429,000
2009	5,429,000
Thereafter	10,855,000

$38,000,000

Note 6 —	Major Customers
      During the years ended December 31, 2004, 2003 and 2002, Plains Marketing, LLC, the purchaser of a majority of the Company’s oil production, accounted for approximately 31%, 30% and 24%, respectively, of total oil and natural gas sales. During the years ended December 31, 2004 and 2003, Louis Dreyfus Energy Services, the purchaser of a majority of the Company’s natural gas production, accounted for 40% and 45% of total oil and natural gas sales and during the year ended December 31, 2002, Reliant Energy accounted for approximately 33% of total oil and natural gas sales, respectively.

Note 7 —	Income Taxes
      The (provision) benefit for United States (“U.S.”) federal income taxes for the years ended December 31 are as follows:

	2004	2003	2002

Current	$(407,000)	$—	$—
Deferred	23,284,000	—	—

	$22,877,000	$—	$—

      The reconciliation of income taxes computed at the U.S. federal statutory tax rates to the benefit for income taxes for the years ended December 31 is as follows:

	2004	2003	2002

Statutory federal income tax rate expense (benefit)	35%	35%	(35)%
Other	—%	11%	1%
Change in valuation allowance	(70)%	(46)%	34%

	(35)%	—%	—%

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The income tax effects of temporary differences between financial and income tax reporting that gave rise to deferred income tax assets and liabilities as of December 31 are as follows:

	2004	2003

Deferred tax assets
Net operating loss carryforwards	$14,917,000	$38,393,000
Asset retirement obligation accretion	6,343,000	6,516,000
Fixed asset basis differences	—	3,152,000
Allowance for bad debts	2,081,000	2,046,000
State taxes	795,000	2,615,000
AMT tax credits	610,000	290,000

Total deferred tax assets	24,746,000	53,012,000
Less valuation allowance	—	(53,012,000)

Total net deferred tax assets	24,746,000	—

Deferred tax liabilities
Fixed asset basis differences	(1,324,000)	—
Natural gas balancing	(138,000)	—

Total deferred tax liabilities	(1,462,000)	—

Net deferred tax assets (liabilities)	$23,284,000	$—

      The net change in the valuation allowance for deferred income tax assets was a decrease of $53.0 million in 2004. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of December 31, 2004, Management has determined that the realization of the Company’s deferred tax assets is more likely than not and has reversed the valuation allowance on the deferred tax assets. The reversal of the valuation allowance resulted in the recording of a net $23 million tax benefit on the Company’s statement of operations for the year ended December 31, 2004.
      At December 31, 2004, the Company has estimated net operating loss carryforwards available for federal income tax purposes of approximately $42.6 million which begin to expire in 2019.

Note 8 —	Stock Options
      During 1992, the shareholders approved a long-term incentive plan allowing the Company to grant incentive and non-statutory stock options, performance units, restricted stock awards and stock appreciation rights to key employees, directors, and certain consultants and advisors of the Company up to a maximum of 20% of the total number of common shares outstanding.
      During 2000, the Company issued 500,000 options at $1.92 per share, the market closing price on the grant date of August 16, 2000, to officers of the Company. Through December 31, 2001, 75,000 of the options expired unexercised or were cancelled. The options vest ratably over five years and expire six years from the grant date.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      A summary of the status of the Company’s stock options at December 31 is presented in the table below:

	2004		2003		2002

		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of year	100,000	$1.92	225,000	$1.92	425,000	$1.92
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	(200,000)	1.92
Cancelled	(100,000)	1.92	(125,000)	1.92	—	—

Outstanding at end of year	—	—	100,000	1.92	225,000	1.92

Exercisable at end of year	—	—	60,000	$1.92	90,000	$1.92
Unexercisable at end of year	—	—	40,000	1.92	135,000	1.92
      Upon reorganization of the Company during November 2004, all incentive stock options outstanding were cancelled.

Note 9 —	Related Party Transactions
      On November 3, 2004, the United States Bankruptcy Court for the Southern District of Texas issued an order which became effective on November 16, 2004 confirming a plan of reorganization for the Company. Affiliates of Mr. Carl C. Icahn own all of the outstanding stock of the reorganized Company.
      During the year ended December 31, 2004, the Company has entered into the transactions listed below with various entities which are directly or indirectly controlled by Mr. Carl C. Icahn:

•	At December 31, 2004, the balance sheet reflects a term loan payable of $38 million, and related interest payable of $0.3 million. During the year ended December 31, 2004, the Company recorded interest expense of $1.6 million and a loss on restructuring of debt of $3.6 million associated with this related party.

•	The Company entered into a Management Agreement with an entity pursuant to the Bankruptcy Court’s Order confirming the effective date of the Plan. In exchange for management services provided by that entity, the Company pays a monthly fee equal to the actual direct and indirect administrative overhead costs that the entity incurs in operating and administering the Company’s oil and natural gas properties plus 15% of such costs. The Company recorded $0.7 million in management fee expense under this agreement and $0.2 of general and administrative expense for the year ended December 31, 2004. At December 31, 2004 the balance sheet reflects accounts payable of $0.6 million owed under the agreement.
Note 10 — Commitments and Contingencies
      The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of liability, if any, with the respect to these actions would not materially affect the financial position of the Company or its results of operations.
      The company had an operating lease for office space which was cancelled effective November 30, 2004. Total rent expense was $442,469, $371,711 and $380,244 for the years ended December 31, 2004, 2003 and 2002, respectively.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 11 —	Subsequent Events
      During January 2005, the Company approved and entered into an Agreement and Plan of Merger with National Offshore LP, a related party. As of March 18, 2005, the merger has not been consummated.
      In the first quarter of 2005, the Company made non-interest bearing advances of $10 million to a related party.
      In February 2005, the Company entered into a hedging agreement for 5,000 barrels of oil and 40,000 MMBTU of natural gas per month effective for production months March 2005 through December 2005 and a second hedging agreement for 17,000 barrels of oil and 140,000 MMBTU of natural gas effective for production months January 2006.
      In March 2005, the Company sold 100% of its interest in the West Delta 52-58 properties and 60% of its interest in a newly acquired lease in West Delta 56 for the assumption by the buyer of all of the environmental, general, plugging and abandonment and other liabilities related to these properties effective January 1, 2005. In connection with the sale, the Company agreed to transfer to the buyer $4.7 million of escrow funds for plugging and abandonment liabilities.

Note 12 —	Supplemental Information Related to Oil and Natural Gas Producing Activities (Unaudited)

Capitalized Costs
      The following table reflects the capitalized costs and accumulated depletion, depreciation and amortization relating to the Company’s oil and natural gas producing activities, all of which are conducted within the continental United States, are summarized as of December 31:

	2004	2003

Developed oil and natural gas properties	$326,733,000	$323,001,000
Unevaluated oil and natural gas properties	—	—
Pipelines and other production equipment	26,114,000	25,554,000
Accumulated depletion, depreciation and amortization	(280,929,000)	(262,077,000)

Net capitalized costs(1)	$71,918,000	$86,478,000

(1)	Included in net capitalized costs is approximately $30 million of net ARO asset recorded in 2003 relating to the cumulative effect of adopting SFAS No. 143 on January 1, 2003 (see Note 3) and $2.7 million of net ARO asset recorded in 2004 as a result of a revision in estimate.

Costs Incurred
      The following table reflects the costs incurred in oil and natural gas property acquisition, exploration and development activities for each of the years ended December 31:

	2004	2003	2002

Property acquisition costs, proved	$—	$—	$—
Property acquisition costs, unproved	—	—	—
Exploration expenses	—	—	—
Development costs	1,994,000	3,875,000	6,494,000
Asset retirement cost(1)	207,000	1,028,000	—

Total cost incurred	$2,201,000	$4,903,000	$6,494,000

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

(1)	Excluded from asset retirement cost in 2003 is $26.3 million of asset retirement obligation asset recorded in 2003 related to the cumulative effect of adopting SFAS No. 143 on January 1, 2003 (see Note 3). Excluded from asset retirement cost in 2004 is $2.7 million of asset retirement obligation asset recorded in 2004 related to a revision in estimate.

Results of Operations
      The following table reflects the results of operations for the Company’s oil and natural gas producing activities for each of the years ended December 31:

	2004	2003	2002

Oil and natural gas revenues	$51,234,000	$50,160,000	$39,065,000
Operating expenses:
Lease operating expenses and ad valorem taxes	14,040,000	17,218,000	14,508,000
Production taxes	711,000	1,021,000	720,000
Geological and geophysical expenses	76,000	105,000	119,000
Depletion expense	16,441,000	10,007,000	33,589,000
Depreciation of pipelines and other production equipment	2,567,000	2,468,000	2,468,000
Accretion expense	3,132,000	2,843,000	—
Impairment of oil and natural gas properties	—	—	23,291,000

Results of operations from oil and natural gas producing activities	$14,267,000	$16,498,000	$(35,630,000)

Quantities of Oil and Natural gas Reserves
      The estimates of proved reserve quantities at December 31, 2004, 2003 and 2002 are based upon reports of third party petroleum engineers (Netherland, Sewell & Associates, Inc. for 2004 and Ryder Scott Company, Netherland, Sewell & Associates, Inc., W.D. Von Gonten & Co. and McCune Engineering, P.E. for 2003 and 2002) and do not purport to reflect realizable values or fair market values of reserves. It should be emphasized that reserve estimates are inherently imprecise and accordingly, these estimates are expected to change as future information becomes available. These are estimates only and should not be construed as exact amounts. All reserves are located in the United States.
      Proved reserves are estimated reserves of natural gas and crude oil and condensate that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

	Oil	Natural gas
	(BBLS)	(MCF)

Proved developed and undeveloped reserves:
Estimated reserves as of December 31, 2001	7,853,303	66,940,028
Production	(916,030)	(5,621,901)
Extensions and discoveries	35,901	39,000
Sale of minerals in-place	—	—
Revisions of previous estimates	(270,378)	(14,058,034)

Estimated reserves as of December 31, 2002	6,702,796	47,299,093

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

	Oil	Natural gas
	(BBLS)	(MCF)

Production	(689,318)	(5,043,527)
Extensions and discoveries	151,197	1,026,000
Sale of minerals in-place	(78,761)	(1,908,300)
Revisions of previous estimates	(106,515)	(2,594,770)

Estimated reserves as of December 31, 2003	5,979,399	38,778,496
Production	(643,404)	(3,938,379)
Extensions and discoveries	—	—
Sale of minerals in-place	(43,663)	(3,695)
Revisions of previous estimates	(88,733)	(8,854,673)

Estimated reserves as of December 31, 2004	5,203,599	25,981,749

Proved developed reserves:
December 31, 2002	2,062,680	8,057,440

December 31, 2003	1,600,376	5,115,501

December 31, 2004	2,746,047	14,145,700

Standardized Measure of Discounted Future Net Cash Flows
      Future cash inflows are computed by applying year-end prices of oil and natural gas (with consideration of price changes only to the extent provided by contractual arrangements) to the year-end estimated future production of proved oil and natural gas reserves. The base prices used for the Pretax PV-10 calculation were public market prices on December 31 and adjusted by differentials to those market prices. These price adjustments were done on a property-by-property basis for the quality of the oil and natural gas and for transportation to the appropriate location. The average net prices in the pretax PV-10 value at December 31, 2004, 2003 and 2002 were $6.18, $6.04 and $4.77 per Mcf of natural gas, respectively, and $43.07, $32.02, and $30.78 per barrel of oil, respectively. Estimates of future development and production costs are computed by management and provided to the external independent reserve engineers as estimates of expenditures to be incurred in developing and producing the Company’s proved oil and natural gas reserves, are based on year-end costs and assume continuation of existing economic conditions and year-end prices. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. The standardized measure of discounted cash flows is the future net cash flows less the computed discount.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The accompanying table reflects the standardized measure of discounted future cash flows relating to proved oil and natural gas reserves for the years ended December 31:

	2004	2003	2002

Future cash inflows	$382,805,375	$425,695,797	$431,912,125
Future costs:
Production	(109,972,000)	(139,335,808)	(125,247,373)
Development and ARO	(103,386,010)	(89,551,310)	(91,096,741)

Future production and development costs	(213,358,010)	(228,887,118)	(216,344,114)

Net cash flows before tax	169,447,365	196,808,679	215,568,011
Future income tax expense(1)	(32,979,000)	—	—

Future net cash flows	136,468,365	196,808,679	215,568,011
10% discount for estimated timing of future cash flows	(61,229,531)	(60,564,618)	(71,565,128)

Standardized measure of discounted future net cash flows	$75,238,834	$136,244,061	$144,002,883

(1)	Prior to the year ended December 31, 2004, it was determine by management that the likelihood for the Company to have taxable income in the future was uncertain thus no future income tax expense was provided (see Note 7).

Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows
      The accompanying table reflects the principal changes in the standardized measure of discounted future net cash flows attributable to proved oil and natural gas reserves for the years ended December 31:

	2004	2003	2002

Beginning of year balance	$136,244,061	$144,002,883	$89,242,543
Changes due to current year operations:
Sales, net of production costs	(36,483,000)	(31,921,000)	(23,837,000)
Sales of minerals in place	(5,365,497)	(4,264,894)	—
Development costs incurred	1,994,000	3,875,000	6,494,000
Extensions and discoveries, net of future production and development costs	—	1,286,545	358,972
Changes due to revisions of standardized variables:
Sales prices, net of production costs	56,915,433	15,264,428	115,325,081
Revisions of previous quantity estimates	(38,312,699)	(8,306,671)	(36,822,411)
Estimated future development costs	(26,166,440)	(2,059,901)	(16,156,317)
Income taxes(1)	(24,097,000)	—	—
Accretion of discount	13,624,406	14,400,288	8,924,254
Production rates (timing) and other	(3,114,430)	3,967,383	473,761

Net increase (decrease)	(61,005,227)	(7,758,822)	54,760,340

End of year balance	$75,238,834	$136,244,061	$144,002,883

(1)	Prior to the year ended December 31, 2004, it was determine by management that the likelihood for the Company to have taxable income in the future was uncertain thus no future income tax expense was provided (see Note 7).

PANACO, INC.
BALANCE SHEET MARCH 31, 2005

ASSETS
(unaudited)
Current assets
Cash	$9,721,125
Accounts receivable, net of allowance of $5,947,000	7,885,023
Hedge deposits	3,600,000
Advances to affiliate	10,000,000
Prepaid expenses and other current assets	4,552,886
Deferred taxes, net	3,440,605

Total current assets	39,199,639

Property, plant and equipment
Oil and natural gas properties, successful efforts method of accounting	266,150,858
Less accumulated depreciation, depletion and amortization	(212,470,520)

Oil and natural gas properties, net	53,680,338

Pipelines and other property, plant and equipment	22,057,363
Less accumulated depreciation	(15,036,406)

Pipelines and other property, plant and equipment, net	7,020,957

Other assets
Restricted deposits	19,631,786
Deferred taxes, net	21,340,236

Total assets	$140,872,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$9,803,917
Accounts payable — related party	277,292
Interest payable — related party	207,177
Hedge liability	4,980,264
Income tax payable	155,953
Current maturities of long-term debt — related party	5,428,572

Total current liabilities	20,853,175

Long-term debt — related party, net of current maturities	31,214,285
Deferred credits	263,250
Asset retirement obligation	33,600,348
Hedge Liability	2,257,960
Commitments and contingencies
Stockholders’ equity
New Common shares, $0.01 par value, 1,000,000 shares authorized; 1,000 shares issued and outstanding as of March 31, 2005	10
Additional paid-in capital	121,140,455
Accumulated deficit	(68,456,527)

Total stockholders’ equity	52,683,938

Total liabilities and stockholders’ equity	$140,872,956

See accompanying notes to financial statements.

PANACO, INC.
STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,

	2005	2004

	(Unaudited)
Oil and natural gas sales	$6,474,008	$12,155,652
Costs and expenses:
Lease operating expenses	3,132,010	3,144,885
Production taxes	209,938	191,173
Geological and geophysical expenses	75,804	14,980
Depletion, depreciation and amortization	3,662,254	3,729,647
Bad debt expense	—	120,532
General and administrative expenses	529,851	421,685
Management fees and other — related party	1,017,402	—
Accretion of asset retirement obligation	823,734	758,711

Total cost and expenses	9,450,993	8,381,613

Operating income (loss)	(2,976,985)	3,774,039
Other income (expense):
Interest income and other	131,721	62,286
Bankruptcy (costs) benefit	60,000	(1,084,445)
Interest expense — related party	(604,444)	(655,541)
Loss on sale of assets	(714,764)	—

Total other expense.	(1,127,487)	(1,677,700)

Net Income (loss) before income taxes	(4,104,472)	2,096,339
Income tax benefit (expense), net	1,497,722	—

Net income (loss)	$(2,606,750)	$2,096,339

Basic and diluted earnings (loss) per share (see Note 4):
Net income (loss) per share	$(2,606.75)	$.09

Basic and diluted weighted average New common shares outstanding	1,000

Basic and diluted weighted average Old common shares outstanding		24,359,695

See accompanying notes to financial statements.

PANACO, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	New Common
	Shares				Total
			Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Deficit	Equity

	(Unaudited)
Balance, December 31, 2004	1,000	$10	$121,140,455	$(65,849,777)	$55,290,688
Net loss for the three month period ended March 31, 2005	—	—	—	(2,606,750)	(2,606,750)

Balance, March 31, 2005	1,000	$10	$121,140,455	$(68,456,527)	$52,683,938

See accompanying notes to financial statements.

PANACO, INC.
STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,

	2005	2004

	(Unaudited)
Cash flows from operating activities
Net income (loss)	$(2,606,750)	$2,096,339
Adjustments to reconcile net income (loss) to net cash provided from operating activities
Depletion, depreciation and amortization	3,662,254	3,729,647
Deferred income taxes	(1,497,722)	—
Loss on sale of assets	714,764	—
Unrealized loss on derivative instruments	6,335,507	—
Allowance for doubtful accounts	—	120,532
Accretion of asset retirement obligation	823,734	758,711
Changes in operating assets and liabilities
Accounts receivable	2,201,089	274,787
Hedge deposit	(3,600,000)	—
Prepaid expenses and other current assets	494,831	676,251
Accounts payable and accrued liabilities	(3,167,943)	(1,503,185)
Accounts receivable — related party	(10,000,000)	—
Natural gas imbalance payable	—	(809,872)
Other	(832,578)	(87,750)

Net cash provided by (used in) operating activities	(7,472,814)	5,255,460

Cash flows from investing activities
Capital expenditures	(4,683,666)	(131,013)
Proceeds from property sale, net	(518,480)	150,000
Increase in restricted deposits	—	(875,437)

Net cash used in investing activities	(5,202,146)	(856,450)

Cash flows from financing activities Repayment of debt	(1,357,143)	(150,000)

Net cash used in financing activities	(1,357,143)	(150,000)

Net increase (decrease) in cash	(14,032,103)	4,249,010
Decrease (increase) in restricted cash	—	(5,272,641)
Cash at beginning of period	23,753,229	3,152,122

Cash at end of period	$9,721,126	$2,128,491

Supplemental Disclosure of Cash Flow Information:
Interest paid	$682,812	$641,530
Income taxes paid	$—	$52,000
See accompanying notes to financial statements.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 —	Basis of Presentation
      The Company is an independent oil and natural gas exploration and production company with operations focused in the Gulf of Mexico and onshore in the Gulf Coast region. The Company operates a majority of its oil and natural gas producing assets in order to control the operations and the timing of expenditures. The majority of the Company’s properties are located in state or federal waters in the Gulf of Mexico, where the costs of operations, productions rates and reserve potential are generally greater than properties located onshore. The Company’s assets and operations are primarily concentrated on a small group of properties.
      The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, and Article 10 of Regulation S-X and are fairly presented. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. The preparation of financial statements in accordance with generally accepted accounting principles requires the company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates. The quarterly financial data should be read in conjunction with the financial statements for the year ended December 31, 2004 (including the notes thereto), contained elsewhere in this filing.
      The results of operations for the three month period ended March 31, 2005, are not necessarily indicative of the results expected for the full year. Certain prior year amounts have been reclassified to correspond with the current presentation.

Note 2 —	Voluntary Petition for Relief Under Chapter 11 Bankruptcy
      On July 16, 2002, Panaco, Inc. (the “Company” or “Panaco”) filed a Voluntary Petition for Relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Southern District of Texas. The filing was made primarily due to the Company’s inability to pay its debts as they became due including the existence of a significant working capital deficit at December 31, 2001 and continuing through June 30, 2002. In addition, at the time of filing the voluntary petition for relief, the Company was not in compliance with certain financial and technical covenants of its $40 million revolving credit facility (the “Credit Facility”) and the indenture entered into in connection with its indebtedness of $100 million of Senior Notes due 2004, (the “Senior Notes” and the “Senior Notes Indenture”). The Company’s forecasts of future results from operations indicated that the Company would not be able to reverse its working capital deficit, cure its covenant violations or provide capital required to develop its oil and natural gas reserves.
      An order for relief was entered by the Bankruptcy Court, placing the Company under protection of the Bankruptcy Court, which precludes payment of the interest on the Senior Notes. In addition, payment of liabilities existing as of July 15, 2002 to certain unsecured creditors and pending litigation are stayed during the Bankruptcy proceeding. For the period from July 16, 2002 through November 15, 2004, the Company operated as a debtor-in-possession and continued to operate and manage its assets in the ordinary course of business during the Chapter 11 proceeding. On November 3, 2004, the Court entered a confirmation order for the Company’s Plan of Reorganization (the “Plan”). The Plan became effective November 16, 2004 (“Effective Date”) and the Company began operating as a reorganized entity.
      The Plan generally provided that the Company’s liabilities outstanding as of July 15, 2002 be satisfied in full in exchange for the following:

•	Revolving Credit Facility: the holder of the claim received a new note, the principal amount of which will be paid over seven years,

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

•	Senior Notes: 49% of the Senior Notes were settled for a cash payment equal to 2.5% of the face value of the Senior Notes; 51% of the Senior Notes were converted into 100% of the equity of the reorganized Company,

•	Unsecured Creditors: received a cash payment equal to 10% of their allowed claim.

•	Equity: the pre-confirmation shares of common stock (the “Old Common Stock”) are deemed to be of no value and were cancelled. The equity of the reorganized Company became owned by the 51% Senior Note holders.
      The Plan also further specified that the Company no longer has the authority to issue non-voting equity shares.
      For the period from January 1, 2004 through March 31, 2004, the financial statements have been prepared in accordance with Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” (“SOP 90-7”). In accordance with SOP 90-7, as of the petition date, the Company discontinued accruing interest and amortization of deferred debt costs related to liabilities subject to compromise.
      Due to the lack of change in control of the Company post bankruptcy, the reorganization of the Company was accounted for as a recapitalization and debt restructuring.

Note 3 —	Sale of West Delta Property
      On March 10, 2005, the Company sold its rights and interest in West Delta 52, 54 and 58 to an unrelated third party in exchange for the assumption of existing future asset retirement obligations on the properties. In addition, Panaco transferred to the purchaser approximately $4.7 million in an escrow account that the Company was required to set up and fund as collateral for future plugging and abandonment obligations (see notes 6 and 8). In accordance with the terms of the purchase and sale agreement, Panaco was relieved of all asset retirement obligations and all future escrow funding obligations for the West Delta properties.
      The Company retained an option to participate up to 35% in any future drilling prospects on the West Delta properties. If the Company declines to participate in a drilling prospect, the Company has back-in rights relating to future successful wells drilled.
      In connection with the sale of the West Delta properties, the company recorded a loss on the sale of approximately $0.7 million as follows:

Book Value at
March 10, 2005

Assets transferred to purchaser:
Net book value of West Delta properties	$(12,238,020)
Escrow account — West Delta	(4,720,060)
Cash payment — purchase price adjustment	(518,480)
Liabilities assumed by purchaser:
West Delta asset retirement obligation	16,761,796

Loss on sale of West Delta	$(714,764)

Note 4 —	Earnings per Share
      In connection with the Plan, all of the Old Common Stock outstanding as of November 16, 2004 was canceled and 1,000 shares of Panaco, Inc. New Common Stock were issued. Earnings (loss) per share is calculated based on the New Common Stock outstanding for the three month period ended March 31, 2005

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
and earnings per share is based on the Old Common Stock outstanding for the three month period ended March 31, 2004. If the New Common Stock had been outstanding during the comparable period in 2004, earnings per share for the three month period ended March 31, 2004 would have been $2,096.34 per New Common share.
      Basic earnings (loss) per share is computed by dividing net earnings or loss by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net earnings or loss by the weighted average number of shares outstanding, after giving effect to potentially dilutive common share equivalents outstanding during the period. Diluted earnings (loss) per common share are the same as basic earnings (loss) per share for all periods presented because no dilutive common share equivalents existed.

Note 5 —	Derivative Instruments and Hedging Activities
      As conditions warrant, the Company hedges the prices of its oil and natural gas production through the use of oil and natural gas swap contracts and put options within the normal course of its business. To qualify as hedging instruments, swaps or put options must be highly correlated to anticipated future sales such that the Company’s exposure to the risk of commodity price changes is reduced. All hedge transactions are subject to the Company’s risk management policy. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking the hedge. This process includes specific identification of the hedging instrument and the hedge transaction, the nature of the risk being hedged and how the hedging instrument’s effectiveness will be assessed. Both at the inception of the hedge and on an ongoing basis, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.
      The Company accounts for its derivatives in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement was amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133.” These statements establish accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded at fair market value and included in the balance sheet as assets or liabilities. The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation, which is established at the inception of a derivative. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in the statement of operations. For derivative instruments designated as cash flow hedges, changes in fair value, to the extent the hedge is effective, are recognized in other comprehensive income until the hedged item is recognized in earnings. Hedge effectiveness is measured at least quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time. Any change in fair value resulting from ineffectiveness, as defined by SFAS No. 133, is recognized immediately in oil and natural gas sales.
      At March 31, 2005, the Company had certain no-cost commodity price collars that management elected to not designate as hedge instruments for accounting purposes. Accordingly, any changes in fair value of the no-cost commodity price collars, are reflected in income as an increase or decrease in oil and natural gas sales. During the three month period ended March 31, 2005, the company recorded an unrealized loss of approximately $6.3 million related to the derivative contracts which reduced oil and natural gas sales.
      While the use of derivative contracts can limit the downside risk of adverse price movements, it may also limit future gains from favorable movements. The Company addresses market risk by selecting instruments whose value fluctuations correlate strongly with the underlying commodity. Credit risk related to derivative activities is managed by requiring minimum credit standards for counterparties, periodic settlements, and mark to market valuations.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following is a summary of the oil and natural gas no-cost commodity price collars entered into by the Company.

Date of Contract	Volume/Month	Beginning	Ending	Floor	Ceiling

November 2004	25,000 Bbls	January 2005	December 2005	$42.50	$46.00
November 2004	150,000 MMBTU	January 2005	December 2005	$6.00	$8.35
February 2005	5,000 Bbls	March 2005	December 2005	$44.50	$48.00
February 2005	40,000 MMBTU	March 2005	December 2005	$6.05	$7.30
February 2005	17,000 Bbls	January 2006	December 2006	$41.65	$45.25
February 2005	140,000 MMBTU	January 2006	December 2006	$6.00	$7.25
      At March 31, 2005, a liability of approximately $7.2 million ($5.0 million current liability) was recorded by the Company in connection with these contracts to record the derivative instruments at their fair market value.

Note 6 —	Asset Retirement Obligations
      The Company’s asset retirement obligations (“ARO”) relate to the plugging and abandonment of its oil and natural gas properties. The Company accounts for its ARO liabilities in accordance with SFAS No. 143 which requires the Company to record a liability for the estimated fair value of the Company’s ARO with a corresponding increase in the carrying amount of the associated asset. The cost of the asset, including the amount relating to the ARO, is depleted over the useful life of the asset. Changes in the estimated fair value of the ARO is recorded as an adjustment to the ARO liability and the corresponding asset carrying value. Accretion expense is recorded to accrete the ARO liability to its fair value at the expected settlement date. Differences in actual amounts incurred to plug and abandon a well or platform are compared to the ARO liability recorded and a gain or loss is recorded upon settlement of the liability.
      Changes in the Company’s ARO liability for the three month periods ended March 31, 2005 and 2004 are as follows:

	Three Month Period Ended
	March 31,

	2005	2004

ARO at the beginning of the period	$49,538,410	$43,932,452
Sales (see note 3)	(16,761,796)	—
Accretion expense	823,734	758,711

ARO at the end of the period	$33,600,348	$44,691,163

Note 7 —	Income Taxes
      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, net operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that enactment date.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 8 —	Commitments and Contingencies
      The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of liability, if any, with the respect to these actions would not materially affect the financial position of the Company or its results of operations.

Restricted Deposits
      Pursuant to existing agreements with former property owners and in accordance with requirements of the U.S. Department of Interior’s Mineral Management Service (“MMS”), the Company has put in place surety bonds and/or escrow agreements to provide satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields are no longer in use. As part of its agreement with the underwriter of the surety bonds, the Company has established bank trust and escrow accounts in favor of either the surety bond underwriter or the former owners of the particular fields. Restricted deposits are recorded on an accrual basis and are funded based upon the terms of the escrow agreements. Certain amounts are required to be paid upon receipt of proceeds from production.
      In the West Delta fields and the East Breaks 109 and 110 fields, the Company established an escrow for both fields in favor of the surety bond underwriter, who provides a surety bond to the former owners of the West Delta fields and to the MMS. On March 10, 2005, the balance in the escrow account relating to the West Delta properties was transferred to the purchaser of the West Delta properties (See note 3).
      In the East Breaks 165 and 209 fields, the Company established an escrow account in favor of the surety bond underwriter, who provides surety bonds to both the MMS and the former owner of the fields.
      The Company has also established an escrow account in favor of a major oil company under which the Company will deposit 10% of the net cash flows from the properties, as defined in the agreement, that were acquired from the major oil company.
      Pursuant to an order entered by the United States Bankruptcy Court during 2003, the Company established the “Unocal Escrow Account” which requires monthly deposits based on cash flows from certain wells acquired, as defined in the agreement.
      Pursuant to an agreement entered into with the MMS during December 2004, the Company established the “East Breaks Escrow Accounts” which require an initial deposit of $2.0 million and quarterly deposits of $0.8 million beginning March 2005.
      Aggregate payments to the East Breaks Escrow accounts are as follows:

Year Ended
December 31,

2005 (remaining)	$2,400,000
2006	3,200,000
2007	3,200,000
2008	3,200,000
2009	3,200,000
Thereafter	2,000,000

$17,200,000

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 9 —	Related Party Transactions
      On November 3, 2004, the United States Bankruptcy Court for the Southern District of Texas issued an order which became effective on November 16, 2004 confirming a plan of reorganization for the Company. Affiliates of Mr. Carl C. Icahn own all of the outstanding stock of the reorganized Company.
      The Company has entered into the transactions listed below with various entities which are directly or indirectly controlled by Mr. Carl C. Icahn:

•	At March 31, 2005, the balance sheet reflects a term loan payable of $38.6 million, and related interest payable of $0.2 million. During the three month period ended March 31, 2005, the Company recorded interest expense of $0.6 million associated with this related party.

•	The Company entered into a Management Agreement with an entity pursuant to the Bankruptcy Court’s Order confirming the effective date of the Plan. In exchange for management services provided by that entity, the Company pays a monthly fee equal to the actual direct and indirect administrative overhead costs that the entity incurs in operating and administering the Company’s oil and natural gas properties plus 15% of such costs. The Company recorded $1.0 million in management fee expense under this agreement for the three month period ended March 31, 2005. At March 31, 2005, the balance sheet reflects accounts payable of $0.3 million owed under the agreement.

•	As of March 31, 2005, the Company had $10 million in outstanding advances to TransTexas, Inc., an entity owned or controlled by Mr. Icahn. The advances are non-interest bearing.
Note 10 — Subsequent Events
      During January 2005, the Company approved and entered into an Agreement and Plan of Merger with National Offshore LP, a related party. As of May 16, 2005, the merger has not been consummated.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders of GB Holdings, Inc.:
      We have audited the accompanying consolidated balance sheets of GB Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004. In connection with our audits of the 2004, 2003 and 2002 consolidated financial statements, we also have audited the related consolidated financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GB Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with US generally accepted accounting principles. Also in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
      The accompanying consolidated financial statements have been prepared assuming that GB Holdings, Inc. will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, the Company has suffered recurring net losses, has a net working capital deficiency and has significant debt obligations which are due within one year that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP
Short Hills, New Jersey
March 11, 2005

GB HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,

	2004	2003

ASSETS
Current Assets:
Cash and cash equivalents	$12,756,000	$33,454,000
Accounts receivable, net of allowances of $3,862,000 and $5,918,000, respectively	5,223,000	5,247,000
Inventories	2,499,000	2,222,000
Deferred financing costs	2,260,000	762,000
Insurance deposits	3,017,000	—
Prepaid expenses and other current assets	1,689,000	3,946,000

Total current assets	27,444,000	45,631,000
Property and Equipment:
Land	54,344,000	54,344,000
Buildings and improvements	88,147,000	88,249,000
Equipment	73,675,000	64,722,000
Construction in progress	2,040,000	2,111,000

	218,206,000	209,426,000
Less — accumulated depreciation and amortization	(46,566,000)	(40,013,000)

Property and equipment, net	171,640,000	169,413,000
Other Assets:
Obligatory investments, net of allowances of $12,500,000 and $11,340,000, respectively	11,647,000	10,705,000
Other assets	6,227,000	1,814,000

Total other assets	17,874,000	12,519,000

	$216,958,000	$227,563,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion debt	$43,741,000	$—
Current portion capital leases	248,000	—
Accounts payable	7,082,000	6,815,000
Accrued liabilities —
Payroll and related expenses	4,379,000	4,241,000
Interest	1,216,000	3,092,000
Gaming obligations	3,363,000	2,725,000
Insurance	4,330,000	2,505,000
Other	2,175,000	2,821,000

Total current liabilities	66,534,000	22,199,000
Long-Term Debt, net of current maturities	66,259,000	110,000,000
Non-current capital leases	432,000	—
Other Noncurrent Liabilities	4,920,000	3,729,000
Commitments and Contingencies	—	—
Warrants in Atlantic Coast Entertainment Holdings, Inc.	43,587,000	—
Shareholders’ Equity:
Preferred stock, $.01 par value per share; 5,000,000 shares authorized; 0 shares outstanding	—	—
Common Stock, $.01 par value per share; 20,000,000 shares authorized; 10,000,000 shares issued and outstanding	100,000	100,000
Additional paid-in capital	81,313,000	124,900,000
Accumulated deficit	(46,187,000)	(33,365,000)

Total shareholders’ equity	35,226,000	91,635,000

	$216,958,000	$227,563,000

See notes to consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2004	2003	2002

Revenues:
Casino	$157,643,000	$154,813,000	$175,065,000
Rooms	10,908,000	10,994,000	11,143,000
Food and beverage	21,898,000	21,962,000	23,330,000
Other	3,940,000	3,914,000	3,735,000

	194,389,000	191,683,000	213,273,000
Less — promotional allowances	(23,146,000)	(23,934,000)	(23,356,000)

Net revenues	171,243,000	167,749,000	189,917,000

Expenses:
Casino	50,467,000	52,657,000	59,971,000
Rooms	3,397,000	2,677,000	3,639,000
Food and beverage	7,930,000	8,481,000	10,343,000
Other	870,000	1,297,000	1,222,000
Selling, general and administrative	90,423,000	90,010,000	93,871,000
Depreciation and amortization	14,898,000	14,123,000	13,292,000
Provision for obligatory investments	1,165,000	1,434,000	1,521,000
Loss on impairment of fixed assets	—	—	1,282,000
Loss on disposal of assets	152,000	28,000	185,000

Total expenses	169,302,000	170,707,000	185,326,000

Income (loss) from operations	1,941,000	(2,958,000)	4,591,000

Non-operating income (expense):
Interest income	422,000	627,000	1,067,000
Interest expense	(11,115,000)	(12,581,000)	(12,195,000
Debt restructuring costs	(3,084,000)	(1,843,000)	—

Total non-operating expense, net	(13,777,000)	(13,797,000)	(11,128,000)

Loss before income taxes	(11,836,000)	(16,755,000)	(6,537,000)
Income tax provision	(986,000)	(958,000)	(784,000)

Net loss	$(12,822,000)	$(17,713,000)	$(7,321,000)

Basic/diluted loss per common share	$(1.28)	$(1.77)	$(0.73)

Basic/diluted weighted average common shares outstanding	10,000,000	10,000,000	10,000,000

See notes to consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock
			Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total

BALANCE, December 31, 2001	10,000,000	$100,000	$124,900,000	$(8,331,000)	$116,669,000
Net Loss	—	—	—	(7,321,000)	(7,321,000)

BALANCE, December 31, 2002	10,000,000	$100,000	$124,900,000	$(15,652,000)	$109,348,000
Net Loss	—	—	—	(17,713,000)	(17,713,000)

BALANCE, December 31, 2003	10,000,000	$100,000	$124,900,000	$(33,365,000)	$91,635,000
Net Loss	—	—	—	(12,822,000)	(12,822,000)
Dividend to common shareholders in the form of warrants, exercisable for 2,750,000 common shares of Atlantic Coast Entertainment Holdings, Inc.	—	—	(43,587,000)	—	(43,587,000)

BALANCE, December 31, 2004	10,000,000	$100,000	$81,313,000	$(46,187,000)	$35,226,000

See notes to consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2004	2003	2002

OPERATING ACTIVITIES:
Net loss	$(12,822,000)	$(17,713,000)	$(7,321,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,898,000	14,123,000	13,292,000
Provision for obligatory investments	1,165,000	1,434,000	1,521,000
Loss on impairment of fixed assets	—	—	1,282,000
Loss on disposal of assets	152,000	28,000	185,000
Provision for doubtful accounts	416,000	1,040,000	1,586,000
Decrease in deferred financing costs	1,229,000	—	—
Increase in insurance deposits	(3,017,000)	—	—
(Increase) decrease in accounts receivable	(392,000)	(1,312,000)	2,349,000
Increase (decrease) in accounts payable and accrued liabilities	360,000	(130,000)	(3,080,000)
Decrease (increase) in prepaid expenses and other current assets	2,187,000	(98,000)	(426,000)
Increase in other noncurrent assets	(929,000)	(11,000)	—
Increase in other noncurrent liabilities	1,178,000	369,000	285,000

Net cash provided by (used in) operating activities	4,425,000	(2,270,000)	9,673,000

INVESTING ACTIVITIES:
Purchase of property and equipment	(17,378,000)	(12,825,000)	(14,058,000)
Proceeds from disposition of assets	308,000	110,000	320,000
Proceeds from sale of obligatory investments	202,000	130,000	208,000
Purchase of obligatory investments	(2,308,000)	(2,336,000)	(2,496,000)

Net cash used in investing activities	(19,176,000)	(14,921,000)	(16,026,000)

FINANCING ACTIVITIES:
Proceeds from long-term debt	758,000	—	—
Repayments of long-term debt	(79,000)	—	(371,000)
Cost of issuing long-term debt	(6,626,000)	—	—

Net cash used in financing activities	(5,947,000)	—	(371,000)

Net decrease in cash and cash equivalents	(20,698,000)	(17,191,000)	(6,724,000)
Cash and cash equivalents at beginning of period	33,454,000	50,645,000	57,369,000

Cash and cash equivalents at end of period	$12,756,000	$33,454,000	$50,645,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$10,744,000	$12,100,000	$12,128,000

Interest Capitalized	$86,000	$300,000	$766,000

Income Taxes paid	$1,051,000	$899,000	$1,764,000

Dividends to Common Shareholders in the form of Warrants in Atlantic Coast Entertainment Holdings, Inc.	$43,587,000	$—	$—

Issuance of 3% Notes in exchange for 11% Notes	$66,259,000	$—	$—

See notes to consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization, Business and Basis of Presentation
      GB Holdings, Inc. (“GB Holdings”) is a Delaware corporation and was a wholly-owned subsidiary of Pratt Casino Corporation (“PCC”) through December 31, 1998. PCC, a Delaware corporation, was incorporated in September 1993 and was wholly-owned by PPI Corporation (“PPI”), a New Jersey corporation and a wholly-owned subsidiary of Greate Bay Casino Corporation (“GBCC”). Effective after December 31, 1998, PCC transferred 21% of the stock ownership in GB Holdings to PBV, Inc. (“PBV”), a newly formed entity controlled by certain stockholders of GBCC. As a result of a certain confirmed plan of reorganization of PCC and others in October 1999, the remaining 79% stock interest of PCC in GB Holdings was transferred to Greate Bay Holdings, LLC (“GBLLC”), whose sole member as a result of the same reorganization was PPI. In February 1994, GB Holdings acquired Greate Bay Hotel and Casino, Inc. (“GBHC”), a New Jersey corporation, through a capital contribution by its then parent. From its creation until July 22, 2004, GBHC’s principal business activity was its ownership of The Sands Hotel and Casino located in Atlantic City, New Jersey (“The Sands”). GB Property Funding Corp. (“Property”), a Delaware corporation and a wholly-owned subsidiary of GB Holdings, was incorporated in September 1993 as a special purpose subsidiary of GB Holdings for the purpose of borrowing funds for the benefit of GBHC.
      On January 5, 1998, GB Holdings and its then existing subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). On August 14, 2000, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Fifth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Official Committee of Unsecured Creditors and High River Limited Partnership and its affiliates (the “Plan”) for GB Holdings and its then existing subsidiaries. High River Limited Partnership (“High River”) is an entity controlled by Carl C. Icahn. On September 13, 2000, the New Jersey Casino Control Commission (the “Commission” or “CCC”) approved the Plan. On September 29, 2000, the Plan became effective (the “Effective Date”). All material conditions precedent to the Plan becoming effective were satisfied on or before September 29, 2000. In addition, as a result of the Confirmation Order and the occurrence of the Effective Date, and in accordance with Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), GB Holdings has adopted “fresh start reporting” in the preparation of the accompanying consolidated financial statements. GB Holdings’ emergence from Chapter 11 resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 30, 2000.
      The consolidated financial statements include the accounts of GB Holdings, Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Holdings”) and ACE Gaming, LLC (“ACE” and collectively with GB Holdings and Atlantic Holdings, the “Company” and also Property and GBHC until July 22, 2004). Until July 22, 2004, GBHC was the owner and operator of The Sands. Atlantic Holdings is a Delaware corporation and was a wholly-owned subsidiary of GBHC which was a wholly-owned subsidiary of GB Holdings and was formed in October 2003. ACE a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic Holdings was formed in November 2003. Atlantic Holdings and ACE were formed in connection with a transaction (the “Transaction”), which included a Consent Solicitation and Offer to Exchange in which holders of $110 million of 11% Notes due 2005 (the “11% Notes”), issued by GB Property Funding Corp. (“Property”), a wholly-owned subsidiary of GB Holdings, were given the opportunity to exchange such notes, on a dollar for dollar basis, for $110 million of 3% Notes due 2008 (the “3% Notes”), issued by Atlantic Holdings. The Transaction and the Consent Solicitation and Offer to Exchange were consummated on July 22, 2004, and holders of approximately $66.3 million of 11% Notes exchanged such notes for approximately $66.3 million 3% Notes. Also on July 22, 2004, in connection with the Consent Solicitation and Offer to Exchange, the indenture governing the 11% Notes was amended to eliminate certain covenants and to release the liens on the collateral securing such notes. The Transaction included, among other things, the transfer of substantially all of the assets of GB Holdings to Atlantic Holdings. The transfer of assets has been accounted for as an exchange of net assets between entities under common control, whereby the entity

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
receiving the assets shall initially recognize the assets and liabilities transferred at their historical carrying amount in the accounts of the transferring entity at the date of transfer. No gain or loss was recorded relating to the transfer. The 3% Notes are guaranteed by ACE. Atlantic Holdings and its subsidiary had limited operating activities prior to July 22, 2004. Also on July 22, 2004, in connection with the consummation of the Transaction and the Consent Solicitation and Offer to Exchange, Property and GBHC, merged into GB Holdings, with GB Holdings as the surviving entity. In connection with the transfer of the assets and certain liabilities of GB Holdings, including the assets and certain liabilities of GBHC, Atlantic Holdings issued 2,882,937 shares of common stock, par value $.01 per share (the “Atlantic Holdings Common Stock”) of Atlantic Holdings to GBHC which, following the merger of GBHC became the sole asset of GB Holdings. Substantially all of the assets and liabilities of GB Holdings and GBHC (with the exception of the remaining 11% Notes and accrued interest thereon, the Atlantic Holdings Common Stock, and the related pro rata share of deferred financing costs) were transferred to Atlantic Holdings or ACE. As part of the Transaction an aggregate of 10,000,000 warrants were distributed on a pro rata basis to the stockholders of GB Holdings upon the consummation of the Transaction. Such Warrants allow the holders to purchase from Atlantic Holdings at an exercise price of $.01 per share, an aggregate of 2,750,000 shares of Atlantic Holdings Common Stock and any only exercisable following the earlier of (a) either the 3% Notes being paid in cash or upon conversion, in whole or in part, into Atlantic Holdings Common Stock, (b) payment in full of the outstanding principal of the 11% Notes exchanged, or (c) a determination by a majority of the board of directors of Atlantic Holdings (including at least one independent director of Atlantic Holdings) that the Warrants may be exercised. The Sands’ New Jersey gaming license was transferred to ACE in accordance with the approval of the New Jersey Casino Control Commission.
      In connection with the Consent Solicitation and Offer to Exchange described above, holders of $66,258,970 of 11% Notes exchanged such notes for an equal principal amount of 3% Notes. As a result, $43,741,030 of principal amount of the 11% Notes remain outstanding and mature in September 2005. GB Holdings’ ability to pay the interest and principal amount of the remaining 11% Notes at maturity in September 2005 will depend upon its ability to refinance such Notes on favorable terms or at all or to derive sufficient funds from the sale of its Atlantic Holdings Common Stock or from a borrowing. If GB Holdings is unable to pay the interest and principal due on the remaining 11% Notes at maturity it could result in, among other things, the possibility of GB Holdings seeking bankruptcy protection or being forced into bankruptcy or reorganization. The status of the 11% Notes due September 2005 is currently being reviewed by the Company and various alternatives are being evaluated.
      Additionally, on July 22, 2004 in connection with the consummation of the Transaction, GB Holdings distributed warrants, issued by Atlantic Holdings, to its shareholders which will initially be exercisable for an aggregate of 2,750,000 shares of Atlantic Holdings Common Stock to GB Holdings stockholders (the “Warrants”). The Warrants are exercisable at an exercise price of $.01 per share.
      Currently, affiliates of Mr. Icahn own approximately 96% of the 3% Notes and have the ability which they may exercise prior to the maturity of the 11% Notes at any other time, in their sole discretion, to determine when and whether the 3% Notes will be paid in or convertible into Atlantic Holdings Common Stock at, or prior to, maturity thereby making the Warrants exercisable. If the 3% Notes are converted into Atlantic Holdings Common Stock and if the Warrants are exercised, GB Holdings will own 28.8% of the Atlantic Holdings Common Stock and affiliates of Carl Icahn will beneficially own approximately 63.4% of the Atlantic Holdings Common Stock (without giving effect to the affiliates of Mr. Icahn’s interest in Atlantic Holdings Common Stock which is owned by GB Holdings). Affiliates of Carl Icahn currently own approximately 77.5% of GB Holdings’ Common Stock.
      All significant intercompany transactions and balances have been eliminated in consolidation. All references herein to the Company and GB Holdings are on a consolidated basis and all operating assets,

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
including cash, are owned by GB Holdings’ subsidiaries, Atlantic Holdings and ACE, and GB Holdings’ sole asset is 2,882,938 shares of Atlantic Holdings Common Stock.

(2)	Liquidity Matters
      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed below, the Company has suffered recurring net losses, has a net working capital deficiency and significant current debt obligations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described below. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
      Since emerging from bankruptcy in 2000, the Company has invested in refurbishments to the hotel product, gaming equipment and related technology and building infrastructure. Although the investments have improved the condition of the property and the investment in gaming technology has resulted in significant labor efficiencies and cost savings, those efficiencies and cost savings were not enough to offset the increased competition within the Atlantic City market. Since 2003, the Borgata opened in the marina district of Atlantic City and expansions which have added both hotel room and retail capacity to the Atlantic City market have occurred at the Showboat, Resorts and Tropicana casinos. Although these expansions have caused the gaming market to expand in Atlantic City, the expansion has not exceeded the added capacity, which has put substantial pressure on the Company to maintain gaming revenue market share. The Company continues to face competitive market conditions. During the three years ended December 31, 2004, the Company incurred net losses of $37,856,000.
      In connection with the Consent Solicitation and Offer to Exchange, $66,258,970 of the 11% Notes were exchanged and $43,741,030 of the 11% Notes remain outstanding and will mature on September 29, 2005. GB Holdings’ ability to pay the interest and principal amount of the remaining 11% Notes at maturity in September 2005 will depend upon its ability to refinance such Notes on favorable terms or at all or to derive sufficient funds from the sale of its Atlantic Holdings Common Stock or from a borrowing. If GB Holdings is unable to pay the interest and principal due on the remaining 11% Notes at maturity it could result in, among other things, the possibility of GB Holdings seeking bankruptcy protection or being forced into bankruptcy or reorganization. The status of the 11% Notes is currently being reviewed by the Company and various alternatives are being evaluated.

(3)	Summary of Significant Accounting Policies
      The significant accounting policies followed in the preparation of the accompanying consolidated financial statements are discussed below. The consolidated financial statements have been prepared in conformity with US generally accepted accounting principles. The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the balance sheets, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Casino revenues, promotional allowances and departmental expenses
      The Company recognizes revenues in accordance with industry practice. Casino revenue is recorded as net win from gaming activities (the difference between gaming wins and losses) as casino revenues. Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Such anticipated jackpots and payouts are included in gaming liabilities on the accompanying consolidated balance sheets.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Cash and coin incentives are provided to attract new customers as well as reward loyal customers, through the use of loyalty programs, with points based on amounts wagered, that can be redeemed for a specified period of time for cash. We deduct the cash and coin incentive amounts from casino revenue.
      The retail value of rooms, food and beverage and other items that were provided to customers without charge has been included in revenues and a corresponding amount has been deducted as promotional allowances. The costs of such complimentaries have been included in Casino and Selling, General and Administrative expenses on the accompanying consolidated statements of operations. Costs of complimentaries allocated from the Rooms, Food and Beverage and Other Operating departments to the Casino and Selling, General and Administrative departments were as follows:

	Year Ended December 31,

	2004	2003	2002

Allocation From:
Rooms	$6,511,000	$7,360,000	$8,274,000
Food and Beverage	16,116,000	16,482,000	17,399,000
Other Operating	2,294,000	2,070,000	1,324,000

	$24,921,000	$25,912,000	$26,997,000

Allocation To:
Casino	$3,846,000	$3,815,000	$4,186,000
Selling, General and Administrative	21,075,000	22,097,000	22,811,000

	$24,921,000	$25,912,000	$26,997,000

Cash and cash equivalents
      Cash and cash equivalents are generally comprised of cash and investments with original maturities of three months or less, such as commercial paper, certificates of deposit and fixed repurchase agreements.

Allowance for doubtful accounts
      In its normal course of business the Company incurs receivables arising from credit provided to casino and hotel customers. The allowance for doubtful accounts adjusts these gross receivables to Management’s estimate of their net realizable value. The provision for doubtful accounts charged to expense is determined by Management based on a periodic review of the receivable portfolio. This provision is based on estimates, and actual losses may vary from these estimates. The allowance for doubtful accounts is maintained at a level that Management considers adequate to provide for possible future losses. Provisions for doubtful accounts amounting to $416,000, $1,040,000 and $1,586,000 for the years ended December 31, 2004, 2003 and 2002, respectively, were recorded in expenses on the accompanying consolidated statements of operations.

Inventories
      Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

Property and equipment
      Property and equipment purchased after September 29, 2000 have been recorded at cost and are being depreciated utilizing the straight-line method over their estimated useful lives as follows:

Buildings and improvements	25 - 40 years
Operating equipment	3 - 7 years

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Interest costs related to property and equipment acquisitions are capitalized during the acquisition period and are being amortized over the useful lives of the related assets.

Deferred financing costs
      The costs of issuing long-term debt, including all related underwriting, legal, directors and accounting fees, were capitalized and are being amortized over the term of the related debt issue. Deferred financing costs of $180,000 were incurred in connection with Property’s offering of $110,000,000 11% Notes due 2005 (the “11% Notes”). During 2001, additional costs of $2,083,000 associated with a Consent Solicitation by Property to modify the original indenture for the 11% Notes were capitalized. In July 2004, holders of the 11% Notes that tendered in the Consent Solicitation and Offer to Exchange also received their pro rata share of the aggregate consent fees ($6.6 million) at the rate of $100 per $1,000 of principal amount of the 11% Notes tendered. The pro rata share of the unamortized deferred financing costs associated with the 11% Notes tendered ($399,000) were included with the consent fees and recorded in Deferred Financing Costs ($1.9 million) and Other Assets ($4.5 million) on the accompanying Consolidated Balance Sheets (“Deferred 3% Note Fees”). The exchange is being accounted for as a modification of debt. The Deferred 3% Note Fees are being amortized over the term of the 3% Notes using the effective yield method. All external costs associated with the issuance of the 3% Notes have been expensed. For the years ended December 31, 2004, 2003 and 2002 amortization of deferred financing costs was $1,212,000, $555,000 and $555,000, respectively, and is included in Interest Expense on the accompanying Consolidated Statements of Operations.

Long-lived assets
      In 2002, the Company adopted FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS No. 144”), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with FASB Statement No. 142 “Goodwill and Other Intangible Assets.” FAS No. 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. FAS No. 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. The adoption of FAS No. 144 did not have an impact on the Company’s consolidated financial statements.
      The Company periodically reviews long-lived assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairments are recognized when the expected future undiscounted cash flows derived from such assets are less than their carrying value. For such cases, losses are recognized for the difference between the fair value and the carrying amount. Assets to be disposed of by sale or abandonment, and where management has the current ability to remove such assets from operations, are recorded at the lower of carrying amount or fair value less cost of disposition. Depreciation for these assets is suspended during the disposal period, which is generally less than one year. Assumptions and estimates used in the determination of impairment losses, such as future cash flows and disposition costs, may affect the carrying value of long-lived assets and possible impairment expense in the Company’s consolidated financial statements. Management does not believe that any impairment currently exists related to its long-lived assets.

Accrued insurance
      The Company is self insured for a portion of its general liability, workers compensation, certain health care and other liability exposures. A third party insures losses over prescribed levels. Accrued insurance includes estimates of such accrued liabilities based on an evaluation of the merits of individual claims and

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
historical claims experience. Accordingly, the Company’s ultimate liability may differ from the amounts accrued.

Income taxes
      GB Holdings’ provision for federal income taxes is calculated and paid on a consolidated basis with its Subsidiaries.
      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period of the enactment date.

Loss per share
      Financial Accounting Standards No. 128, “Earnings Per Share” (FAS 128), requires, among other things, the disclosure of basic and diluted earnings per share for public companies. Since the capital structure of GB Holdings is simple, in that no potentially dilutive securities were outstanding during the periods presented, basic loss per share is equal to diluted loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding.

Reclassifications
      Certain reclassifications have been made to prior years’ consolidated financial statements to conform to the current year consolidated financial statement presentations. The most significant reclassifications include the following: marketing costs that had been in Casino expense are now included in Selling, General and Administrative expense; Cash and coin incentives that were included in Promotional Allowances are now included in Casino Revenues and certain complimentary expenses that were included in Casino expense are now included in Promotional Allowances.

(4)	Long-Term Debt
      Long-term debt is comprised of the following:

	As of December 31,

	2004	2003

11% notes, due September 29, 2005(a)	$43,741,000	$110,000,000
3% Notes due July 22, 2008(b)	66,259,000	—

Total indebtedness	110,000,000	110,000,000
Less — current maturities	(43,741,000)	—

Total long-term debt	$66,259,000	$110,000,000

(a)	In accordance with its approved plan of reorganization, GB Holdings through its then wholly-owned subsidiaries issued $110 million at 11% interest payable September 29, 2005 (“11% Notes”). Interest on the 11% Notes is payable on March 29 and September 29, beginning March 29, 2001. The outstanding principal is due on September 29, 2005.

The original indenture for the 11% Notes contained various provisions, which, among other things, restricted the ability of GB Holdings, and GBHC to incur certain senior secured indebtedness beyond certain limitations, and contained certain other limitations on the ability to merge, consolidate, or sell

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

substantially all of their assets, to make certain restricted payments, to incur certain additional senior liens, and to enter into certain sale-leaseback transactions.

In a Consent Solicitation Statement and Consent Form dated September 14, 2001, Property sought the consent of holders of the 11% Notes to make certain changes to the original indenture (the “Modifications”). The Modifications included, but were not limited to, a deletion of, or changes to, certain provisions the result of which would be (i) to permit GB Holdings and its subsidiaries to incur any additional indebtedness without restriction, to issue preferred stock without restriction, to make distributions in respect of preferred stock and to prepay indebtedness without restriction, to incur liens without restriction and to enter into sale-leaseback transactions without restriction, (ii) to add additional exclusions to the definition of “asset sales” to exclude from the restrictions on “asset sales” sale-leaseback transactions, conveyances or contributions to any entity in which GB Holdings or its subsidiaries has or obtains equity or debt interests, and transactions (including the granting of liens) made in accordance with another provision of the Modifications relating to collateral release and subordination or any documents entered into in connection with an “approved project” (a new definition included as part of the Modifications which includes, if approved by the Board of Directors of GB Holdings, incurrence of indebtedness or the transfer of assets to any person if GB Holdings or any of its subsidiaries has or obtain debt or equity interests in the transferee or any similar, related or associated event, transaction or activity) in which a release or subordination of collateral has occurred including, without limitation, any sale or other disposition resulting from any default or foreclosure, (iii) to exclude from the operation of covenants related to certain losses to collateral, any assets and any proceeds thereof, which have been subject to the release or subordination provisions of the Modifications, (iv) to permit the sale or other conveyances of Casino Reinvestment Development Authority (the “CRDA”) investments in accordance with the terms of a permitted security interest whether or not such sale was made at fair value, (v) to exclude from the operation of covenants related to the deposit into a collateral account of certain proceeds of “asset sales” or losses to collateral any assets and any proceeds thereof, which have been subject to the release or subordination provisions of the Modifications, (vi) to add new provisions authorizing the release or subordination of the collateral securing the 11% Notes in connection with, in anticipation of, as a result of, or in relation to, an “approved project”, and (vii) various provisions conforming the text of the original indenture to the intent of the preceding summary of the Modifications.

(b)	On July 22, 2004, Atlantic Holdings consummated the Consent Solicitation and Offer to Exchange which it commenced and in which Atlantic Holdings offered to exchange its 3% Notes due July 22, 2008 for 11% Notes due September 29, 2005, issued by Property. Pursuant to the Consent Solicitation and Offer to Exchange, an aggregate principal amount of $66,258,970 of 11% Notes, representing 60.2% of the outstanding 11% Notes, were tendered to Atlantic Holdings, on a dollar for dollar basis, in exchange for an aggregate principal amount of $66,258,970 of 3% Notes. At the election of the holders of a majority in principal amount of the outstanding 3% Notes, each $1,000 principal amount of 3% Notes is payable in or convertible into 65.909 shares of Atlantic Holdings Common Stock, subject to adjustments for stock dividends, stock splits, recapitalizations and the like. As a result of the Transaction, the $43.7 million in 11% Notes are no longer secured by any property or equipment of the Company. Holders of the 11% Notes that tendered in the Consent Solicitation and Offer to Exchange also received their pro rata share of the aggregate consent fees ($6.6 million) at the rate of $100 per $1000 principal amount of the 11% Notes tendered, plus accrued interest ($2.3 million) on the 11% Notes tendered, which amounts were paid at the consummation of the Transaction. The exchange is being accounted for as a modification of debt. The consent fees paid are being amortized over the term of the 3% Notes using the effective yield method. All external costs associated with the issuance of the 3% Notes have been expensed. As indicated in the Consent Solicitation and Offer to Exchange, an aggregate of 10,000,000 warrants, issued by Atlantic Holdings, were distributed on a pro rata basis to the shareholders of GB Holdings upon the consummation of the Transaction. Such Warrants allow the holders to purchase, from Atlantic Holdings, at an exercise price of $.01 per share, an aggregate of 2,750,000 shares of Atlantic Holdings Common

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock and are only exercisable following the earlier of (a) either the 3% Notes being paid in cash or upon conversion, in whole or in part, into Atlantic Holdings Common Stock, (b) payment in full of the outstanding principal of the 11% Notes which have not been exchanged, or (c) a determination by a majority of the board of directors of Atlantic Holdings (including at least one independent director of Atlantic Holdings) that the Warrants may be exercised. The fair value of the warrants as of July 22, 2004 (date of issuance) was $43,587,000 (as determined by a third party valuation). An additional $4.9 million in legal, accounting, professionals and state transfer fees were expended related to the Transaction, of which $3.1 million and $1.8 million were charged to debt restructuring costs during 2004 and 2003, respectively.
      On November 12, 2004, Atlantic Holdings and ACE entered into a Loan and Security Agreement (the “Loan Agreement”), by and among Atlantic Holdings, as borrower, ACE, as guarantor, and Fortress Credit Corp. (“Fortress”), as lender, and certain related ancillary documents, pursuant to which, Fortress agreed to make available to Atlantic Holdings a senior secured revolving credit line providing for working capital loans of up to $10 million (the “Loans”), to be used for working capital purposes in the operation of The Sands, located in Atlantic City, New Jersey. The Loan Agreement and the Loans thereunder have been designated by the Board of Directors of Atlantic Holdings and Atlantic Holdings, as manager of ACE, as Working Capital Indebtedness (as that term is defined in the Indenture) (the “Indenture”), dated as of July 22, 2004, among Atlantic Holdings, as issuer, ACE, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
      The aggregate amount of the Loans shall not exceed $10 million plus interest. All Loans under the Loan Agreement are payable in full by no later than the day immediately prior to the one-year anniversary of the Loan Agreement, or any earlier date on which the Loans are required to be paid in full, by acceleration or otherwise, pursuant to the Loan Agreement.
      The outstanding principal balance of the Loan Agreement will accrue interest at a fixed rate to be set monthly which is equal to one month LIBOR (but not less than 1.5%), plus 8% per annum. In addition to interest payable on the principal balance outstanding from time to time under the Loan Agreement, Atlantic Holdings is required to pay to Fortress an unused line fee for each preceding three-month period during the term of the Loan Agreement in an amount equal to .35% of the excess of the available commitment over the average outstanding monthly balance during such preceding three-month period.
      The Loans are secured by a first lien and security interest on all of Atlantic Holdings’ and ACE’s personal property and a first mortgage on The Sands. Fortress entered into an Intercreditor Agreement, dated as of November 12, 2004, with the Trustee pursuant to the Loan Agreement. The Liens (as that term defined in the Indenture) of the Trustee on the Collateral (as that term is defined in the Indenture), are subject and inferior to Liens which secure Working Capital Indebtedness such as the Loans.
      Fortress may terminate its obligation to advance and declare the unpaid balance of the Loans, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include payment default, covenant defaults, bankruptcy type defaults, attachments, judgments, the occurrence of certain material adverse events, criminal proceedings, and defaults by Atlantic Holdings or ACE under certain other agreements. As of December 31, 2004 there had been no borrowings related to the Loans.
      The Borrower and Guarantor on the Loan Agreement are required to maintain the following financial covenants; (1) a minimum EBITDA (as defined in the Loan Agreement) of $12.5 million, which shall be measured and confirmed as of the twelve month period ended each respective January 1, April 1, July 1 and October 1 of each year until the full and final satisfaction of the loan and (2) a Minimum Leverage Ratio of which the Borrower shall not permit its ratio of defined Total Debt to EBITDA, as measured and confirmed annually on a trailing twelve month basis to exceed 6.25:1. As of December 31, 2004, The Company is in compliance with these covenants.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      At December 31, 2004 and 2003, accrued interest on the 11% Notes was $1,216,000 and $3,092,000, respectively and is included in Accrued Interest. Accrued interest on the 3% Notes was $883,000 at December 31, 2004 and is included in Other Non-Current Liabilities. Interest on the 11% Notes is due semi-annually on March 29th and September 29th. Interest on the 3% Notes are due at maturity, on July 22, 2008.

(5)	Income Taxes
      The components of the provision for income taxes are as follows:

	Year Ended December 31,

	2004		2003		2002

Federal income tax provision	$		$		$
Current		—		—		—
Deferred		—		—		—
State income tax provision
Current		(986,000)		(958,000)		(784,000)
Deferred		—		—		—

		$(986,000)		$(958,000)		$(784,000)

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes. The major components of deferred tax liabilities and assets as of December 31, 2004 and 2003 were as follows:

	2004	2003

Deferred tax assets:
Bad debt reserve	$1,578,000	$2,418,000
Deferred financing costs	—	234,000
Group insurance	904,000	747,000
Accrued vacation	603,000	613,000
Action cash awards accrual	191,000	123,000
Jackpot accrual	407,000	298,000
Medical reserve	534,000	408,000
Debt restructuring costs	—	754,000
CRDA	6,293,000	5,724,000
Federal and state net operating loss carryforward	21,962,000	17,004,000
Workers Compensation	462,000	—
Grantors trust income	3,713,000	3,616,000
Credit carryforwards	3,345,000	3,385,000
Other	770,000	297,000

Total deferred tax assets	40,762,000	35,621,000
Less valuation allowance	(24,209,000)	(17,685,000)

Total deferred tax assets after valuation allowance	16,553,000	17,936,000

Deferred tax liabilities:
Noncurrent:
Depreciation of plant and equipment	(16,336,000)	(17,812,000)
Deferred financing costs	(81,000)	—
Other	(11,000)	—
Chips and tokens	(125,000)	(124,000)

Total deferred tax liabilities	(16,553,000)	(17,936,000)

Net deferred tax assets (liabilities)	$—	$—

      The net change in the valuation allowance for deferred income tax assets was an increase of $6.5 million in 2004 and an increase of $7.4 million in 2003. Federal net operating loss carryforwards totaled approximately $59 million as of December 31, 2004 and will begin expiring in the year 2022 and forward. New Jersey net operating loss carryforwards totaled approximately $20.2 million as of December 31, 2004. The Company also has general business credit carryforwards of approximately $1.1 million which expire in 2005 through 2024. Additionally, as of December 2004, the Company has a federal alternative minimum tax (AMT) credit carryforward of about $72,000 and a New Jersey alternative minimum assessment (AMA) credit carryforward of approximately $2.2 million, both of which can be carried forward indefinitely.
      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes that it is more likely than not that the tax benefits of certain future deductible temporary differences will be realized based on the reversal of existing temporary

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
differences, and therefore, a valuation allowance has not been provided for these deferred tax assets. Additionally, management has determined that the realization of certain of the Company’s deferred tax assets is not more likely than not and, as such, has provided a valuation allowance against those deferred tax assets at December 31, 2004 and 2003.
      The provision for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

	Years Ended December 31,

	2004	2003	2002

Expected federal benefit	(35.0)%	(35.0)%	(35.0)%
State taxes net of federal benefit	(0.4)%	(2.2)%	(1.6)%
State tax rate correction	0.0%	3.9%	0.0%
Expired tax credit	2.7%	0.7%	0.0%
Permanent differences	0.4%	0.2%	0.9%
Tax credits	(6.2)%	(5.2)%	(13.2)%
Deferred tax valuation allowance	55.2%	43.3%	57.8%
Other	(8.4)%	0.0%	3.1%

	8.3%	5.7%	12.0%

(6)	Transactions with Related Parties
      The Company’s rights to the trade name “The Sands” (the “Trade Name”) were derived from a license agreement with an unaffiliated third party. Amounts payable by the Company for these rights were equal to the amounts paid to the unaffiliated third party. On September 29, 2000, High River assigned the Company the rights under a certain agreement with the owner of the Trade Name to use the Trade Name as of September 29, 2000 through May 19, 2086, subject to termination rights for a fee after a certain minimum term. High River is an entity controlled by Carl C. Icahn. High River received no payments for its assignment of these rights. Payment was made directly to the owner of the Trade Name. On or about July 14, 2004, the Company entered into a license agreement with Las Vegas Sands, Inc., for the use of the trade name “Sands” through May 19, 2086, subject to termination rights for a fee after a certain minimum term. This new license agreement superseded and replaced the above-mentioned trade name rights assigned to the Company by High River. In connection with the Transaction discussed above, the July 14, 2004 license agreement was assigned to ACE as of July 22, 2004. The payments made to the licensor in connection with the trade name amounted to $259,000, $263,000 and $272,000, respectively, for the years ended December 31, 2004, 2003 and 2002.
      The Company has entered into an intercompany services arrangement with American Casinos & Entertainment Properties LLC (“ACEP”), which is controlled by affiliates of Mr. Icahn, whereby ACEP provides management and consulting services. The Company is billed based upon an allocation of salaries plus an overhead charge of 15% of the salary allocation plus reimbursement of reasonable out-of-pocket expenses. During 2004, 2003 and 2002, we were billed approximately $387,500, $190,600 and $27,900, respectively.
      On February 28, 2003, the Company entered into a two year agreement with XO Communications, Inc. a long-distance phone carrier controlled by Carl C. Icahn. The agreement can be extended beyond the minimum two year term on a month-to-month basis. Payments for such charges incurred for the year ended December 31, 2004 and 2003 amounted to $181,000 and $127,000, respectively. The agreement is currently continuing on a monthly basis.
      As of December 31, 2004 and 2003, the Company owed approximately $371,000 and $48,000, respectively, for reimbursable expenses to related parties.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(7)	New Jersey Regulations and Obligatory Investments
      The Company conducts gaming operations in Atlantic City, New Jersey and operates a hotel and several restaurants, as well as related support facilities. The operation of an Atlantic City casino/hotel is subject to significant regulatory control. Under the New Jersey Casino Control Act (“NJCCA”), ACE was required to obtain and is required to periodically renew its operating license. A casino license is not transferable and, after the initial licensing and two one-year renewal periods, is issued for a term of up to four years. The plenary license issued to The Sands was renewed by the Commission in September, 2004 and extended through September 2008. The Commission may reopen licensing hearings at any time. If it were determined that gaming laws were violated by a licensee, the gaming license could be conditioned, suspended or revoked. In addition, the licensee and other persons involved could be subject to substantial fines.
      In order to renew the casino license for The Sands, the Commission determined that Atlantic Holdings and ACE are financially stable. In order to be found “financially stable” under the NJCCA, Atlantic Holdings and ACE must demonstrate, among other things, their ability to pay, exchange, or refinance debts that mature or otherwise become due and payable during the license term, or to otherwise manage such debts. During July 2004, a timely renewal application of the casino license for a four year term was filed. The CCC approved the casino license renewal application for a four year term on September 29, 2004 with certain conditions, including monthly written reports on the status of the 11% Notes, and a definitive plan by GB Holdings to address the maturity of the 11% Notes to be submitted no later than August 1, 2005 as well as other standard industry reporting requirements.
      The NJCCA requires casino licensees to pay an investment alternative tax of 2.5% of Gross Revenue (the “2.5% Tax”) or, in lieu thereof, to make quarterly deposits of 1.25% of quarterly Gross Revenue with the CRDA (the “Deposits”). The Deposits are then used to purchase bonds at below-market interest rates from the CRDA or to make qualified investments approved by the CRDA. The CRDA administers the statutorily mandated investments made by casino licensees and is required to expend the monies received by it for eligible projects as defined in the NJCCA. The Sands has elected to make the Deposits with the CRDA rather than pay the 2.5% Tax.
      As of December 31, 2004 and 2003, the Company had purchased bonds totaling $6,717,000 and $6,875,000, respectively. In addition, the Company had remaining funds on deposit and held in escrow by the CRDA at December 31, 2004 and 2003, of $17,430,000 and $15,171,000, respectively. The bonds purchased and the amounts on deposit and held in escrow are included in obligatory investments.
      Obligatory investments at December 31, 2004 and 2003, are net of accumulated valuation allowances of $12,500,000 and $11,340,000, respectively, based upon the estimated realizable values of the investments. Provisions for valuation allowances for the years ended December 31, 2004, 2003 and 2002 amounted to $1,165,000, $1,434,000 and 1,521,000, respectively.
      The Company has, from time to time, contributed certain amounts held in escrow by the CRDA to fund CRDA sponsored projects. During 2004 and 2003, the Company donated $333,000 and $694,000, respectively, of its escrowed funds to CRDA sponsored projects. No specific refund or future credit has been associated with the 2003 contributions. During 2002, the Company contributed $925,000 of its escrowed funds to CRDA sponsored projects and received $116,000 in a cash refund. Prior to this, the CRDA had granted the Company both cash refunds and waivers of certain of its future Deposit obligations in consideration of similar contributions. Other assets aggregating $414,000 and $621,000, respectively, have been recognized at December 31, 2004 and 2003, and are being amortized over a period of ten years commencing with the completion of the projects. Amortization of other assets totaled $207,000, $205,000 and $199,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and are included in depreciation and amortization, including provision for obligatory investments.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company has agreed to contribute certain of its future investment obligations to the CRDA in connection with the renovation related to the Atlantic City Boardwalk Convention Center. The projected total contribution will amount to $6.9 million, which will be paid through 2011 based on an estimate of certain of the Company’s future CRDA deposit obligations. As of December 31, 2004, the Company had satisfied $2.2 million of this obligation.
      In April 2004, the casino industry, the CRDA and the New Jersey Sports and Exposition Authority agreed to a plan regarding New Jersey video lottery terminals (“VLTs”). Under the plan, casinos will pay a total of $96 million over a period of four years, of which $10 million will fund, through project grants, North Jersey CRDA projects and $86 million will be paid to the New Jersey Sports and Exposition Authority which will then subsidize certain New Jersey horse tracks to increase purses and attract higher-quality races that would allow them to compete with horse tracks in neighboring states. In return, the race tracks and New Jersey have committed to postpone any attempts to install VLTs for at least four years. $52 million of the $86 million would be donated by the CRDA from the casinos’ North Jersey obligations and $34 million would be paid by the casinos directly. It is currently estimated that the Company’s current CRDA deposits for North Jersey projects are sufficient to fund the Company’s proportionate obligations with respect to the $10 million and $52 million commitments. The Company’s proportionate obligation with respect to the $34 million commitment is estimated to be approximately $1.3 million payable over a four year period in annual installments due October 15th ranging from $278,000 to $398,000 per year. The Company’s proportionate obligation with respect to the combined $10 million and $52 million commitment is estimated to be approximately $2.5 million payable over a four year period. The amounts will be charged to operations, on a straight-line basis, through January 1, 2009. The Company made its initial cash payment of $278,000 in satisfaction of this obligation during October 2004.

(8)	Commitments and Contingencies

Legal Proceedings
      We are, from time to time, parties to various legal proceedings arising out of our businesses. We believe, however, that other than the proceedings discussed below, there are no proceedings pending or threatened against us, which, if determined adversely, would have a material adverse effect upon our business financial conditions, results of operations or liquidity.
      Tax appeals on behalf of ACE and the City of Atlantic City challenging the amount of ACE’s real property assessments for tax years 1996 through 2003 are pending before the NJ Tax Court.
      By letter dated January 23, 2004, Sheffield Enterprises, Inc. asserted potential claims against the Company under the Lanham Act for permitting a show entitled The Main Event, to run at The Sands during 2001. Sheffield also asserts certain copyright infringement claims growing out of the Main Event performances. This matter was concluded by a confidential settlement entered into by the parties in January 2005. Under the settlement, the Company was fully indemnified by Main Event’s insurer for the amount of the stipulated damages. The Company was responsible for payment of its own legal fees, which were not material.

Labor Relations
      The Company has collective bargaining agreements with three unions that represent approximately 804 employees, most of whom are represented byb the Hotel, Restaurant Employees and Bartenders International Union, AFL-CIO, Local 54. The collective bargaining agreement with Local 54 was renewed for a five year term in 2004. The collective bargaining agreements with the Carpenters, Local 623 (4.6% of union employees) and Entertainment Workers, Locals 68 and 917 (10.0% of union employees) expire in April and July 2006, respectively. Management considers its labor relations to be good.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(9)	Employee Retirement Savings Plan
      ACE administers and participates in The Sands’ Retirement Plan, a qualified defined contribution plan for the benefit of all ACE employees who satisfy certain eligibility requirements.
      The Sands’ Retirement Plan is designed and operated to meet the qualification requirements under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and contains a qualified cash-or-deferred arrangement meeting the requirements of section 401(k) of the Code. All employees of ACE who have completed one year of service, as defined, and who have attained the age of 21 are eligible to participate in the Retirement Plan.
      The Sands’ Retirement Plan provides for an employer matching contribution based upon certain criteria, including levels of participation by The Sands’ employees. The Company incurred expenses for matching contributions totaling $441,000, $406,000 and $575,000, for the years ended December 31, 2004, 2003 and 2002, respectively.
      The Company also contributes to multi-employer pension, health and welfare plans for its union employees. For the years ended December 31, 2004, 2003 and 2002, the Company contributed $5,576,000, $5,411,000 and $5,750,000, respectively.

(10)	Disclosures about Fair Value of Financial Instruments
      Disclosure of the estimated fair value of financial instruments is required under FAS No 107, “Disclosure About Fair Value of Financial Instruments.” The fair value estimates are made at discrete points in time based on relevant market information and information about the financial instruments. These estimates may be subjective in nature and involve uncertainties and significant judgment and therefore cannot be determined with precision.
      Cash and cash equivalents are valued at the carrying amount. Such amount approximates the fair value of cash equivalents because of the short maturity of these instruments.
      Obligatory investments are valued at a carrying amount which includes an allowance reflecting the below market interest rate associated with such investments.
      The 11% Notes are valued at the market trading price at April 16, 2004 which was the last full trading day prior to the delisting of these Notes from trading on the American Stock Exchange.
      The 3% Notes are valued at the amount paid by American Real Estate Partnership, L.P. (“AREP”) to purchase the Notes held by Icahn affiliates in January 2005.
      The estimated carrying amounts and fair values of GB Holdings’ financial instruments are as follows:

	December 31, 2004		December 31, 2003

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Financial Assets:
Cash and cash equivalents	$12,756,000	$12,756,000	$33,454,000	$33,454,000
Obligatory investments, net	11,647,000	11,647,000	10,705,000	10,705,000
Financial Liabilities:
Interest payable	2,099,000	2,099,000	3,092,000	3,092,000
11% Notes	43,741,000	35,430,000	110,000,000	91,300,000
3% Notes	66,259,000	64,452,000	—	—

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(11)	Leases
      The Company leases certain equipment and property under operating leases. Total lease expense was $2.0 million, $2.1 million and $2.5 million for the years ended December 31, 2004, 2003 and 2002, respectively. The following table sets forth the future minimum commitments for operating leases and capital leases having remaining non-cancelable lease terms in excess of one year:

	Operating Leases	Capital Leases

2005	$1,967,000	$286,000
2006	1,998,000	286,000
2007	1,998,000	188,000
2008	1,998,000	—
2009	1,998,000	—
Thereafter	6,434,000	—

Total Minimum Lease Payments	$16,393,000	760,000

Less imputed interest costs		(80,000)

Present value of Net Minimum Capital Lease Payments		$680,000

(12)	Subsequent Events
      On January 21, 2005, AREP and Cyprus LLC (“Cyprus”), an affiliate of Mr. Icahn, entered into a Purchase Agreement, pursuant to which AREP agreed to purchase from Cyprus 4,121,033 shares of GB Holdings and warrants to purchase 1,133,284 shares of common stock of Atlantic Holdings. The warrants were distributed to Cyprus by GB Holdings in connection with the Transaction and will become exercisable upon certain conditions at an exercise price of $.01 per share.

(13)	Selected Quarterly Financial Data (Unaudited)

	Quarter

	First	Second	Third	Fourth

Year Ended December 31, 2004
Net revenues	$40,990,000	$44,570,000	$44,160,000	$41,523,000

Income (loss) from operations	$915,000	$1,911,000	$719,000	$(1,604,000)

Net loss	$(3,140,000)	$(2,493,000)	$(3,124,000)	$(4,065,000)

Net loss per share	$(0.31)	$(0.25)	$(0.31)	$(0.41)

Year Ended December 31, 2003
Net revenues	$39,303,000	$45,464,000	$45,211,000	$37,771,000

Income (loss) from operations	$(1,298,000)	$2,607,000	$(144,000)	$(4,123,000)

Net loss	$(4,401,000)	$(507,000)	$(3,456,000)	$(9,349,000)

Net loss per share	$(0.44)	$(0.05)	$(0.35)	$(0.93)

SCHEDULE II
GB HOLDINGS, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS

		Additions
		Amounts
	Balance of	Charged to
	Beginning of	Costs and			Balance at
	Period	Expenses	Deductions		End of Period

Year Ended December 31, 2004:
Allowance for doubtful accounts receivable	$5,918,000	$416,000	$(2,472,000	)(1)	$3,862,000
Allowance for obligatory investments	11,340,000	1,165,000	(5,000	)(2)	12,500,000

	$17,258,000	$1,581,000	$(2,477,000)		$16,362,000

Year Ended December 31, 2003:
Allowance for doubtful accounts receivable	$11,301,000	$1,040,000	$(6,423,000	)(1)	$5,918,000
Allowance for obligatory investments	10,028,000	1,434,000	(122,000	)(2)	11,340,000

	$21,329,000	$2,474,000	$(6,545,000)		$17,258,000

Year Ended December 31, 2002:
Allowance for doubtful accounts receivable	$14,406,000	$1,586,000	$(4,691,000	)(1)	$11,301,000
Allowance for obligatory investments	9,290,000	1,521,000	(783,000	)(2)	10,028,000

	$23,696,000	$3,107,000	$(5,474,000)		$21,329,000

(1)	Represents net write offs of uncollectible accounts.

(2)	Represents write offs of obligatory investments in connection with the contribution of certain obligatory investments to CRDA approved projects.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	December 31,
	2005	2004

	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$14,929	$12,756
Accounts receivable, net	4,371	5,100
Deferred financing costs	2,237	2,260
Other current assets	9,813	7,328

Total Current Assets	31,350	27,444

Property and equipment, net	168,237	171,640
Obligatory investments, net	11,830	11,647
Deferred financing costs	3,970	4,509
Other assets	1,667	1,718

Total Other Assets	17,467	17,874

TOTAL ASSETS	$217,054	$216,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$4,000	$—
Current portion of long-term debt	43,741	43,741
Accounts payable — trade	3,912	3,995
Accrued expenses	10,261	11,360
Accrued payroll and related expenses	7,503	6,819
Related party payables	588	371
Current portion of capital lease obligation	236	248

Total Current Liabilities	70,241	66,534

Long-Term Liabilities:
Long-term debt, less current portion	66,259	66,259
Capital lease obligations, less current portion	385	432
Other	5,496	4,920

Total Long-Term Liabilities	72,140	71,611

Commitments and Contingencies
Warrants in Atlantic Coast Entertainment Holdings, Inc.	43,587	43,587
Shareholders’ Equity:
Preferred stock, $.01 par value per share; 5,000,000 shares authorized; 0 shares outstanding	—	—
Common stock, $.01 par value share; 20,000,000 shares authorized; 10,000,000 shares issued and outstanding	100	100
Additional paid-in capital	81,313	81,313
Accumulated deficit	(50,327)	(46,187)

Total Shareholders’ Equity	31,086	35,226

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$217,054	$216,958

See notes to condensed consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004

	(In thousands, except per share data)
	(Unaudited)
REVENUES:
Casino	$37,341	$38,119
Hotel	2,294	2,288
Food and beverage	4,866	4,990
Other	807	927

Gross Revenues	45,308	46,324
Less promotional allowances	(5,343)	(5,334)

Net Revenues	39,965	40,990

COSTS AND EXPENSES:
Casino	11,827	12,214
Hotel	703	655
Food and beverage	1,566	2,027
Other operating expenses	209	203
Selling, general and administrative	22,925	21,041
Depreciation and amortization	4,026	3,567
Provision for obligatory investments	238	368
Gain on sale of assets	(4)	—

Total Costs And Expenses	41,490	40,075

(LOSS) INCOME FROM OPERATIONS	(1,525)	915

OTHER INCOME (EXPENSE):
Interest income	107	111
Interest expense	(2,451)	(3,189)
Debt restructuring costs	(24)	(710)

Total other expense, net	(2,368)	(3,788)

LOSS BEFORE INCOME TAXES	(3,893)	(2,873)
Provision for income taxes	247	267

NET LOSS	$(4,140)	$(3,140)

Basic/diluted loss per common share	$(0.41)	$(0.31)

Weighted average common shares outstanding	10,000,000	10,000,000

See notes to condensed consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004

	(In thousands)
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(4,140)	$(3,140)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,026	3,567
Provision for obligatory investments	238	368
Gain on sale of assets	(4)	—
Changes in operating assets and liabilities:
Accounts receivable, net	729	94
Deferred financing costs	595	—
Other current assets	(2,486)	900
Accounts payable and accrued expenses	(281)	(4,612)
Long-term liabilities	576	56

Net Cash Used in Operating Activities	(747)	(2,767)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(571)	(2,118)
Purchase of obligatory investments	(553)	(517)
Cash proceeds from sale of property and equipment	4	9
Cash proceeds from sale of obligatory investments	132	—

Net Cash Used in Investing Activities	(988)	(2,626)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from borrowing on line of credit	4,000	—
Deferred financing fees	(33)	—
Payments on capital lease obligation	(59)	—

Net Cash Provided by Financing Activities	3,908	—

Net increase (decrease) in cash and cash equivalents	2,173	(5,393)
Cash and cash equivalents — beginning of period	12,756	33,454

Cash and Cash Equivalents — End of Period	$14,929	$28,061

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$2,494	$6,050

Cash paid for income taxes	$88	$88

Interest capitalized	$2	$28

See notes to condensed consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization, Business and Basis of Presentation
      GB Holdings, Inc. (“GB Holdings”) is a Delaware corporation and was a wholly-owned subsidiary of Pratt Casino Corporation (“PCC”) through December 31, 1998. PCC, a Delaware corporation, was incorporated in September 1993 and was wholly-owned by PPI Corporation (“PPI”), a New Jersey corporation and a wholly-owned subsidiary of Greate Bay Casino Corporation (“GBCC”). Effective after December 31, 1998, PCC transferred 21% of the stock ownership in GB Holdings to PBV, Inc. (“PBV”), a newly formed entity controlled by certain stockholders of GBCC. As a result of a certain confirmed plan of reorganization of PCC and others in October 1999, the remaining 79% stock interest of PCC in GB Holdings was transferred to Greate Bay Holdings, LLC (“GBLLC”), whose sole member as a result of the same reorganization was PPI. In February 1994, GB Holdings acquired Greate Bay Hotel and Casino, Inc. (“GBHC”), a New Jersey corporation, through a capital contribution by its then parent. From its creation until July 22, 2004, GBHC’s principal business activity was its ownership of The Sands Hotel and Casino located in Atlantic City, New Jersey (“The Sands”). GB Property Funding Corp. (“Property”), a Delaware corporation and a wholly-owned subsidiary of GB Holdings, was incorporated in September 1993 as a special purpose subsidiary of GB Holdings for the purpose of borrowing funds for the benefit of GBHC. The condensed consolidated financial statements include the accounts of GB Holdings and its subsidiaries, Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Holdings”) and ACE Gaming, LLC (“ACE” and collectively with GB Holdings and Atlantic Holdings, the “Company” and also Property and GBHC until July 22, 2004). Until July 22, 2004, GBHC was the owner and operator of The Sands. In connection with a transaction which was consummated in July of 2004, substantially all of the assets of GB Holdings and certain subsidiaries (including The Sands) was transferred to Atlantic Holdings and subsequently to ACE. Atlantic Holdings is a Delaware corporation and was a wholly-owned subsidiary of GBHC which was a wholly-owned subsidiary of GB Holdings and was formed in October 2003. ACE a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic Holdings was formed in November 2003.
      All reference herein to the Company and GB Holdings are on a consolidated basis and all operating assets, including cash, are owned by GB Holdings’ subsidiaries, Atlantic Holdings and ACE, and GB Holdings’ sole asset is 2,882,938 shares of Atlantic Holdings common stock. All significant intercompany transactions and balances have been eliminated in consolidation. In management’s opinion, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the condensed consolidated financial position as of March 31, 2005 and the condensed consolidated results of operations for the three months ended March 31, 2005 and 2004 have been made. The results set forth in the condensed consolidated statement of operations for the three months ended March 31, 2005 are not necessarily indicative of the results to be expected for the full year.
      The condensed consolidated financial statements were prepared following the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP (U.S. generally accepted accounting principles) can be condensed or omitted.
      These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2004.

Reclassifications
      Certain reclassifications have been made to prior years’ condensed consolidated financial statements to conform to the current year condensed consolidated financial statement presentations. The most significant reclassifications include the following: marketing costs that had been in casino expense are now included in selling, general and administrative expense; cash and coin incentives that were included in promotional

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
allowances are now included in casino revenues; and certain complimentary expenses that were included in casino expense are now included in promotional allowances.

(2)	Liquidity Matters
      The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed below, the Company has suffered recurring net losses, has a net working capital deficiency and significant current debt obligations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described below. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
      In connection with a consent solicitation and offer to exchange, $66,258,970 of the $110 million 11% Notes due 2005 (“11% Notes”) were exchanged and $43,741,030 principal amount of the 11% Notes remain outstanding and will mature on September 29, 2005. GB Holdings’ ability to pay the interest and principal amount of the remaining 11% Notes at maturity in September 2005 will depend upon its ability to refinance such Notes on favorable terms or at all or to derive sufficient funds from the sale of Atlantic Holdings common stock or from a borrowing. If GB Holdings is unable to pay the interest and principal due on the remaining 11% Notes at maturity it could result in, among other things, the possibility of GB Holdings seeking bankruptcy protection or being forced into bankruptcy or reorganization. The status of the 11% Notes is currently being reviewed by the Company and various alternatives are being evaluated.
      Since emerging from bankruptcy in 2000, the Company has invested in refurbishments to the hotel product, gaming equipment and related technology and building infrastructure. Although the investments have improved the condition of the property and the investment in gaming technology has resulted in significant labor efficiencies and cost savings, those efficiencies and cost savings were not enough to offset the increased competition within the Atlantic City market. Since 2003, the Borgata opened in the marina district of Atlantic City and expansions which have added both hotel room and retail capacity to the Atlantic City market have occurred at the Showboat, Resorts and Tropicana casinos. Although these expansions have caused the gaming market to expand in Atlantic City, the expansion has not exceeded the added capacity, which has put substantial pressure on the Company to maintain gaming revenue market share. The Company continues to face competitive market conditions. During the three years ended December 31, 2004, the Company incurred net losses of $37,856,000.

(3)	Related Party Transactions
      As of May 26, 2004, the Company has entered into an intercompany services arrangement with American Casino & Entertainment Properties LLC (“ACEP”), which is controlled by affiliates of Carl C. Icahn, whereby ACEP provides management and consulting services. The Company is billed based upon an allocation of salaries plus an overhead charge of 15% of the salary allocation plus reimbursement of reasonable out-of-pocket expenses. For the three months ended March 31, 2005, the Company was billed approximately $136,000.
      The Company has entered into an agreement with XO Communications, Inc., a long-distance phone carrier affiliated with Mr. Icahn. Payments for such charges incurred for the three months ended March 31, 2005 and 2004 amounted to $40,000 and $56,000, respectively. The agreement is currently continuing on a monthly basis.

(4)	Line of Credit
      On November 12, 2004, Atlantic Holdings and ACE entered into a Loan and Security Agreement (the “Loan Agreement”), by and among Atlantic Holdings, as borrower, ACE, as guarantor, and Fortress Credit

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Corp., as lender, and certain related ancillary documents, pursuant to which, Fortress agreed to make available to Atlantic Holdings a senior secured revolving credit line providing for working capital loans of up to $10 million (the “Loans”), to be used for working capital purposes in the operation of The Sands.
      All Loans under the Loan Agreement are payable in full by no later than the day immediately prior to the one-year anniversary of the Loan Agreement, or any earlier date on which the Loans are required to be paid in full, by acceleration or otherwise, pursuant to the Loan Agreement.
      The borrower and guarantor on the Loan Agreement are required to maintain certain financial covenants. As of March 31, 2005, Atlantic Holdings had borrowed $4.0 million under the Loans and was in compliance with these covenants.

(5)	Commitments and Contingencies
      Legal Proceedings Tax appeals by ACE challenging the amount of ACE’s real property assessments for tax years 1996 through 2004 are pending before the New Jersey Tax Court. The proceedings commenced on May 3, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders of Atlantic Coast Entertainment Holdings, Inc.:
      We have audited the accompanying combined balance sheets of Atlantic Coast Entertainment Holdings, Inc. and subsidiary as of December 31, 2004 and 2003, and the related combined statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004. In connection with our audits of the 2004 and 2003 combined balance sheets and the related combined statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, we also audited the related 2004 combined financial statement schedule. These combined financial statements and financial statement schedule are the responsibility of the company’s management. Our responsibility is to express an opinion on these combined financial statements and combined financial statement schedule based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Coast Entertainment Holdings, Inc. and subsidiary as of December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related 2004 combined financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
      As discussed in Note 3 to the combined financial statements, the Company has restated its financial statements as of December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004.

/s/ KPMG LLP
Short Hills, New Jersey
March 11, 2005, except for the last sentence of Note 6 which is as of March 29, 2005 and Note 3 which is as of September 9, 2005

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
COMBINED BALANCE SHEETS

	As of December 31,

	2004	2003

	(Restated)	(Restated)
	(Dollars in thousands, except
	share related data)
ASSETS
Current Assets:
Cash and cash equivalents	$12,756	$16,904
Accounts receivable, net	5,100	5,247
Inventories	2,499	2,222
Insurance deposits	3,017	—
Prepaid expenses and other current assets	2,017	4,150

Total current assets	25,389	28,523

Property and Equipment:
Land	54,344	54,344
Buildings and Improvements	88,147	88,249
Equipment	73,675	64,722
Construction in progress	2,040	2,111

	218,206	209,426
Less — accumulated depreciation and amortization	(46,566)	(40,013)

Property and equipment, net	171,640	169,413

Other assets:
Obligatory investments, net	11,647	10,705
Deferred financing costs and other assets	8,113	2,369

Total other assets	19,760	13,074

	$216,789	$211,010

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current portion capital leases	$248	$—
Accounts payable	6,710	6,815
Accounts payable-related party	371	48
Accrued liabilities:
Accrued payroll and related expenses	6,818	4,241
Gaming obligations	3,173	2,725
Insurance	1,891	2,505
Interest payable	—	3,092
Other	2,364	2,597

Total current liabilities	21,575	22,023
Long-term debt	66,259	110,000
Notes payable — related party	—	21,900
Non-current capital leases	432	—
Other Non-current Liabilities	4,920	3,728
Commitments and Contingencies
Shareholder’s Equity:
Common stock, $0.1 par value per share; 20,000,000 shares authorized; 2,882,938 and 101 shares outstanding	29	—
Additional paid-in capital	126,550	89,660
Warrants outstanding	43,587	—
Accumulated deficit	(46,563)	(36,301)

Total shareholder’s equity	123,603	53,359

	$216,789	$211,010

See notes to combined financial statements.

'

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
COMBINED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002

	(Restated)	(Restated)	(Restated)
	(Dollars in thousands, except share related data)
Revenues:
Casino	$157,643	$154,813	$175,065
Rooms	10,908	10,994	11,143
Food and beverage	21,898	21,962	23,330
Other	3,940	3,914	3,735

	194,389	191,683	213,273
Less — promotional allowances	(23,146)	(23,934)	(23,356)

Net revenues	171,243	167,749	189,917

Expenses:
Casino	50,467	52,657	59,971
Rooms	3,397	2,677	3,639
Food and beverage	7,930	8,481	10,343
Other	870	1,297	1,222
Selling, general and administrative	90,285	89,864	93,697
Depreciation and amortization	14,898	14,123	13,292
Provision for obligatory investments	1,165	1,434	1,521
Loss on impairment of fixed assets	—	—	1,282
Loss on disposal of assets	152	28	185

Total expenses	169,164	170,561	185,152

Income (loss) from operations	2,079	(2,812)	4,765

Non-operating income (expense):
Interest income	345	341	445
Interest expense	(8,883)	(12,581)	(12,195)
Debt restructuring costs	(2,759)	(1,843)	—

Total non-operating expense, net	(11,297)	(14,083)	(11,750)

Loss before income taxes	(9,218)	(16,895)	(6,985)
Income tax provision	(1,044)	(862)	(784)

Net loss	$(10,262)	$(17,757)	$(7,769)

Basic/diluted loss per common share	$(3.56)	$(6.16)	$(2.69)

Weighted average common shares outstanding	2,882,938	2,882,938	2,882,938

See notes to combined financial statements.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
COMBINED STATEMENTS OF SHAREHOLDER’S EQUITY

			Additional
	Common Stock		Paid-In		Accumulated
	Shares	Amount	Capital	Warrants	Deficit	Total

	(Dollars in thousands, except share related data)
BALANCE, December 31, 2001 (Restated)	100	$—	$89,659	$—	$(10,775)	$78,884
Net Loss					(7,769)	(7,769)

BALANCE, December 31, 2002 (Restated)	100	—	89,659	—	(18,544)	71,115
Issuance of common shares	1		1			1
Net Loss					(17,757)	(17,757)

BALANCE, December 31, 2003 (Restated)	101	—	89,660	—	(36,301)	53,359
Assumption of net liabilities by GB Holdings and issuance of common stock and warrants in connection with the Transaction	2,882,837	29	41,663	43,587	—	85,279
Return of capital			(4,773)			(4,773)
Net Loss					(10,262)	(10,262)

BALANCE, December 31, 2004 (Restated)	2,882,938	$29	$126,550	$43,587	$(46,563)	$123,603

See notes to combined financial statements.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
COMBINED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended	Year Ended
	December 31, 2004	December 31, 2003	December 31, 2002

	(Restated)	(Restated)	(Restated)
	(In thousands)
OPERATING ACTIVITIES:
Net Loss	$(10,262)	$(17,757)	$(7,769)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,898	14,123	13,292
Provision for obligatory investments	1,165	1,434	1,521
Provision for doubtful accounts	416	1,040	1,586
Loss on impairment of fixed assets	—	—	1,282
Loss on disposal of assets	152	28	185
Changes in operating assets and liabilities:
Accounts receivable	(269)	(1,311)	2,332
Other current assets	(1,161)	464	(272)
Noncurrent assets	589	124	—
Accounts payable and accrued liabilities	3,668	(861)	(2,570)
Noncurrent liabilities	(368)	283	(394)

Net cash provided by (used in) operating activities	8,828	(2,433)	9,193

INVESTING ACTIVITIES:
Proceeds from sale of obligatory investments	201	130	208
Related party receivables	—	24	29
Purchase of obligatory investments	(2,308)	(2,336)	(2,496)
Purchase of property and equipment	(16,620)	(12,825)	(14,058)
Proceeds from disposition of assets	308	110	320

Net cash used in investing activities	(18,419)	(14,897)	(15,997)

FINANCING ACTIVITIES:
Related party payable	—	15,399	6,501
Cash transferred from GB Holdings	16,920	—	—
Repayments of long-term debt	—	—	(371)
Repayment of capital leases	(78)	—	—
Return of capital GB Holdings, Inc.	(4,773)	—	—
Cost of issuing long-term debt	(6,626)	—	—
Issuance of common stock	—	1	—

Net cash provided by financing activities	5,443	15,400	6,130

Net decrease in cash and cash equivalents	(4,148)	(1,930)	(674)

Cash and cash equivalents at beginning of period	16,904	18,834	19,508

Cash and cash equivalents at end of period	$12,756	$16,904	18,834

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$1,051	$899	$1,764

Cash paid for interest	$8,339	$12,100	$12,128

Interest capitalized	$86	$300	$766

Assumption of net liabilities by GB Holdings in connection with the Transaction	$68,359	$—	$—

Purchase of equipment with capital lease	$758	$—	$—

Issuance of 3% Notes in exchange for 11% Notes	$66,259	$—	$—

See notes to combined financial statements.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

(1)	Organization, Business and Basis of Presentation
      Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Holdings” or the “Company”) is a Delaware corporation, formed in October 2003, and was a wholly-owned subsidiary of Greate Bay Hotel and Casino, Inc. (“GBHC”), which was a wholly-owned subsidiary of GB Holdings, Inc. (“GB Holdings”). Until July 22, 2004, GBHC was the owner and operator of The Sands Hotel and Casino in Atlantic City (“The Sands”). ACE Gaming, LLC (“ACE”) a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic Holdings was formed in November 2003. ACE is a single member LLC with Atlantic Holdings as its sole member. There was limited activity in 2003. Atlantic Holdings and ACE were formed in connection with a transaction (the “Transaction”), which included a Consent Solicitation and Offer to Exchange in which holders of $110 million of 11% Notes due 2005 (the “GB Holdings 11% Notes”), issued by GB Property Funding Corp. (“Property”), a wholly-owned subsidiary of GB Holdings, were given the opportunity to exchange such notes on a dollar for dollar basis for $110 million of 3% Notes due 2008 (the “3% Notes”), issued by Atlantic Holdings and guaranteed by ACE. The Transaction was consummated on July 22, 2004, and holders of approximately $66.3 million of GB Holdings 11% Notes exchanged such notes for approximately $66.3 million of 3% Notes. In connection with the Consent Solicitation and Offer to Exchange, the indenture governing the GB Holdings 11% Notes was amended to eliminate certain covenants and to release the liens on the collateral securing such notes. The Transaction included, among other things, the transfer of substantially all of the assets of GB Holdings to Atlantic Holdings. The transfer of assets has been accounted for as an exchange of net assets between entities under common control, whereby the entity receiving the assets shall initially recognize the assets and liabilities transferred at their historical carrying amount in the accounts of the transferring entity at the date of transfer. No gain or loss was recorded relating to the transfer. The 3% Notes, in connection with the closing of the transaction, are guaranteed by ACE. Atlantic Holdings and its subsidiary had limited operating activities prior to July 22, 2004. Also on July 22, 2004, in connection with the consummation of the Transaction and the Consent Solicitation and Offer to Exchange, Property and GBHC, merged into GB Holdings, with GB Holdings as the surviving entity. In connection with the transfer of the assets and certain liabilities of GB Holdings, including the assets and certain liabilities of GBHC, Atlantic Holdings issued 2,882,937 shares of common stock, par value $.01 per share (the “Atlantic Holdings Common Stock”) of Atlantic Holdings to GBHC which following the merger of GBHC became the sole asset of GB Holdings. Substantially all of the assets and liabilities of GB Holdings and GBHC (with the exception of the remaining GB Holdings 11% Notes and accrued interest thereon, the Atlantic Holdings Common Stock, and the related pro rata share of deferred financing costs) were transferred to Atlantic Holdings or ACE. As part of the Transaction an aggregate of 10,000,000 warrants, issued by Atlantic Holdings, were distributed on a pro rata basis to the stockholders of GB Holdings upon the consummation of the Transaction. Such Warrants allow the holders to purchase from Atlantic Holdings, at an exercise price of $.01 per share, an aggregate of 2,750,000 shares of Atlantic Holdings Common Stock and are only exercisable following the earlier of (a) either the 3% Notes being paid in cash or upon conversion, in whole or in part, into Atlantic Holdings Common Stock, (b) payment in full of the outstanding principal of the GB Holdings 11% Notes exchanged, or (c) a determination by a majority of the board of directors of Atlantic Holdings (including at least one independent director of Atlantic Holdings) that the Warrants may be exercised. The Sands New Jersey gaming license was transferred to ACE in accordance with the approval of the CCC.
      In connection with the Consent Solicitation and Offer to Exchange described above, holders of $66,258,970 of GB Holdings 11% Notes exchanged such notes for an equal principal amount of 3% Notes.
      In accordance with the Contribution Agreement pursuant to which GB Holdings contributed substantially all of its assets to Atlantic Holdings, GB Holdings normal, ordinary course operating expenses (including legal and accounting costs, directors’ and officers’ insurance premiums, and fees for SEC filings) not to exceed in the aggregate $250,000 in any twelve month period are to be paid by Atlantic Holdings subject to a number of conditions.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      Currently, affiliates of Mr. Icahn own approximately 96% of the 3% Notes and have the ability, which they may exercise at any time in their sole discretion, to determine when and whether the 3% Notes will be paid in or convertible into Atlantic Holdings Common Stock at, or prior to, maturity thereby making the Warrants exercisable. If the 3% Notes are converted into Atlantic Holdings Common Stock and if the Warrants are exercised, GB Holdings will own 28.8% of the Atlantic Holdings Common Stock and affiliates of Carl Icahn will beneficially own approximately 63.4% of the Atlantic Holdings Common Stock (without giving effect to the affiliates of Mr. Icahn’s interest in Atlantic Holdings Common Stock which is owned by GB Holdings). Affiliates of Carl Icahn currently own approximately 77.5% of GB Holdings’ common stock.

Basis of Presentation
      Because GB Holdings controlled the operations and business prior to the Transaction and the Company and GB Holdings remain under common control for accounting purposes after the Transaction, the accompanying combined financial statements have been prepared as a reorganization of businesses under common control in a manner similar to a pooling-of-interests. Accordingly, the assets and liabilities transferred to the Company have been recognized at historical amounts. The transfer of assets has been accounted for as an exchange of net assets between entities under common control, whereby the entity receiving the assets shall initially recognize the assets and liabilities transferred at their historical carrying amount in the accounts of the transferring entity at the date of transfer. No gain or loss was recorded relating to the transfer. The combined financial statements for each of the years in the three-year period ended December 31, 2004 present the results of Atlantic Holdings and subsidiary as if the Company had been in existence throughout the period from January 1, 2002 to December 31, 2004 and as if the prior operations were transferred to the Company from GB Holdings as of the earliest date presented. In addition, the combined financial statements include certain assets and liabilities and results related to assets and liabilities of GB Holdings that were not transferred to the Company and were retained by GB Holdings in connection with the Transaction. The assets and liabilities retained by GB Holdings consisted of the following, as of July 22, 2004 (in thousands):

Current assets, primarily prepayments	$266
Long-term debt, current	$43,741
Note payable, related party	$21,900
Accrued interest	$2,984
      In connection with the Transaction in addition to the assets and liabilities related to the operations of The Sands, GB Holdings also transferred $16.9 million in cash to Atlantic Holdings.
      In preparing the combined financial statements, the assets and liabilities, revenues and expenses of the operations prior to the Transactions are reflected in the accompanying combined financial statements.
      All significant intercompany transactions and balances have been eliminated in combination. Certain prior year amounts have been reclassified to conform to the 2004 presentation.

(2)	Summary of Significant Accounting Policies
      The significant accounting policies followed in the preparation of the accompanying combined financial statements are discussed below. The combined financial statements have been prepared in conformity with US generally accepted accounting principles. The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the balance sheets, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Casino revenues, promotional allowances and departmental expenses —
      The Company recognizes revenues in accordance with industry practice. Casino revenue is recorded as net win from gaming activities (the difference between gaming wins and losses) as casino revenues. Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Such anticipated jackpots and payouts are included in gaming liabilities on the accompanying combined balance sheets.
      Cash and coin incentives are provided to attract new customers as well as reward loyal customers, through the use of loyalty programs, with points based on amounts wagered, that can be redeemed for a specified period of time for cash. We deduct the cash and coin incentive amounts from casino revenue.
      The retail value of rooms, food and beverage and other items that were provided to customers without charge has been included in revenues and a corresponding amount has been deducted as promotional allowances. The costs of such complimentaries have been included in Casino and Selling, General and Administrative expenses on the accompanying combined statements of operations. Costs of complimentaries allocated from the Rooms, Food and Beverage and Other Operating departments to the Casino and Selling, General and Administrative departments were as follows:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002

Allocation From:
Rooms	$6,511	$7,360	$8,274
Food and Beverage	16,116	16,482	17,399
Other Operating	2,294	2,070	1,324

	$24,921	$25,912	$26,997

Allocation To:
Casino	$3,846	$3,815	$4,186
Selling, General and Administrative	21,075	22,097	22,811

	$24,921	$25,912	$26,997

Cash and cash equivalents —
      Cash and cash equivalents are generally comprised of cash and investments with original maturities of three months or less, such as commercial paper, certificates of deposit and fixed repurchase agreements.

Allowance for doubtful accounts —
      In its normal course of business the Company incurs receivables arising from credit provided to casino and hotel customers. The allowance for doubtful accounts adjusts these gross receivables to Management’s estimate of their net realizable value. The provision for doubtful accounts charged to expense is determined by Management based on a periodic review of the receivable portfolio. This provision is based on estimates, and actual losses may vary from these estimates. The allowance for doubtful accounts is maintained at a level that Management considers adequate to provide for possible future losses. At December 31, 2004 and 2003, these amounts were $3,862,000 and $5,918,000, respectively. Provisions for doubtful accounts amounting to $416,000, $1,040,000 and $1,586,000 for the years ended December 31, 2004, 2003 and 2002 were recorded in expenses on the accompanying combined statement of operations.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Inventories —
      Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

Property and equipment —
      Property and equipment have been recorded at cost and are being depreciated utilizing the straight-line method over their estimated useful lives as follows:

Buildings and improvements	25-40 years
Operating Equipment	3-7 years
      Interest costs related to property and equipment acquisitions are capitalized during the acquisition period and are being amortized over the useful lives of the related assets.

Deferred financing costs —
      The costs of issuing long-term debt, including all related underwriting, legal, directors and accounting fees, were capitalized and are being amortized over the term of the related debt issue. In July 2004, holders of the GB Holdings 11% Notes that tendered in the Consent Solicitation and Offer to Exchange also received their pro rata share of the aggregate consent fees ($6.6 million) at the rate of $100 per $1,000 of principal amount of the GB Holdings 11% Notes tendered. The pro rata share of the unamortized deferred financing costs associated with the 11% notes tendered ($399,000) were included with the consent fees and recorded in Deferred financing costs and other assets on the accompanying Combined Balance Sheets. These amounts are being amortized over the term of the 3% Notes using the effective yield method. All external costs associated with the issuance of the 3% Notes have been expensed. For the years ended December 31, 2004, 2003 and 2002, amortization of deferred financing costs were $1,116,000, $555,000 and $555,000, respectively and are included in Interest Expense on the accompanying Combined Statements of Operations.

Long-lived assets —
      The Company accounts for long-lived assets in accordance with FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS No. 144”), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with FASB Statement No. 142 “Goodwill and Other Intangible Assets.” FAS No. 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. FAS No. 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business.
      The Company periodically reviews long-lived assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairments are recognized when the expected future undiscounted cash flows derived from such assets are less than their carrying value. For such cases, losses are recognized for the difference between the fair value and the carrying amount. Assets to be disposed of by sale or abandonment, and where management has the current ability to remove such assets from operations, are recorded at the lower of carrying amount or fair value less cost of disposition. Depreciation for these assets is suspended during the disposal period, which is generally less than one year. Assumptions and estimates used in the determination of impairment losses, such as future cash flows and disposition costs, may affect the carrying value of long-lived assets and possible impairment expense in the Company’s combined financial statements. Management does not believe that any impairment currently exists related to its long-lived assets.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Accrued insurance —
      The Company is self insured for a portion of its general liability, workers compensation, certain health care and other liability exposures. A third party insures losses over prescribed levels. Accrued insurance includes estimates of such accrued liabilities based on an evaluation of the merits of individual claims and historical claims experience. Accordingly, the Company’s ultimate liability may differ from the amounts accrued.

Income taxes —
      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period of the enactment date.

Loss per share —
      Statement of Financial Accounting Standards No. 128: “Earnings Per Share”, requires, among other things, the disclosure of basic and diluted earnings per share for public companies. The capital structure of the Company includes potentially dilutive securities in the form of 10,000,000 warrants convertible to 2,750,000 shares of Atlantic Holdings and the 3% Notes Convertible to 65.909 shares per $1,000 of principal amount or 4,367,062 shares. Since the Company had a net loss for the year and including the fully diluted shares in calculating loss per share would be anti-dilutive, basic and diluted loss per share are the same. Basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding.
      The weighted average shares used in the calculation of loss per common share for the periods prior to the Transaction are presented on a pro forma basis, based upon the capital structure that existed immediately following the Transaction.

(3) Restatement
      Because GB Holdings controlled the operations and business prior to the Transaction and the Company and GB Holdings remain under common control for accounting purposes after the Transaction, the Company restated its financial statements to present such statements on a combined basis similar to a pooling-of-interests as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004. The combined financial statements for each of the years in the three year period ended December 31, 2004 have been restated to present the results of Atlantic Holdings and subsidiary as if the Company had been in existence throughout the period from January 1, 2002 to December 31, 2004 and as if the prior operations were transferred to the Company from GB Holdings as of the earliest date presented. Previously, the financial statements presented the results of operations of the Company beginning from October 30, 2003 (date of inception) and included the operations transferred from GB Holdings beginning from the date of the Transaction. Certain amounts in 2004 Combined Balance Sheet have been reclassified from the original presentation.
      In preparing the combined financial statements, the assets and liabilities, revenues and expenses of the operations prior to the Transactions are reflected in the accompanying combined financial statements.
      During 2004, GB Holdings transferred to the Company $16.9 million in cash and eliminated the related party note payable of $21.9 million as part of the Transaction.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      The following combined balance sheet, combined statement of operations and combined statement of cash flow amounts were restated as a result of presenting the financial statements on a combined basis (in thousands): In addition, the Combined Balance Sheet as of December 31, 2004 was restated to approximately classify certain deferred financing costs as long term assets. Prior to the restatement, the deferred financing costs had been classified as a component of current assets.

	December 31, 2004

	As Previously
	Reported		As Restated

ASSETS
Current Assets:
Cash and cash equivalents	$12,756		$12,756
Accounts receivable, net	5,223		5,100
Inventories	2,499		2,499
Deferred financing costs	2,094	(1)	—
Insurance deposits	3,017		3,017
Prepaid expenses and other current assets	1,686	(1)	2,017

Total current assets	27,275		25,389

Property and Equipment:
Land	54,344		54,344
Buildings and Improvements	88,147		88,147
Equipment	73,675		73,675
Construction in progress	2,040		2,040

	218,206		218,206
Less-accumulated depreciation and amortization	(46,566)		(46,566)

Property and equipment, net	171,640		171,640

Other assets:
Obligatory investments, net	11,647		11,647
Deferred financing costs and other assets	6,227	(1)	8,113

Total other assets	17,784		19,760

	$216,789		$216,789

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current portion capital leases	$248	(3)	$248
Accounts payable	7,082	(2)	6,710
Accounts payable-related party	—	(2)	371
Accrued liabilities:
Accrued payroll and related expenses	4,379	(3)	6,818
Gaming obligations	3,363	(3)	3,173
Insurance	4,330	(3)	1,891
Other	2,173	(3)	2,364

Total current liabilities	21,575		21,575
Long-term debt	66,259		66,259
Non-current capital leases	432		432
Other Non-current Liabilities	4,920		4,920
Commitments and Contingencies
Shareholder’s Equity:
Common stock, $0.1 par value per share; 20,00,000 shares authorized; 2,882,938 shares outstanding	29		29
Additional paid-in capital	86,401	(4)	126,550
Warrants outstanding	43,587		43,587
Accumulated deficit	(6,414	)(4)	(46,563)

Total shareholder’s equity	123,603		123,603

	$216,789		$216,789

(1)	Amounts restated to properly classify deferred financing costs as other noncurrent assets.

(2)	Amounts reclassified to disclose amounts payable to related parties.

(3)	Amounts reclassified within accrued liabilities.

(4)	Amounts restated to properly reflect balances on a combined basis.

	As Previously
	Reported	As Restated

Year ended December 31, 2004:
Revenues:
Casino	$66,208	$157,643
Rooms	5,054	10,908
Food and Beverage	9,830	21,898
Other	1,804	3,940

	82,896	194,389
Less — promotional allowances	(10,323)	(23,146)

Net revenues	72,573	171,243

Expenses:
Casino	22,250	50,467
Rooms	1,724	3,397
Food and Beverage	3,316	7,930
Other	402	870
Selling, general and administrative	41,142	90,285
Depreciation and amortization	6,844	14,898
Provision for obligatory investments	508	1,165
Loss on disposal of assets	187	152

Total expenses	76,373	169,164

Income (loss) from operations	(3,800)	2,079

Non-operating income (expense):
Interest income	172	345
Interest expense	(1,837)	(8,883)
Debt restructuring costs	(475)	(2,759)

Total non-operating expense, net	(2,140)	(11,297)

Loss before income taxes	(5,940)	(9,218)
Income tax provision	(474)	(1,044)

Net loss	$(6,414)	$(10,262)

Basic/diluted loss per share	$(5.00)	$(3.56)

Weighted average common shares outstanding	1,283,929	2,882,938

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2004

	As Previously
	Reported	As Restated

OPERATING ACTIVITIES:
Net Loss	$(6,414)	$(10,262)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,844	14,898
Provision for obligatory investments	508	1,165
Loss on disposal of assets	187	152
Provision for doubtful accounts	62	416
Changes in operating assets and liabilities:
Decrease accounts receivable	(393)	(269)
Deferred financing costs	821	—
Other current assets	(518)	(1,161)
Noncurrent assets	(538)	589
Accounts payable and accrued liabilities	(1,529)	3,668
Increase (decrease) noncurrent liabilities	1,014	(368)

Net cash provided by operating activities	44	8,828

INVESTING ACTIVITIES:
Proceeds from sale of obligatory investments		201
Purchase of obligatory investments	(932)	(2,308)
Purchase of property and equipment	(10,269)	(16,620)
Proceeds from disposition of assets	163	308

Net cash used in investing activities	(11,038)	(18,419)

FINANCING ACTIVITIES:
Cash transferred from GB Holdings	—	16,920
Proceeds from capital leases	758	—
Repayment of capital leases	(78)	(78)
Proceeds from capital contributions from GB Holdings, Inc.	34,468	—
Return of capital GB Holdings, Inc.	(4,773)	(4,773)
Cost of issuing long-term debt	(6,626)	(6,626)

Net cash provided by financing activities	23,749	5,443

Net increase (decrease) in cash and cash equivalents	12,755	(4,148)

Cash and cash equivalents at beginning of period	1	16,904

Cash and cash equivalents at end of period	$12,756	$12,756

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$355	$1,051

Transfer of net assets from GB Holdings, Inc.	$98,033	$—

Cash paid for interest	$—	$8,339

Interest capitalized	$15	$86

Dividends to common shareholders in the form of Warrants in Atlantic Coast Entertainment Holdings, Inc.	$43,587	$—

Assumption of net liabilities by GB Holdings in connection with the Transaction	$—	$68,359

Purchase of equipment with capital lease	$—	$758

Issuance of 3% notes in exchange for 11% notes	$—	$66,259

      All amounts presented in the combined statements of operations and cash flows for the years ended December 31, 2003 and 2002 have been restated to reflect the results of operations and cash flows on a combined basis. There was no information previously presented for those periods.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      All amounts presented in the combined balance sheet as of December 31, 2003 have been restated to reflect the financial position on a combined basis. There was no information previously presented except for, $1,000 of cash and $1,000 of additional paid-in capital.

(4)	Long-Term Debt
      Long-term debt is comprised of the following (in thousands):

	As of December 31,

	2004	2003

11% Notes, due September 29, 2005(a)	$—	$110,000
3% Notes due July 22, 2008(b)	66,259	—

Total long-term debt	$66,259	$110,000

(a)	In accordance with its approved plan of reorganization, GB Holdings through its then wholly-owned subsidiaries issued $110 million at 11% interest payable September 29, 2005 (“11% Notes”). Interest on the 11% Notes is payable on March 29 and September 29, beginning March 29, 2001. The outstanding principal is due on September 29, 2005.

The original indenture for the 11% Notes contained various provisions, which, among other things, restricted the ability of GB Holdings, and GBHC to incur certain senior secured indebtedness beyond certain limitations, and contained certain other limitations on the ability to merge, consolidate, or sell substantially all of their assets, to make certain restricted payments, to incur certain additional senior liens, and to enter into certain sale-leaseback transactions.

In a Consent Solicitation Statement and Consent Form dated September 14, 2001, Property sought the consent of holders of the 11% Notes to make certain changes to the original indenture (the “Modifications”). The Modifications included, but were not limited to, a deletion of, or changes to, certain provisions the result of which would be (i) to permit GB Holdings and its subsidiaries to incur any additional indebtedness without restriction, to issue preferred stock without restriction, to make distributions in respect of preferred stock and to prepay indebtedness without restriction, to incur liens without restriction and to enter into sale-leaseback transactions without restriction, (ii) to add additional exclusions to the definition of “asset sales” to exclude from the restrictions on “asset sales” sale-leaseback transactions, conveyances or contributions to any entity in which GB Holdings or its subsidiaries has or obtains equity or debt interests, and transactions (including the granting of liens) made in accordance with another provision of the Modifications relating to collateral release and subordination or any documents entered into in connection with an “approved project” (a new definition included as part of the Modifications which includes, if approved by the Board of Directors of GB Holdings, incurrence of indebtedness or the transfer of assets to any person if GB Holdings or any of its subsidiaries has or obtain debt or equity interests in the transferee or any similar, related or associated event, transaction or activity) in which a release or subordination of collateral has occurred including, without limitation, any sale or other disposition resulting from any default or foreclosure, (iii) to exclude from the operation of covenants related to certain losses to collateral, any assets and any proceeds thereof, which have been subject to the release or subordination provisions of the Modifications, (iv) to permit the sale or other conveyances of Casino Reinvestment Development Authority investments in accordance with the terms of a permitted security interest whether or not such sale was made at fair value, (v) to exclude from the operation of covenants related to the deposit into a collateral account of certain proceeds of “asset sales” or losses to collateral any assets and any proceeds thereof, which have been subject to the release or subordination provisions of the Modifications, (vi) to add new provisions authorizing the release or subordination of the collateral securing the 11% Notes in connection with, in

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
anticipation of, as a result of, or in relation to, an “approved project”, and (vii) various provisions conforming the text of the original indenture to the intent of the preceding summary of the Modifications.

(b)	On July 22, 2004, Atlantic Holdings consummated the Consent Solicitation and Offer to Exchange which it commenced and in which Atlantic Holdings offered to exchange its 3% Notes due on July 22, 2008 for GB Holdings 11% Notes due on September 29, 2005, issued by Property. Pursuant to the Consent Solicitation and Offer to Exchange, an aggregate principal amount of $66,258,970 of GB Holdings 11% Notes were tendered to Atlantic Holdings, on a dollar for dollar basis, in exchange for an aggregate principal amount of $66,258,970 of 3% Notes. The $43,741,030 of 11% Notes that were not tendered to Atlantic Holdings remain an obligation of GB Holdings and are not an obligation of Atlantic Holdings as of December 31, 2004. At the election of the holders of a majority in principal amount of the outstanding 3% Notes, each $1,000 principal amount of 3% Notes is payable in or convertible into 65.909 shares of common stock, par value $.01 per share (“Atlantic Holdings Common Stock”) of Atlantic Holdings, subject to adjustments for stock dividends, stock splits, recapitalizations and the like. Holders of the GB Holdings 11% Notes that tendered in the Consent Solicitation and Offer to Exchange also received their pro rata share of the aggregate consent fees ($6.6 million) at the rate of $100 per $1,000 principal amount of the GB Holdings 11% Notes tendered, plus accrued interest ($2.3 million) on the GB Holdings 11% Notes tendered, which amounts were paid at the consummation of the Transaction. The exchange is being accounted for as a modification of debt. The consent fees paid are being amortized over the term of the 3% Notes using the effective yield method. All external costs associated with the issuance of the 3% Notes have been expensed. As indicated in the Consent Solicitation and Offer to Exchange, an aggregate of 10,000,000 warrants, issued by Atlantic Holdings, were distributed on a pro rata basis to the shareholders of GB Holdings upon the consummation of the Transaction. Such Warrants allow the holders to purchase from Atlantic Holdings, at an exercise price of $.01 per share, an aggregate of 2,750,000 shares of Atlantic Holdings Common Stock and are only exercisable following the earlier of (a) either the 3% Notes being paid in cash or upon conversion, in whole or in part, into Atlantic Holdings Common Stock, (b) payment in full of the outstanding principal of the GB Holdings 11% Notes which have not been exchanged, or (c) a determination by a majority of the board of directors of Atlantic Holdings (including at least one independent director of Atlantic Holdings) that the Warrants may be exercised. The fair value of the warrants as of July 22, 2004 (date of issuance) was $43,587,000.
      In accordance with positions established by the Securities and Exchange Commission, separate information with respect to the parent and guarantor subsidiary is not required as the parent has no independent assets or operations, the guarantee is full and unconditional, and the total assets, shareholder’s equity, revenues, income from operations before income taxes and cash flows from operating activities of the parent are less than 3% of Atlantic Holdings’ combined amounts.
      On November 12, 2004, Atlantic Holdings and ACE entered into a Loan and Security Agreement (the “Loan Agreement”), by and among Atlantic Holdings, as borrower, ACE, as guarantor, and Fortress Credit Corp. (“Fortress”), as lender, and certain related ancillary documents, pursuant to which, Fortress agreed to make available to Atlantic Holdings a senior secured revolving credit line providing for working capital loans of up to $10 million (the “Loans”), to be used for working capital purposes in the operation of The Sands, located in Atlantic City, New Jersey. The Loan Agreement and the Loans thereunder have been designated by the Board of Directors of Atlantic Holdings and Atlantic Holdings, as manager of ACE, as Working Capital Indebtedness (as that term is defined in the Indenture) (the “Indenture”), dated as of July 22, 2004, among Atlantic Holdings, as issuer, ACE, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
      The aggregate amount of the Loans shall not exceed $10 million plus interest. All Loans under the Loan Agreement are payable in full by no later than the day immediately prior to the one-year anniversary of the

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
Loan Agreement, or any earlier date on which the Loans are required to be paid in full, by acceleration or otherwise, pursuant to the Loan Agreement.
      The outstanding principal balance of the Loan Agreement will accrue interest at a fixed rate to be set monthly which is equal to one month LIBOR (but not less than 1.5%), plus 8% per annum. In addition to interest payable on the principal balance outstanding from time to time under the Loan Agreement, Atlantic Holdings is required to pay to Fortress an unused line fee for each preceding three-month period during the term of the Loan Agreement in an amount equal to .35% of the excess of the available commitment over the average outstanding monthly balance during such preceding three-month period.
      The Loans are secured by a first lien and security interest on all of Atlantic Holdings’ and ACE’s personal property and a first mortgage on The Sands Hotel & Casino. Fortress entered into an Intercreditor Agreement, dated as of November 12, 2004, with the Trustee pursuant to the Loan Agreement. The Liens (as that term defined in the Indenture) of the Trustee on the Collateral (as that term is defined in the Indenture), are subject and inferior to Liens which secure Working Capital Indebtedness such as the Loans.
      Fortress may terminate its obligation to advance and declare the unpaid balance of the Loans, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include payment default, covenant defaults, bankruptcy type defaults, attachments, judgments, the occurrence of certain material adverse events, criminal proceedings, and defaults by Atlantic Holdings or ACE under certain other agreements. As of December 31, 2004 there had been no borrowings related to the Loans.
      The Borrower and Guarantor on the Loan Agreement are required to maintain the following financial covenants; (1) a minimum EBITDA (as defined in the Loan Agreement) of $12.5 million, which shall be measured and confirmed as of the twelve month period ended, each respective January 1, April 1, July 1 and October 1 of each year until the full and final satisfaction of the loan and (2) a Minimum Leverage Ratio of which the Borrower shall not permit its ratio of defined Total Debt to EBITDA, as measured and confirmed annually on a trailing twelve month basis to exceed 6.25:1. As of December 31, 2004, The Company is in compliance with these covenants.
      At December 31, 2004 and 2003, accrued interest on the 11% Notes was $0 and $3,092,000, respectively and is included in Accrued Interest. Accrued interest on the 3% Notes was $883,000 at December 31, 2004 and is included in Other Non-Current Liabilities. Interest on the 11% Notes is due semi-annually on March 29th and September 29th. Interest on the 3% Notes are due at maturity, on July 22, 2008.

(5)	Income Taxes
      The components of the provision for income taxes are as follows (in thousands):

	Years Ended December 31,

	2004	2003	2002

Federal income tax provision:
Current	$—	$—	$—
Deferred	—	—	—
State income tax provision:
Current	(1,044)	(862)	(784)
Deferred	—	—	—

	$(1,044)	$(862)	$(784)

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes. The

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
major components of deferred tax liabilities and assets as of December 31, 2004 were as follows (in thousands):

	December 31,

	2004	2003

Deferred tax assets:
Bad debt reserve	$1,578	$2,418
Deferred financing costs	—	234
Group insurance	904	747
Accrued vacation	603	613
Action cash awards accrual	191	123
Jackpot accrual	407	298
Medical reserve	534	408
Debt restructuring costs	—	754
Casino Reinvestment Development Authority	6,293	5,724
Federal and state net operating loss carryforward	21,252	17,210
Workers Compensation	462	—
Grantors trust income	3,713	3,616
Credit carryforwards	3,345	3,385
Other	770	297

Total deferred tax assets	40,052	35,827
Less valuation allowance	(23,499)	(17,891)

Total deferred tax assets after valuation allowances	16,553	17,936

Deferred tax liabilities:
Non-current:
Depreciation of plant and equipment	(16,336)	(17,812)
Deferred financing costs	(81)	—
Other	(11)	—
Chips and tokens	(125)	(124)

Total deferred tax liabilities	(16,553)	(17,936)

Net deferred tax assets (liabilities)	$—	$—

The net change in the valuation allowance for deferred income tax assets was an increase of $5.6 million in 2004 and an increase of $7.3 million in 2003. Federal net operating loss carryforwards totaled approximately $57 million as of December 31, 2004 and will begin expiring in the year 2022 and forward. New Jersey net operating loss carryforwards totaled approximately $20.2 million as of December 31, 2004. The Company also has general business credit carryforwards of approximately $1.1 million which expire in 2005 through 2024. Additionally, as of December 2004, the Company has a federal alternative minimum tax (AMT) credit carryforward of about $72,000 and a New Jersey alternative minimum assessment (AMA) credit carryforward of approximately $2.2 million, both of which can be carried forward indefinitely.
      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes that it is more likely than not that the tax benefits of certain

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
future deductible temporary differences will be realized based on the reversal of existing temporary differences, and therefore, a valuation allowance has not been provided for these deferred tax assets. Additionally, management has determined that the realization of certain of the Company’s deferred tax assets is not more likely than not and, as such, has provided a valuation allowance against those deferred tax assets at December 31, 2004 and 2003.
      The provision for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

	Year Ended December 31,

	2004	2003	2002

Expected federal benefit	(35.0)%	(35.0)%	(35.0)%
State taxes net of federal benefit	(0.5)%	(2.0)%	(1.5)%
State tax rate correction	0.0%	3.8%	0.0%
Expired tax credit	3.5%	0.7%	0.0%
Permanent differences	0.6%	0.2%	0.8%
Tax credits	(7.9)%	(5.1)%	(12.4)%
Deferred tax valuation allowance	60.8%	43.1%	59.3%
Other	(10.8)%	0.0%	0.0%

	10.7%	5.7%	11.2%

(6)	Transactions with Related Parties
      The Company’s rights to the trade name “The Sands” (the “Trade Name”) were derived from a license agreement with an unaffiliated third party. Amounts payable by the Company for these rights were equal to the amounts paid to the unaffiliated third party. On September 29, 2000, High River Limited Partnership (“High River”) assigned the Company the rights under a certain agreement with the owner of the Trade Name to use the Trade Name as of September 29, 2000 through May 19, 2086, subject to termination rights for a fee after a certain minimum term. High River is an entity controlled by Carl C. Icahn. High River received no payments for its assignment of these rights. Payment was made directly to the owner of the Trade Name. On or about July 14, 2004, the Company entered into a license agreement with Las Vegas Sands, Inc., for the use of the trade name “Sands” through May 19, 2086, subject to termination rights for a fee after a certain minimum term. This new license agreement superseded and replaced the above-mentioned trade name rights assigned to the Company by High River. In connection with the Transaction discussed above, the July 14, 2004 license agreement was assigned to ACE as of July 22, 2004. The payments made to the licensor in connection with the trade name amounted to $259,000, $263,000, and $272,000, respectively, for the years ended December 31, 2004, 2003 and 2002.
      The Company has entered into an intercompany services arrangement with American Casino & Entertainment Properties LLC (“ACEP”), which is controlled by affiliates of Mr. Icahn, whereby ACEP provides management and consulting services. The Company is billed based upon an allocation of salaries plus an overhead charge of 15% of the salary allocation plus reimbursement of reasonable out-of-pocket expenses. During 2004, 2003 and 2002 we were billed approximately $387,500, $190,600 and $27,900, respectively.
      On February 28, 2003, the Company entered into a two year agreement with XO Communications, Inc. a long-distance phone carrier affiliated with Mr. Icahn. The agreement can be extended beyond the minimum two year term on a month-to-month basis. Payments for such charges incurred for the year ended December 31, 2004 and 2003 amounted to $181,000 and $127,000, respectively. The agreement is currently continuing on a monthly basis.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      As of December 31, 2004 and 2003, the Company owed approximately $371,000 and $48,000, respectively, for reimbursable expenses to related parties.
      Pursuant to the Contribution Agreement, Atlantic Holdings paid $4.8 million to GB Holdings in 2004. Additionally, the Company agreed to pay GB Holdings normal, ordinary course operating expenses (including legal and accounting costs, directors’ and officers’ insurance premiums, and fees for SEC filings) not to exceed in the aggregate $250,000 in any twelve month period, subject to a number of conditions. The Company paid $2.4 million, which is accounted for as a return of capital to GB Holdings on March 29, 2005.

(7)	New Jersey Regulations and Obligatory Investments
      The Company conducts gaming operations in Atlantic City, New Jersey and operates a hotel and several restaurants, as well as related support facilities. The operation of an Atlantic City casino/hotel is subject to significant regulatory control. Under the New Jersey Casino Control Act (“NJCCA”), ACE was required to obtain and is required to periodically renew its operating license. A casino license is not transferable and, after the initial licensing and two one-year renewal periods, is issued for a term of up to four years. The plenary license issued to The Sands was renewed by the Commission on September 29, 2004 and extended through September 2008. The Commission may reopen licensing hearings at any time. If it were determined that gaming laws were violated by a licensee, the gaming license could be conditioned, suspended or revoked. In addition, the licensee and other persons involved could be subject to substantial fines.
      In order to renew the casino license for The Sands, the Commission determined that Atlantic Holdings and ACE are financially stable. In order to be found “financially stable” under the NJCCA, Atlantic Holdings and ACE must demonstrate, among other things, their ability to pay, exchange, or refinance debts that mature or otherwise become due and payable during the license term, or to otherwise manage such debts. During July 2004, a timely renewal application of the casino license for a four year term was filed. The CCC approved the casino license renewal application for a four year term on September 29, 2004 with certain conditions, including monthly written reports on the status of the GB Holdings 11% Notes, and a definitive plan by GB Holdings to address the maturity of the GB Holdings 11% Notes to be submitted no later than August 1, 2005 as well as other standard industry reporting requirements.
      The NJCCA requires casino licensees to pay an investment alternative tax of 2.5% of Gross Revenue (the “2.5% Tax”) or, in lieu thereof, to make quarterly deposits of 1.25% of quarterly Gross Revenue with the Casino Reinvestment Development Authority (the “Deposits”). The Deposits are then used to purchase bonds at below-market interest rates from the Casino Reinvestment Development Authority (the “CRDA”) or to make qualified investments approved by the CRDA. The CRDA administers the statutorily mandated investments made by casino licensees and is required to expend the monies received by it for eligible projects as defined in the NJCCA. The Company has elected to make the Deposits with the CRDA rather than pay the 2.5% Tax.
      As of December 31, 2004 and 2003 the Company had purchased bonds totaling $6,717,000 and $6,875,000, respectively. In addition, the Company had remaining funds on deposit and held in escrow by the CRDA at December 31, 2004 and 2003 of $17,430,000 and $15,171,000, respectively. The bonds purchased and the amounts on deposit and held in escrow are collectively referred to as “obligatory investments” on the accompanying combined financial statements.
      Obligatory investments at December 31, 2004 and 2003 are net of accumulated valuation allowances of $12,500,000 and $11,340,000, respectively, based upon the estimated realizable values of the investments. Provisions for valuation allowances for the years ended December 31, 2004, 2003 and 2002 amounted to $1,165,000, $1,434,000 and $1,521,000, respectively.
      The Sands has, from time to time, contributed certain amounts held in escrow by the CRDA to fund CRDA sponsored projects. During 2004 and 2003, The Sands donated $333,000 and $694,000, respectively, of

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
its escrowed funds to CRDA sponsored projects. No specific refund or future credit has been associated with the 2003 contributions. During 2002, The Sands contributed $925,000 of its escrowed funds to CRDA sponsored projects and received $116,000 in a cash refund. Prior to this, the CRDA had granted The Sands both cash refunds and waivers of certain of its future Deposit obligations in consideration of similar contributions. Other assets aggregating $414,000 and $621,000, respectively, have been recognized at December 31, 2004 and 2003, and are being amortized over a period of ten years commencing with the completion of the projects. Amortization of other assets totaled $207,000, $205,000 and $199,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and are included in depreciation and amortization.
      The Company has agreed to contribute certain of its future investment obligations to the CRDA in connection with the renovation related to the Atlantic City Boardwalk Convention Center. The projected total contribution will amount to $6.9 million, which will be paid through 2011 based on an estimate of certain of the Company’s future CRDA deposit obligations. As of December 31, 2004, the Company had satisfied $2.2 million of this obligation.
      In April 2004, the casino industry, the CRDA and the New Jersey Sports and Exposition Authority agreed to a plan regarding New Jersey video lottery terminals (“VLTs”). Under the plan, casinos will pay a total of $96 million over a period of four years, of which $10 million will fund, through project grants, North Jersey CRDA projects and $86 million will be paid to the New Jersey Sports and Exposition Authority which will then subsidize certain New Jersey horse tracks to increase purses and attract higher-quality races that would allow them to compete with horse tracks in neighboring states. In return, the race tracks and New Jersey have committed to postpone any attempts to install VLTs for at least four years. $52 million of the $86 million would be donated by the CRDA from the casinos’ North Jersey obligations and $34 million would be paid by the casinos directly. It is currently estimated that the Company’s current CRDA deposits for North Jersey projects are sufficient to fund the Company’s proportionate obligations with respect to the $10 million and $52 million commitments. The Company’s proportionate obligation with respect to the $34 million commitment is estimated to be approximately $1.3 million payable over a four year period in annual installments due October 15th ranging from $278,000 to $398,000 per year. The Company’s proportionate obligation with respect to the combined $10 million and $52 million commitment is estimated to be approximately $2.5 million payable over a four year period. The amounts will be charged to operations, on a straight-line basis, through January 1, 2009. The Company made its initial cash payment of $278,000 in satisfaction of this obligation during October 2004.

(8)	Commitments and Contingencies

Legal Proceedings
      We are, from time to time, parties to various legal proceedings arising out of our businesses. We believe, however, that other than the proceedings discussed below, there are no proceedings pending or threatened against us, which, if determined adversely, would have a material adverse effect upon our business financial conditions, results of operations or liquidity.
      Tax appeals on behalf of ACE and the City of Atlantic City challenging the amount of ACE’s real property assessments for tax years 1996 through 2003 are pending before the NJ Tax Court.
      By letter dated January 23, 2004, Sheffield Enterprises, Inc. asserted potential claims against the Company under the Lanham Act for permitting a show entitled The Main Event, to run at The Sands during 2001. Sheffield also asserts certain copyright infringement claims growing out of the Main Event performances. This matter was concluded by a confidential settlement entered in to by the parties in January 2005. Under the settlement, the Company was fully indemnified by Main Event’s insurer for the amount of the stipulated damages. The Company was responsible for payment of its own legal fees, which were not material.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Labor Relations
      The Company has collective bargaining agreements with three unions that represent approximately 804 employees, most of whom are represented by the Hotel, Restaurant Employees and Bartenders International Union, AFL-CIO, Local 54. The collective bargaining agreement with Local 54 was renewed for a five year term in 2004. The collective bargaining agreements with the Carpenters, Local 623 (4.6% of union employees) and Entertainment Workers, Locals 68 and 917 (10.0% of union employees) expire in April and July 2006, respectively. Management considers its labor relations to be good.

(9)	Employee Retirement Savings Plan
      ACE administers and participates in The Sands Retirement Plan, a qualified defined contribution plan for the benefit of all of ACE employees, who satisfy certain eligibility requirements.
      The Sands Retirement Plan is designed and operated to meet the qualification requirements under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and contains a qualified cash-or-deferred arrangement meeting the requirements of section 401(k) of the Code. All employees of ACE, who have completed one year of service, as defined, and who have attained the age of 21, are eligible to participate in the Savings Plan.
      The Sands Retirement Plan provides for an employer matching contribution based upon certain criteria, including levels of participation by The Sands’ employees. The Company incurred matching contributions totaling $441,000, $406,000 and $575,000, respectively, for the years ended December 31, 2004, 2003 and 2002.
      The Company also contributes to multi-employer pension, health and welfare plans for its union employees. For the years ended December 31, 2004, 2003 and 2002, the Company contributed $5,576,000, $5,411,000 and $5,750,000, respectively.

(10)	Disclosures about Fair Value of Financial Instruments
      Disclosure of the estimated fair value of financial instruments is required under FAS No 107, “Disclosure About Fair Value of Financial Instruments.” The fair value estimates are made at discrete points in time based on relevant market information and information about the financial instruments. These estimates may be subjective in nature and involve uncertainties and significant judgment and therefore cannot be determined with precision.
      Cash and cash equivalents are valued at the carrying amount. Such amount approximates the fair value of cash equivalents because of the short maturity of these instruments.
      Obligatory investments are valued at a carrying amount which includes an allowance reflecting the below market interest rate associated with such investments.
      The 3% Notes are valued at the amount paid by American Real Estate Partnerships, L.P. (“AREP”) to purchase the Notes held by Icahn affiliates in January 2005.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      The estimated carrying amounts and fair values of Atlantic Holdings’ financial instruments are as follows (in thousands):

	As of December 31, 2004		As of December 31, 2003

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Financial Assets:
Cash and Cash equivalents	$12,756	$12,756	$16,904	$16,904
Obligatory investments, net	11,647	11,647	10,705	10,705
Financial Liabilities:
Interest payable	883	883	3,092	3,092
11% Notes	—	—	110,000	91,300
3% Notes	66,259	64,452	—	—

(11)	Leases
      The Company leases certain equipment and property under operating leases. Total lease expense was $2.0 million, $2.1 million and $2.5 million for the years ended December 31, 2004, 2003 and 2002, respectively. The following table sets forth the future minimum commitments for operating leases and capital leases having remaining non-cancelable lease terms in excess of one year (in thousands):

	Operating	Capital
	Leases	Leases

2005	$1,967	$286
2006	1,998	286
2007	1,998	188
2008	1,998	—
2009	1,998	—
Thereafter	6,434	—

Total Minimum Lease Payments	$16,393	760

Less imputed interest costs		(80)

Present value of Net Minimum Capital Lease Payments		$680

(12)	Subsequent Events
      On January 21, 2005, American Real Estate Partners, L.P. (“AREP”) and Cyprus LLC (“Cyprus”), an affiliate of Mr. Icahn, entered into a Purchase Agreement, pursuant to which AREP agreed to purchase from Cyprus 4,121,033 shares of GB Holdings and warrants to purchase 1,133,284 shares of common stock of Atlantic Holdings. The warrants were distributed to Cyprus by GB Holdings in connection with the Transaction and will become exercisable upon certain conditions at an exercise price of $.01 per share.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
CONDENSED COMBINED BALANCE SHEETS

	As of	As of
	March 31, 2005	December 31, 2004

	(Restated)
	(Dollars in thousands, except share related data)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$14,929	$12,756
Accounts receivable, net	4,371	5,100
Other current assets	10,016	7,533

Total Current Assets	29,316	25,389

Property and equipment, net	168,237	171,640
Obligatory investments, net	11,830	11,647
Deferred financing costs and other assets	7,557	8,113

Total Other Assets	19,387	19,760

TOTAL ASSETS	$216,940	$216,789

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Line of credit	$4,000	$—
Accounts payable-trade	5,271	6,710
Accrued expenses	8,886	7,428
Accrued payroll and related expenses	7,503	6,818
Accounts payable-related party	588	371
Current portion of capital lease obligation	236	248

Total Current Liabilities	26,484	21,575

Long-Term Liabilities:
Long-term debt, less current portion	66,259	66,259
Capital lease obligations, less current portion	385	432
Other	5,496	4,920

Total Long-Term Liabilities	72,140	71,611

Commitments and Contingencies
Shareholder’s Equity:
Common Stock, $.01 par value share; 20,000,000 shares authorized; 2,882,938 shares outstanding	29	29
Additional paid-in capital	124,083	126,550
Warrants outstanding	43,587	43,587
Accumulated deficit	(49,383)	(46,563)

Total Shareholder’s Equity	118,316	123,603

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$216,940	$216,789

See notes to condensed combined financial statements.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
CONDENSED COMBINED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004

		(Restated)
	(Dollars in thousands, except share related data)
	(Unaudited)
REVENUES:
Casino	$37,341	$38,119
Hotel	2,294	2,288
Food and beverage	4,866	4,990
Other	807	927

Gross revenues	45,308	46,324
Less promotional allowances	(5,343)	(5,334)

Net revenues	39,965	40,990

COSTS AND EXPENSES:
Casino	11,827	12,214
Hotel	703	655
Food and beverage	1,566	2,027
Other	209	203
Selling, general and administrative	22,864	21,016
Depreciation and amortization	4,026	3,567
Provision for obligatory investments	238	368
Gain on sale of assets	(4)	—

Total costs and expenses	41,429	40,050

INCOME (LOSS) FROM OPERATIONS	(1,464)	940

OTHER INCOME (EXPENSE):
Interest income	107	71
Interest expense	(1,193)	(3,190)
Debt restructuring costs	(23)	(710)

Total other expense, net	(1,109)	(3,829)

LOSS BEFORE INCOME TAXES	(2,573)	(2,889)
Provision for income taxes	247	267

NET LOSS	$(2,820)	$(3,156)

Basic/diluted loss per common share	$(0.98)	$(1.09)

Weighted average common shares outstanding	2,882,938	2,882,938

See notes to condensed combined financial statements.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
CONDENSED COMBINED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004

		(Restated)
	(In thousands)
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,820)	$(3,156)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,026	3,567
Provision for obligatory investments	238	368
Gain on sale of assets	(4)	—
Changes in operating assets and liabilities:
Accounts receivable, net	729	76
Other assets	(1,946)	865
Accounts payable and accrued expenses	704	(4,584)
Other liabilities	576	71

Net cash provided by (used in) operating activities	1,503	(2,793)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(571)	(2,118)
Purchase of obligatory investments	(553)	(517)
Cash proceeds from sale of property and equipment	4	—
Cash proceeds from sale of obligatory investments	132	9

Net cash used in investing activities	(988)	(2,626)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing on line of credit	4,000	—
Debt Issuance Cost	(33)	—
Related party payables	217	4,100
Payments on capital lease obligation	(59)	—
Return of capital of GB Holdings, Inc.	(2,467)	—

Net cash provided by financing activities	1,658	4,100

Net increase (decrease) in cash and cash equivalents	2,173	(1,319)
Cash and cash equivalents — beginning of period	12,756	16,904

Cash and cash equivalents — end of period	$14,929	$15,585

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$89	$6,050

Cash paid for income taxes	$88	$88

Interest capitalized	$2	$28

See notes to condensed combined financial statements.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.	Organization, Business and Basis of Presentation
      Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Holdings” or the “Company”) is a Delaware corporation formed in October 2003 and was a wholly-owned subsidiary of Greate Bay Hotel and Casino, Inc. (“GBHC”), which was a wholly-owned subsidiary of GB Holdings, Inc. (“GB Holdings”). Until July 22, 2004, GBHC was the owner and operator of The Sands Hotel and Casino in Atlantic City, New Jersey (“The Sands”). ACE Gaming LLC (“ACE”), a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic Holdings, was formed in November 2003. ACE is a single member LLC with Atlantic Holdings as its sole member. In connection with a transaction (the “Transaction”) which was consummated in July of 2004, substantially all of the assets of GB Holdings, including The Sands, and certain subsidiaries were transferred to Atlantic Holdings and subsequently to ACE. Each of Atlantic Holdings and GB Holdings are controlled by affiliates of Carl C. Ichan.

Basis of Presentation
      The condensed combined financial statements were prepared following the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain notes or other financial information that are normally required by GAAP (U.S. generally accepted accounting principles) can be condensed or omitted. These condensed combined financial statements should be read in conjunction with the combined financial statements and notes thereto included in the Company’s annual report on Form 10-K/ A for the year ended December 31, 2004.
      Because GB Holdings controlled the operations and business of the Company prior to the Transaction and the Company and GB Holdings remain under common control for accounting purposes after the Transaction, the accompanying combined financial statements have been prepared as a reorganization of businesses under common control in a manner similar to a pooling-of-interests. Accordingly, the assets and liabilities transferred to the Company have been recognized at historical amounts. The transfer of assets has been accounted for as an exchange of net assets between entities under common control, whereby the entity receiving the assets shall initially recognize the assets and liabilities transferred at their historical carrying amount in the accounts of the transferring entity at the date of transfer. No gain or loss was recorded relating to the transfer. The combined financial statements for the three month period ended March 31, 2004 present the results of the Company and its subsidiary as if the Company had been in existence throughout the period from January 1, 2004 to March 31, 2004 and as if the prior operations were transferred to the Company from GB Holdings as of the earliest date presented.
      In preparing the combined financial statements, the assets and liabilities, revenues and expenses of the operations prior to the Transaction are reflected in the accompanying combined financial statements. All significant intercompany transactions and balances have been eliminated in combination.
      In management’s opinion, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the condensed combined financial position as of March 31, 2005 and the condensed

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
combined results of operations for the three months ended March 31, 2005 and 2004 have been made. The results set forth in the condensed combined statement of operations for the three months ended March 31, 2005 are not necessarily indicative of the results to be expected for the full year.

Note 2.	Restatement
      Because GB Holdings controlled the operations and business prior to the Transaction and the Company and GB Holdings remain under common control for accounting purposes after the Transaction, the Company restated its financial statements to present such statements on a combined basis similar to a pooling-of-interests as of December 31, 2003 and for the three month period ended March 31, 2004. The combined financial statements for the three month period ended March 31, 2004 have been restated to present the results of Atlantic Holdings and subsidiary as if the Company had been in existence throughout the period from January 1, 2004 to March 31, 2004 and as if the prior operations were transferred to the Company as of the earliest date presented.
      All amounts presented in the combined statements of operations and cash flows for the three months ended March 31, 2004 have been restated, there was no information previously presented for that period.

Note 3.	Transactions with Related Parties
      The Company has entered into an intercompany services arrangement with American Casino & Entertainment Properties LLC (“ACEP”), which is controlled by affiliates of Mr. Icahn, whereby ACEP provides management and consulting services. The Company is billed based upon an allocation of salaries plus an overhead charge of 15% of the salary allocation plus reimbursement of reasonable out-of-pocket expenses. For the three months ended March 31, 2005 and 2004, the Company was billed approximately $136,000 and $106,000, respectively.
      The Company has entered into an agreement with XO Communications, Inc., a long-distance phone carrier an entity affiliated with Mr. Icahn. Payments for such charges incurred for the three months ended March 31, 2005 and 2004 amounted to $40,000 and $56,000, respectively. The agreement is currently continuing on a monthly basis.
      In connection with the Transaction, GB Holdings, Atlantic Holdings and ACE entered into a Contribution Agreement, pursuant to which Atlantic Holdings paid approximately $2.5 million to GB Holdings for the three months ended March 31, 2005, of which approximately $2.4 million was for interest on the 11% Notes due 2005 which were not previously exchanged for 3% Notes due 2008, issued by Atlantic Holdings and guaranteed by ACE. Additionally, the Company agreed to pay to GB Holdings an amount equal to GB Holdings’ normal, ordinary course operating expenses (including legal and accounting costs, directors’ and officers’ insurance premiums, and fees for SEC filings) not to exceed in the aggregate $250,000 in any twelve month period, subject to a number of conditions.
      As of March 31, 2005 and December 31, 2004, the Company owed approximately $588,000 and $371,000, respectively, from related parties. This payable is primarily related to the intercompany services arrangement with ACEP.

Note 4.	Line of Credit
      On November 12, 2004, the Company entered into a Loan and Security Agreement (the “Loan Agreement”), by and among Atlantic Holdings, as borrower, ACE, as guarantor, and Fortress Credit Corp., as lender, and certain related ancillary documents, pursuant to which Fortress agreed to make available to Atlantic Holdings a senior secured revolving credit line providing for working capital loans of up to $10 million to be used for working capital purposes in the operation of The Sands.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
      All borrowings under the Loan Agreement are payable in full by no later than the day immediately prior to the one-year anniversary of the Loan Agreement, or any earlier date on which the borrowings are required to be paid in full, by acceleration or otherwise, pursuant to the Loan Agreement.
      The borrower and guarantor on the Loan Agreement are required to maintain certain financial covenants. As of March 31, 2005, the Company had outstanding borrowings of $4.0 million under the Loan Agreement and was in compliance with these covenants.

Note 5.	Commitments and Contingencies
Legal Proceedings
      Tax appeals challenging the amount of ACE’s real property assessments for tax years 1996 through 2004 are pending before the New Jersey Tax Court. A trial in this matter commenced on May 3, 2005.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF
AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
      The unaudited pro forma condensed consolidated financial statement information set forth below is presented to reflect the pro forma effects of the following transactions as if they occurred on the dates indicated as discussed below:

(i) The Acquisitions; and

(ii) The issuance of $480.0 million of Senior Notes due 2013 at an interest rate of 7 1/8% per annum in February 2005.
      The Acquisitions will be accounted for as a combination of entities under common control and are recorded at the historical basis of the entities as of the date acquired by AREP. AREP will prepare restated financial statements to include the historical financial position and results of operations up to the date of the Acquisitions for periods that the entities were under common control. The unaudited condensed historical combined balance sheet at March 31, 2005 included herein includes the combination of NEG Holding, GB Holdings and Panaco, which presentation AREP anticipates will be materially consistent with AREP’s presentation of its actual consolidated balance sheet after the consummation of the Acquisitions.
      The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Acquisitions had occurred on March 31, 2005. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 gives effect to the unaudited pro forma adjustments necessary to account for the Acquisitions.
      The unaudited pro forma condensed historical combined statements of earnings for each of the years ended December 31, 2004, 2003 and 2002 (1) combine the historical consolidated statements of earnings of NEG Holding and GB Holdings for each such year, which financial statements are included elsewhere in this Form 8-K/A, and (2) reflect the combination of such companies during a period of common control, which presentation AREP anticipates will be materially consistent with AREP’s presentation of restated consolidated statements of earnings after the consummation of the Acquisitions.
      The unaudited pro forma condensed consolidated statements of earnings for the three months ended March 31, 2005 (1) combine the historical consolidated statements of earnings of NEG Holding, GB Holdings and Panaco for the three months ended March 31, 2005 which financial statements are included elsewhere in this prospectus, and (2) reflect the combination of such companies during a period of common control, which presentation AREP anticipates will be materially consistent with AREP’s presentation of restated consolidated statements of earnings after the consummation of the Acquisitions.
      The unaudited pro forma condensed consolidated financial statement information is based on, and should be read together with (1) AREP’s consolidated financial statements as of March 31, 2005 (unaudited) and for the three months ended March 31, 2005 and 2004 (unaudited) and for the years ended December 31, 2004, 2003 and 2002, (2) AREP’s supplemental consolidated financial statements filed on Form 8-K dated June 3, 2005, giving effect to the acquisition of TransTexas on April 6, 2005 for $180.0 million of cash, (3) the consolidated financial statements as of March 31, 2005 (unaudited) and for the three months ended March 31, 2005 and 2004 (unaudited) and for the years ended December 31, 2004, 2003 and 2002 of each of NEG Holding and GB Holdings, and (4) the financial statements as of December 31, 2004 and for the three months ended March 31, 2005 and 2004 (unaudited) and for the year ended December 31, 2004 of Panaco.

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2005

	Historical(1)
							Pro Forma	Pro Forma
	AREP	NEG		GB	Intercompany	Historical	Adjustments	Intercompany
	(Supplemental)(2)	Holding	Panaco	Holdings	Adjustments	Combined	Acquisitions(1)(2)	Adjustments(3)	Pro Forma

	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$1,250,074	$10,999	$9,721	$14,929	$	$1,285,723	$(180,000)	$	$1,105,723
Investment in U.S. Government and Agency obligations	68,894					68,894			68,894
Marketable equity and debt securities	68,497					68,497			68,497
Due from brokers	147,223					147,223			147,223
Restricted cash	28,537					28,537			28,537
Receivables and other assets	52,567	19,992	25,642	16,421	(11,549)	103,073			103,073
Real estate leased to others under the financing method	3,740					3,740			3,740
Properties held for sale	33,995					33,995			33,995
Current portion of investment in debt securities of affiliates	5,429				(5,429)	—			—
Current portion of deferred tax asset	2,685		3,567			6,252			6,252

Total current assets	1,661,641	30,991	38,930	31,350	(16,978)	1,745,934	(180,000)	—	1,565,934
Investment in U.S. Government and Agency obligations	5,533					5,533			5,533
Other investments	244,602					244,602	466,000	(466,000)	244,602
Land and construction-in- progress	106,000					106,000			106,000
Real estate leased to others:
Accounted for under the financing method	75,949					75,949			75,949
Accounted for under the operating method, net	51,127					51,127			51,127
Oil and gas properties, net	180,241	245,216	96,319			521,776			521,776
Hotel, casino and resort operating properties, net:
Hotel and Casino	288,890			168,237		457,127			457,127
Hotel and resorts	46,041					46,041			46,041
Deferred finance costs and other assets	24,831	4,052	19,632	17,467		65,982			65,982
Long-term portion of investment in debt securities of affiliates	91,864				(91,864)	—			—
Investment in NEG Holding LLC	97,693				(97,693)	—			—
Equity interest in GB Holdings, Inc.	9,138				(9,138)	—			—
Equity investment	—	2,170				2,170			2,170
Deferred tax asset	52,147		21,340			73,487			73,487

Total	$2,935,697	$282,429	$176,221	$217,054	$(215,673)	$3,395,728	$286,000	$(466,000)	$3,215,728

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — (Continued)

	Historical(1)
								Pro Forma	Pro Forma
	AREP	NEG			GB	Intercompany	Historical	Adjustments	Intercompany
	(Supplemental)(2)	Holding	Panaco		Holdings	Adjustments	Combined	Acquisitions(1)(2)	Adjustments(3)	Pro Forma

	(In thousands)
LIABILITIES AND PARTNERS’/ SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of mortgages payable	$4,205	$	$		$	$	$4,205	$	$	$4,205
Mortgages on properties held for sale	20,372						20,372			20,372
Due to affiliate	10,000					(10,000)	—			—
Line of credit	—				4,000		4,000			4,000
Current portion note payable	—				43,741		43,741			43,741
Current portion of long-term debt	—			5,429		(5,429)	—			—
Accounts payable and other liabilities	96,814	35,699		15,029	22,500	(207)	169,835			169,835
Securities sold not yet purchased	83,750						83,750			83,750

Total current liabilities	215,141	35,699		20,458	70,241	(15,636)	325,903	—	—	325,903

Other liabilities	28,133	13,782		2,258	5,881	(1,342)	48,712			48,712
Mortgages payable:
Real estate leased to others	55,614						55,614			55,614
Senior secured notes payable and credit facility	215,000						215,000			215,000
Senior unsecured notes payable, net	350,679						350,679			350,679
Senior unsecured notes payable	480,000						480,000			480,000
Long-term debt, net of current portion	—	66,834		31,214	66,259	(95,138)	69,169			69,169
Asset retirement obligation	3,999	3,116		33,600			40,715			40,715
Preferred limited partnership units	108,006						108,006			108,006

Total long-term liabilities	1,241,431	83,732		67,072	72,140	(96,480)	1,367,895	—	—	1,367,895

Warrants in Atlantic Coast Entertainment Holdings, Inc.	—				43,587	(43,587)	—			—

Commitments and contingencies
Minority interests	—					16,808	16,808			16,808
Partners’/Shareholders Equity	’
Limited partners equity	1,383,913						1,383,913	466,000	(6,773)	1,843,140
General partner equity	107,133						107,133		(433,230)	(326,097)
Treasury units at cost	(11,921)						(11,921)			(11,921)
Shareholders’ equity	—	162,998		88,691	31,086	(76,778)	205,997	(180,000)	(25,997)	—

Partners’/ Shareholders’ equity	1,479,125	162,998		88,691	31,086	(76,778)	1,685,122	286,000	(466,000)	1,505,122

Total	$2,935,697	$282,429		$176,221	$217,054	$(215,673)	$3,395,728	$286,000	$(466,000)	$3,215,728

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
Three Months Ended March 31, 2005

	Historical(1)

	AREP	NEG			GB	Intercompany	Historical	Debt
	(Supplemental)(2)	Holding	Panaco		Holdings	Adjustments	Combined	Offering(5)	Pro Forma

	(In thousands, except unit and per unit data)
Revenues:
Hotel and casino operating income	$82,838	$	$		$39,965	$(136)	$122,667	$	$122,667
Land, house and condominium sales	8,279						8,279		8,279
Interest income on financing leases	1,966						1,966		1,966
Interest income on U.S. Government and Agency obligations and other investments	12,902			132	107	(602)	12,539		12,539
Rental income	2,035						2,035		2,035
Hotel and resort operating income	5,563						5,563		5,563
Oil and gas operating income	15,422	25,490		12,707			53,619		53,619
Accretion of investment in NEG Holding LLC	9,893					(9,893)	—		—
NEG management fee	2,108					(2,108)	—		—
Dividend and other income	4,206						4,206		4,206
Equity in losses of equity method investees	(986)					986	—		—

	144,226	25,490		12,839	40,072	(11,753)	210,874	—	210,874

Expenses:
Hotel and casino operating expenses	57,624				37,468	(304)	94,788		94,788
Cost of land, house and condominium sales	7,047						7,047		7,047
Hotel and resort operating expenses	5,405						5,405		5,405
Oil and gas operating expenses	2,866	6,449		5,551		(2,108)	12,758		12,758
Interest expense	19,265	916		604	2,451	(1,074)	22,162	3,575	25,737
Depreciation, depletion and amortization	16,167	6,688		4,842	4,026		31,723		31,723
General and administrative expenses	7,610						7,610		7,610
Property expenses	952						952		952

	116,936	14,053		10,997	43,945	(3,486)	182,445	3,575	186,020

Operating income (loss)	27,290	11,437		1,842	(3,873)	(8,267)	28,429	(3,575)	24,854
Other gains and (losses):
Other losses	(180)						(180)		(180)
Unrealized gains on securities sold short	21,704						21,704		21,704
Gain on sales and disposition of real estate and other assets	186				4		190		190
Debt restructuring/ reorganization costs	—				(24)		(24)		(24)
Change in fair value of derivative contracts	(9,813)	(22,620)		(6,336)			(38,769)		(38,769)
Minority interest	—					932	932		932

Income (loss) from continuing operations before income taxes	39,187	(11,183)		(4,494)	(3,893)	(7,335)	12,282	(3,575)	8,707
Income tax (expense) benefit	(4,782)			1,624	(247)		(3,405)		(3,405)

Income (loss) from continuing operations	$34,405	$(11,183)		$(2,870)	$(4,140)	$(7,335)	$8,877	$(3,575)	$5,302

Income from continuing operations attributable to:
Limited partners	$38,940								$10,416
General partner	(4,535)								(5,114)

	$34,405								$5,302

Income from continuing operations per LP unit:
Basic earnings:
Income from continuing operations per LP unit	$0.84								$0.17

Weighted average units outstanding	46,098,284								62,167,250

Diluted earnings:
Income from continuing operations per LP unit	$0.81								$0.17

Weighted average units and equivalent partnership units outstanding	49,857,622								62,167,250

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS — (Continued)

						Other Pro Forma Adjustments

							Panaco
	Historical(1)						Intercompany
							and
	AREP	NEG	GB	Intercompany	Historical		Bankruptcy	Debt	Prior Debt
	(Supplemental)(2)	Holding	Holdings	Adjustments	Combined	Panaco(1)	Adjustment(4)	Offering(5)	Offering(6)	Pro Forma

	(In thousands, except unit and per unit data)
Income (loss) from continuing operations before income taxes	98,697	29,122	(11,836)	(25,280)	90,703	61,721	(54,046)	(35,263)	(12,285)	50,830
Income tax (expense) benefit	(17,326)		(986)		(18,312)	22,877				4,565

Income (loss) from continuing operations	$81,371	$29,122	$(12,822)	$(25,280)	$72,391	$84,598	$(54,046)	$(35,263)	$(12,285)	$55,395

Income from continuing operations attributable to:
Limited partners	$71,456									$45,997
General partner	9,915									9,398

	$81,371									$55,395

Income from continuing operations per LP unit:
Basic earnings:
Income from continuing operations per LP unit	$1.55									$0.74

Weighted average units outstanding	46,098,284									62,167,250

Diluted earnings:
Income from continuing operations per LP unit	$1.48									$0.74

Weighted average units and equivalent partnership units outstanding	51,542,312									62,167,250

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
Year Ended December 31, 2004

						Other Pro Forma Adjustments

								Panaco
	Historical(1)							Intercompany
								and
	AREP	NEG	GB	Intercompany	Historical			Bankruptcy	Debt	Prior Debt
	(Supplemental)(2)	Holding	Holdings	Adjustments	Combined	Panaco(1)		Adjustment(4)	Offering(5)	Offering(6)	Pro Forma

	(In thousands, except unit and per unit data)
Revenues:
Hotel and casino operating income	$299,981	$	$171,243	$(359)	$470,865	$		$	$	$	$470,865
Land, house and condominium sales	26,591				26,591						26,591
Interest income on financing leases	9,880				9,880						9,880
Interest income on U.S. Government and Agency obligations and other investments	44,376	449	422	(156)	45,091		684	(684)			45,091
Rental income	7,916				7,916						7,916
Hotel and resort operating income	16,211				16,211						16,211
Accretion of investment in NEG Holding LLC	34,432			(34,432)	—						—
NEG management fee	6,887			(6,887)	—						—
Dividend and other income	3,616				3,616		48				3,664
Equity in losses of equity method investees	(2,113)	(519)		2,113	(519)						(519)
Oil and gas operating income	58,419	78,727			137,146		51,234				188,380

	506,196	78,657	171,665	(39,721)	716,797		51,966	(684)	—	—	768,079

Expenses:
Hotel and casino operating expenses	227,603		154,252	(639)	381,216						381,216
Cost of land, house and condominium sales	18,486				18,486						18,486
Hotel and resort operating expenses	12,730				12,730						12,730
Interest expense	49,669	2,716	11,115	(4,754)	58,746		2,517	(2,321)	35,263	12,285	106,490
Depreciation, depletion and amortization	68,291	21,647	14,898		104,836		25,965				130,801
General and administrative expenses	20,952				20,952						20,952
Property expenses	4,340				4,340						4,340
Oil and gas operating expenses	13,816	25,172		(6,162)	32,826		18,095	(725)			50,196
Provision for loss on real estate	3,150				3,150						3,150

	419,037	49,535	180,265	(11,555)	637,282		46,577	(3,046)	35,263	12,285	728,361

Operating income (loss)	87,159	29,122	(8,600)	(28,166)	79,515		5,389	2,362	(35,263)	(12,285)	39,718
Other gains and (losses):
Gain on sale of other assets	1,680				1,680						1,680
Gain on sale of marketable equity and debt securities and other investments	40,159				40,159						40,159
Unrealized losses on securities sold short	(23,619)				(23,619)						(23,619)
Impairment loss on equity interest in GB Holdings, Inc.	(15,600)				(15,600)						(15,600)
Gain on retirement/ restructuring of debt	—				—		51,268	(51,268)			—
Gain on restructuring of payables	—				—		12,495	(12,495)			—
Gain (loss) on sale and disposition of real estate and other assets	5,262		(152)		5,110		(76)				5,034
Severance tax refund	4,468				4,468						4,468
Debt restructuring/ reorganization costs	—		(3,084)		(3,084)		(7,355)	7,355			(3,084)
Minority interest	(812)			2,886	2,074						2,074

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
Year Ended December 31, 2003

	Historical(1)

	AREP	NEG		Intercompany	Historical
	(Supplemental)(2)	Holding	GB Holdings	Adjustments	Combined

	(In $000’s)
Revenues:
Hotel and casino operating income	$262,811	$	$167,749	$(191)	$430,369
Land, house and condominium sales	13,265				13,265
Interest income on financing leases	13,115				13,115
Interest income on U.S. Government and Agency					—
obligations and other investments	22,592	587	627	(115)	23,691
Rental income	7,092				7,092
Hotel and resort operating income	12,376				12,376
Accretion of investment in NEG Holding LLC	30,142			(30,142)	—
NEG management fee	6,629			(6,629)	—
Dividend and other income	3,211	125			3,336
Equity in losses of equity method investees	(3,466)	(102)		3,466	(102)
Oil and gas operating income	20,899	77,606			98,505

	388,666	78,216	168,376	(33,611)	601,647

Expenses:
Hotel and casino operating expenses	216,857		156,556	(191)	373,222
Cost of land, house and condominium sales	9,129				9,129
Hotel and resort operating expenses	8,773				8,773
Interest expense	27,057	1,538	12,581	(7,147)	34,029
Depreciation, depletion and amortization	40,571	23,686	14,123		78,380
General and administrative expenses	14,081				14,081
Property expenses	4,472				4,472
Oil and gas operating expenses	5,028	23,080		(6,629)	21,479
Provision for loss on real estate	750				750

	326,718	48,304	183,260	(13,967)	544,315

Operating income (loss)	61,948	29,912	(14,884)	(19,644)	57,332
Other gains and (losses):
Gain (loss) on sale of marketable equity and debt securities and other investments	2,607	(954)			1,653
Loss on sale of other assets	(1,503)		(28)		(1,531)
Write-down of equity securities available for sale	(19,759)				(19,759)
Gain on sale and disposition of real estate	7,121				7,121
Debt restructuring/reorganization costs	—		(1,843)		(1,843)
Minority interest	(1,266)			3,987	2,721

Income (loss) from continuing operations before income taxes	49,148	28,958	(16,755)	(15,657)	45,694
Income tax benefit (expense)	16,750		(958)		15,792

Income (loss) from continuing operations	$65,898	$28,958	$(17,713)	$(15,657)	$61,486

Income from continuing operations attributable to:
Limited partners	$48,573				$44,249
General partner	17,325				17,237

	$65,898				$61,486

Income from continuing operations per LP unit:
Basic earnings:
Income from continuing operations per LP unit	$1.00				$0.72

Weighted average units outstanding	46,098,284				57,856,905

Diluted earnings:
Income from continuing operations per LP unit	$0.94				$0.70

Weighted average units and equivalent partnership units outstanding	54,489,943				66,248,564

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
Year Ended December 31, 2002

	Historical(1)

					Intercompany	Historical
	AREP	NEG Holding		GB Holdings	Adjustments	Combined

	(In thousands)
Revenues:
Hotel and casino operating income	$250,023	$		$$189,917	$(28)	439,912
Land, house and condominium sales	76,024					76,024
Interest income on financing leases	14,722					14,722
Interest income on U.S. Government and Agency obligations and other investments	30,569		1,791	1,067	(546)	32,881
Rental income	6,852					6,852
Hotel and resort operating income	12,921					12,921
Accretion of investment in NEG Holding LLC	32,879				(32,879)	—
NEG management fee	7,637				(7,637)	—
Dividend and other income	2,720		175			2,895
Equity in earnings of equity method investees	305				(305)	—
Oil and gas operating income	—		35,901			35,901

	434,652		37,867	190,984	(41,395)	622,108

Expenses:
Hotel and casino operating expenses	217,938			170,567	(28)	388,477
Cost of land, house and condominium sales	54,640					54,640
Hotel and resort operating expenses	10,536					10,536
Interest expense	27,297		96	12,195	(7,578)	32,010
Depreciation, depletion and amortization	23,646		15,509	13,292		52,447
General and administrative expenses	14,134					14,134
Property expenses	3,862					3,862
Oil and gas operating expenses	—		16,556		(7,637)	8,919
Provision for loss on real estate	3,212					3,212
Loss on impairment of fixed assets	—			1,282		1,282

	355,265		32,161	197,336	(15,243)	569,519

Operating income(loss)	79,387		5,706	(6,352)	(26,152)	52,589
Other gains and (losses):
Gain on sale of marketable equity and debt securities and other investments	—		8,712			8,712
Loss on sale of other assets	(353)			(185)		(538)
Write-down of equity securities available for sale	(8,476)					(8,476)
Gain on sale and disposition of real estate	8,990					8,990
Unrealized loss on financial instruments/short sale	—		(347)			(347)
Loss on limited partnership interests	(3,750)					(3,750)
Dividend expense	—		(145)			(145)
Minority interest	(1,943)				1,648	(295)

Income(loss) from continuing operations before income taxes	73,855		13,926	(6,537)	(24,504)	56,740
Income tax expense	(10,096)			(784)		(10,880)

Income(loss) from continuing operations	$63,759		$13,926	$(7,321)	$(24,504)	$45,860

Income(loss) from continuing operations attributable to:
Limited partners	$56,369					$38,826
General partner	7,390					7,034

	$63,759					$45,860

Income(loss) from continuing operations per LP unit:
Basic earnings:
Income from continuing operations	$1.12					$0.59

Weighted average units outstanding	46,098,284					57,856,905

Diluted earnings:
Income(loss) from continuing operations per LP unit	$1.00					$0.57

Weighted average units and equivalent partnership units outstanding	56,466,698					68,225,319

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENT INFORMATION
(1) Gives effect to the following pending transactions:
      We have entered into purchase agreements with affiliates of Mr. Icahn to acquire the following:

•	The membership interest in NEG Holding for 11,344,828 Depositary Units valued at $329.0 million.

•	100% of the equity of Panaco for 4,310,345 Depositary Units valued at $125.0 million.

•	Approximately 41.2% of the outstanding common stock of GB Holdings and approximately 11.3% of the fully diluted common stock of Atlantic Holdings for 413,793 Depositary Units valued at $12.0 million, plus 206,897 units valued at $6.0 million if certain earnings targets are met during 2005 and 2006.
      The Acquisitions will be accounted for as a combination of entities under common control and are recorded at the historical basis of the entities being acquired as of and for the periods for which the entities were under common control.
      Although Panaco emerged from bankruptcy on November 16, 2004, the six weeks of operations during this period were not material. For purposes of the pro forma financial statements, the acquisition of Panaco was considered effective as of December 31, 2004.
      None of the pending Acquisitions is conditioned upon the closing of the others. We may not complete all or any of the pending Acquisitions. For purposes of the pro forma presentations, we have assumed the closing of all pending Acquisitions.
      The intercompany adjustments reflect the elimination of intercompany amounts necessary to prepare consolidated financial statements. These adjustments are summarized as follows:

(a)	Pro Forma Condensed Consolidated Balance Sheet at March 31, 2005

•	The elimination of AREP’s $97.7 million investment in NEG Holding, since NEG Holding is now consolidated.

•	The elimination of AREP’s $9.1 million equity interest in GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $63.9 million investment in the Atlantic Holdings 3% Notes due 2008 or the Atlantic Holdings Notes, and the elimination of the corresponding debt of Atlantic Holdings.

•	The elimination of $2.2 million of deferred consent fees for both AREP and GB Holdings related to AREP’s consent, in July 2004, to an exchange of GB Holdings 11% notes due 2005 for the Atlantic Holdings Notes.

•	The elimination of AREP’s share of warrants in Atlantic Holdings, valued at $33.8 million. The warrants owned by AREP after the Acquisitions represent approximately 77.5% of the outstanding warrants. The remaining approximate 22.5% of the warrants in Atlantic Holdings, valued at $9.8 million, have been reclassified to minority interests.

•	The recording of the minority interest in GB Holdings of $7.0 million.

•	The elimination of AREP’s $36.6 million investment in the outstanding term loans of Panaco, Inc., or the Panaco Debt, plus accrued interest and the elimination of the corresponding debt of Panaco.

•	The elimination of a $10.0 million receivable/payable between AREP and Panaco.

(b)	Pro Forma Condensed Consolidated Statement of Earnings for the Three Months Ended March 31, 2005

•	The elimination of AREP’s $9.9 million accretion of investment in NEG Holding, since NEG Holding is now consolidated.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENT INFORMATION — (Continued)

•	The elimination of AREP’s $1.0 million equity in losses of GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $2.1 million management fee from NEG Holding, since NEG Holding is now consolidated.

•	The elimination of a $0.1 million administrative charge between ACEP and GB Holdings.

•	The elimination of $0.2 million of amortization of deferred consent fees between AREP and GB Holdings.

•	The elimination of $0.5 million of related party interest expense paid by GB Holdings to Mr. Icahn and affiliates.

•	The recording of a credit to minority interest expense on GB Holdings of $0.9 million.

•	The elimination of $0.6 million of interest expense/income recorded by Panaco/ AREP on the term loans of Panaco.

(c)	Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended December 31, 2004

•	The elimination of AREP’s $34.4 million accretion of investment in NEG Holding, since NEG Holding is now consolidated.

•	The elimination of AREP’s $2.1 million equity in losses of GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $6.2 million management fee from NEG Holding, since NEG Holding is now consolidated.

•	The elimination of a $0.3 million administrative charge between ACEP and GB Holdings.

•	The elimination of $0.3 million of amortization of deferred consent fees between AREP and GB Holdings.

•	The elimination of $4.8 million of related party interest expense paid by GB Holdings to Mr. Icahn and affiliates.

•	The recording of a credit to minority interest expense on GB Holdings of $2.9 million.

(d)	Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended December 31, 2003

•	The elimination of AREP’s $30.1 million accretion of investment in NEG Holding, since NEG Holding is now consolidated.

•	The elimination of AREP’s $3.5 million equity in losses of GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $6.6 million management fee from NEG Holding, since NEG Holding is now consolidated.

•	The elimination of a $0.2 million administrative charge between ACEP, a consolidated subsidiary of AREP and GB Holdings.

•	The elimination of $0.1 million of interest income and expense between NEG Holding and NEG, Inc., a consolidated subsidiary of AREP.

•	The elimination of $7.0 million of related party interest expense paid by GB Holdings to Mr. Icahn and affiliates.

•	The recording of a credit to minority interest expense on GB Holdings of $4.0 million, representing 22.5% of the loss of GB Holdings.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENT INFORMATION — (Continued)
(e) Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended December 31, 2002

•	The elimination of AREP’s $32.9 million accretion of investment in NEG Holding, since NEG Holding is now consolidated.

•	The elimination of AREP’s $0.3 million equity in earnings of GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $7.6 million management fee from NEG Holding, since NEG Holding is now consolidated.

•	The elimination of $0.5 million of interest income and expense between NEG Holding and NEG.

•	The elimination of $7.0 million of related party interest expense paid by GB Holdings to Mr. Icahn and affiliates.

•	The recording of a debit to minority interest on GB Holdings of $2.9 million, representing 22.5% of the loss of GB Holdings.
(2) Gives effect to the following completed transaction:
      On April 6, 2005, we purchased from affiliates of Mr. Icahn 100% of the equity of TransTexas for $180.0 million in cash. The acquisition was accounted for as a combination of entities under common control and the supplemental consolidated financial statements for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003 give effect to the inclusion of the results of TransTexas since August 28, 2003, the date it emerged from bankruptcy. The supplemental consolidated financial statements are included on Form 8-K/A filed June 3, 2005.
(3) The pro forma intercompany adjustments also reflect the elimination of intercompany amounts necessary to prepare consolidated financial statements. These adjustments are summarized as follows:

Pro Forma Condensed Consolidated Balance Sheet at March 31, 2005

•	The elimination of AREP’s $466 million pro forma investment in the Acquisitions.

•	The allocation of the change in equity as a result of the transaction between the general partner and the limited partners.
(4) Reflects the following adjustments for Panaco:

•	The reduction of interest expense and interest income that results from the effect of its bankruptcy.

•	The elimination of related party interest expense following emergence from bankruptcy in November 2004.

•	The elimination of $0.7 million management fee paid to AREP, following emergence from bankruptcy.

•	The elimination of $51.3 million of gain on retirement/restructuring of debt, $12.5 million gain on restructuring of payables and $7.4 million debt restructuring/reorganization costs related to the emergence from bankruptcy.
(5) Reflects interest expense related to the issuance of $480.0 million of Senior Notes.
(6) Reflects interest expense and amortization of costs from the beginning of the period presented, (January 1), related to the issuance of notes from prior debt offerings. The prior debt offerings consisted of 7.85% senior secured notes due 2012 in the principal amount of $215.0 million, issued by American Casino & Entertainment Properties LLC and American Casino & Entertainment Properties Finance Corp in January 2004, and 8 1/8% senior notes due 2012 in the principal amount of $353.0 million issued by AREP and AREP Finance in May 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P. (Registrant)

	By:	American Property Investors, Inc. General Partner

		By:	/s/ John P. Saldarelli

John P. Saldarelli Vice President, Chief Financial Officer, Secretary and Treasurer

Date: September 15, 2005